16035269 IN THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF TEXAS DALLAS DIVISION In re: ERICKSON INCORPORATED, et al., Debtors. § § § § § Chapter 11 Case No. 16-34393-hdh (Jointly Administered) ______________________________________________________________________________ SECOND AMENDED DISCLOSURE STATEMENT IN SUPPORT OF THE SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ERICKSON INCORPORATED, ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE ______________________________________________________________________________ Kenric D. Kattner State Bar No. 11108400 Kourtney Lyda State Bar No. 24013330 HAYNES AND BOONE, LLP 1221 McKinney Street, Suite 2100 Houston, TX 77010 Telephone: 713.547.2000 Facsimile: 713.547.2600 Email: kenric.kattner@haynesboone.com Email: kourtney.lyda@haynesboone.com ATTORNEYS FOR DEBTORS Ian T. Peck State Bar No. 24013306 David L. Staab State Bar No. 24093194 HAYNES AND BOONE, LLP 2323 Victory Avenue, Suite 700 Dallas, TX 75219 Telephone: 214.651.5000 Facsimile: 214.651.5940 Email: ian.peck@haynesboone.com Email: david.staab@haynesboone.com Dated: February 3, 2017

i TABLE OF CONTENTS ARTICLE I. INTRODUCTION ............................................................................................................................1 A. Summary of Plan .........................................................................................................................1 B. Filing of the Debtors’ Chapter 11 Cases .....................................................................................4 C. Purpose of Disclosure Statement.................................................................................................4 D. Hearing on Approval of the Disclosure Statement .....................................................................5 E. Hearing on Confirmation of the Plan .........................................................................................5 F. Disclaimers ..................................................................................................................................5 ARTICLE II. EXPLANATION OF CHAPTER 11 ...............................................................................................7 A. Overview of Chapter 11 ..............................................................................................................7 B. Chapter 11 Plan ..........................................................................................................................7 ARTICLE III. VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS ....................................8 A. Ballots and Voting Deadline ........................................................................................................8 B. Voting Procedures for Existing Second Lien Secured Claims ....................................................9 1. Beneficial Holder who is also a Record Holder ..................................................................9 2. Nominees .............................................................................................................................9 3. Beneficial Holder who holds in “Street Name” through a Nominee ................................ 10 4. Beneficial Holder who holds in “Street Name” through multiple Nominees ........................................................................................................................... 10 C. Holders of Claims Entitled to Vote ........................................................................................... 11 D. Definition of Impairment .......................................................................................................... 11 E. Classes Impaired or Unimpaired Under the Plan..................................................................... 12 F. Information on Voting and Vote Tabulations........................................................................... 12 1. Transmission of Ballots to Holders of Claims and Interests ............................................ 12 2. Ballot Tabulation Procedures ........................................................................................... 13 3. Execution of Ballots by Representatives ........................................................................... 15 4. Waivers of Defects and Other Irregularities Regarding Ballots ...................................... 16 5. Withdrawal of Ballots and Revocation ............................................................................. 16 G. Confirmation of Plan ................................................................................................................ 16 1. Solicitation of Acceptances ............................................................................................... 16 2. Requirements for Confirmation of the Plan ..................................................................... 17 3. Acceptances Necessary to Confirm the Plan .................................................................... 18 4. Cramdown......................................................................................................................... 19 5. Conditions Precedent to Confirmation and Effectiveness of the Plan ............................. 20 ARTICLE IV. BACKGROUND OF THE DEBTORS ........................................................................................ 20 A. Description of Debtors’ Businesses ........................................................................................... 20 1. Background ....................................................................................................................... 20

ii 2. Aircraft Fleet ..................................................................................................................... 21 B. Helicopter Services .................................................................................................................... 21 1. Global Defense and Security ............................................................................................. 22 2. Civil Aviation Services ...................................................................................................... 22 3. Manufacturing & MRO .................................................................................................... 23 C. Corporate Information and Debtors’ Relationship to Subsidiaries ......................................... 24 D. Events Leading to the Chapter 11 Cases .................................................................................. 24 E. The Debtors’ Prepetition Restructuring Initiatives .................................................................. 25 ARTICLE V. DEBTORS’ ASSETS AND LIABILITIES.................................................................................... 27 A. Prepetition Capital Structure Arrangements ........................................................................... 27 1. Existing First Lien Credit Facility .................................................................................... 27 2. Second Priority Notes ....................................................................................................... 28 3. Summary of Subsidiary Roles Under Existing First Lien Credit Agreement and Existing Second Lien Indenture .............................................................. 28 4. Seller Notes........................................................................................................................ 28 5. Promissory Note and Relationship with Bell Helicopter Textron Inc. and Textron Innovations, Inc............................................................................................ 29 6. Trade Debt ........................................................................................................................ 29 7. Equity Interests ................................................................................................................. 30 B. Debtors’ Scheduled Amount of Claims ..................................................................................... 31 ARTICLE VI. BANKRUPTCY CASE ADMINISTRATION ............................................................................. 31 A. First and Second Day Motions .................................................................................................. 31 B. Bar Date for Filing Proofs of Claim .......................................................................................... 32 C. Meeting of Creditors ................................................................................................................. 32 D. Official Committee of Unsecured Creditors ............................................................................. 32 E. The DIP Revolving Facility, the DIP Term Facility and Use of Cash Collateral ..................... 33 F. Professionals Employed by the Debtors .................................................................................... 34 G. Aircraft Leases .......................................................................................................................... 34 H. Stipulation with the United States ............................................................................................ 35 ARTICLE VII. DESCRIPTION OF THE PLAN ................................................................................................ 36 A. Introduction .............................................................................................................................. 36 B. Designation of Claims and Interests/Impairment ..................................................................... 36 C. Allowance and Treatment of Administrative Claims and Priority Claims .............................. 37 1. Administrative Claims ...................................................................................................... 37 2. DIP Revolving Facility Claims .......................................................................................... 38 3. DIP Term Facility Claims ................................................................................................. 38 4. Professional Compensation Claims .................................................................................. 38 (a) Final Fee Applications and Payment of Professional Compensation Claims ................... 38 (b) Post-Confirmation Fees and Expenses ............................................................................. 39 5. Priority Unsecured Tax Claims ........................................................................................ 39

iii D. Allowance and Treatment of Classified Claims and Interests .................................................. 39 1. Allowance and Treatment of Other Priority Unsecured Claims (Class- 1) 39 2. Allowance and Treatment of Other Secured Claims (Class - 2)....................................... 40 3. Allowance and Treatment of Secured Tax Claims (Class - 3) .......................................... 40 4. Allowance and Treatment of Existing First Lien Credit Facility Claims (Class - 4) ........................................................................................................................... 40 5. Allowance and Treatment of Existing Second Lien Secured Claims (Class - 5) ........................................................................................................................... 41 6. Allowance and Treatment of General Unsecured Claims (Class - 6) ............................... 41 7. Allowance and Treatment of Intercompany Claims (Class - 7) ....................................... 42 8. Allowance and Treatment of Erickson Incorporated Interests (Class - 8) 42 9. Allowance and Treatment of Intercompany Interests (Class - 9)..................................... 42 E. Procedures For Resolving Contingent, Unliquidated, and Disputed Claims ........................... 42 1. Claims Administration Responsibilities ........................................................................... 42 2. Estimation of Claims and Interests ................................................................................... 43 3. Adjustment to Claims or Interests without Objection ..................................................... 43 4. Time to File Objections to Claims .................................................................................... 43 5. Disallowance of Claims or Interests .................................................................................. 43 6. Amendment to Claims or Interests ................................................................................... 44 7. No Distributions Pending Allowance ................................................................................ 44 8. Distributions After Allowance .......................................................................................... 44 F. Treatment of Executory Contracts and Unexpired Leases ...................................................... 44 1. Assumption and Rejection of Executory Contracts Under the Plan ................................ 44 2. Indemnification Obligations ............................................................................................. 45 3. Claims Based on Rejection of Executory Contracts or Unexpired Leases ................................................................................................................................ 46 4. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases ................................................................................................................................ 46 5. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases .............................................................................................................. 47 6. Insurance Policies ............................................................................................................. 47 7. Modifications, Amendments, Supplements, Restatements, or Other Agreements ....................................................................................................................... 47 8. Reservation of Rights ........................................................................................................ 47 9. Non-occurrence of Effective Date ..................................................................................... 48 10. Contracts and Leases Entered into after the Petition Date .............................................. 48 ARTICLE VIII. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN ............................ 48 A. Corporate Existence .................................................................................................................. 48 B. Reorganized Debtors ................................................................................................................. 48 C. Restructuring Transactions ...................................................................................................... 48 D. Sources of Plan Distributions .................................................................................................... 49 1. Issuance of New Common Stock ....................................................................................... 49 2. New First Lien Credit Facility .......................................................................................... 50 3. New Second Lien Credit Facility ...................................................................................... 50

iv 4. Rights Offering ................................................................................................................. 51 (a) Rights Offering Procedures .............................................................................................. 51 5. Vesting of Assets in the Reorganized Debtors .................................................................. 52 E. Cancellation of Existing Securities and Agreements ................................................................ 52 F. Corporate Action ...................................................................................................................... 53 G. New Organizational Documents ............................................................................................... 54 H. Directors and Officers of the Reorganized Debtors .................................................................. 54 I. Effectuating Documents; Further Transactions ....................................................................... 55 J. Section 1146 Exemption ............................................................................................................ 55 K. Director and Officer Liability Insurance .................................................................................. 55 L. Management Incentive Plan...................................................................................................... 56 M. Employee and Retiree Benefits ................................................................................................. 56 N. Retained Causes of Action ........................................................................................................ 56 O. Litigation Trust ......................................................................................................................... 56 P. Release of Debtors ..................................................................................................................... 58 Q. Release of Liens ......................................................................................................................... 59 R. Releases by Debtors ................................................................................................................... 60 S. Releases by Holders of Claims and Interests ............................................................................ 60 T. Exculpation ............................................................................................................................... 61 U. Injunction .................................................................................................................................. 61 V. Protections against Discriminatory Treatment ........................................................................ 62 W. Reimbursement or Contribution .............................................................................................. 62 X. Retention of Jurisdiction ........................................................................................................... 62 Y. Modifications and Amendments, Revocation, or Withdrawal of the Plan ............................... 64 Z. Miscellaneous ............................................................................................................................ 65 ARTICLE IX. LEGAL PROCEEDINGS ............................................................................................................ 66 A. Recovery on Preference Actions and Other Avoidance Actions............................................... 66 B. Retained Causes of Action or Litigation Trust Causes of Actions ........................................... 67 ARTICLE X. DISTRIBUTIONS TO CREDITORS ........................................................................................... 67 A. Allowed Administrative Claims ................................................................................................ 67 B. Allowed Priority Unsecured Tax Claims .................................................................................. 67 C. Allowed Other Priority Unsecured Claims ............................................................................... 68 D. Allowed Existing Second Lien Claims ...................................................................................... 68 E. Allowed General Unsecured Claims ......................................................................................... 68 ARTICLE XI. PROVISIONS GOVERNING DISTRIBUTIONS ....................................................................... 68 A. Timing and Calculation of Amounts to Be Distributed ............................................................ 68 B. Disbursing Agent ....................................................................................................................... 69 C. Rights and Powers of Disbursing Agent ................................................................................... 69 1. Powers of Disbursing Agent .............................................................................................. 69 2. Expenses Incurred On or After the Effective Date........................................................... 69 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions ............................... 69 1. Record Date for Distributions........................................................................................... 69 2. Delivery of Distributions in General ................................................................................. 70 3. Minimum Distributions .................................................................................................... 70

v 4. Undeliverable Distributions and Unclaimed Property ..................................................... 70 E. Manner of Payment ................................................................................................................... 70 F. Distributions to Holders of Class 6 General Unsecured Claims ............................................... 71 G. Section 1145 Exemption ............................................................................................................ 71 H. Compliance with Tax Requirements ......................................................................................... 72 I. Allocations ................................................................................................................................. 72 J. No Postpetition Interest on Claims ........................................................................................... 72 K. Foreign Currency Exchange Rate ............................................................................................. 72 L. Setoffs and Recoupment ............................................................................................................ 73 M. Claims Paid or Payable by Third Parties ................................................................................. 73 1. Claims Paid by Third Parties ........................................................................................... 73 2. Claims Payable by Third Parties ...................................................................................... 73 3. Applicability of Insurance Policies ................................................................................... 74 ARTICLE XII. ALTERNATIVES TO THE PLAN ............................................................................................ 74 A. Chapter 7 Liquidation ............................................................................................................... 74 B. Dismissal .................................................................................................................................... 75 C. Exclusivity and Alternative Plan Potential ............................................................................... 75 ARTICLE XIII. FEASIBILITY AND ESTIMATED VALUATION .................................................................. 76 A. Financial Projections and Feasibility ........................................................................................ 76 B. Estimated Valuation of the Debtors .......................................................................................... 76 ARTICLE XIV. CERTAIN RISK FACTORS TO BE CONSIDERED .............................................................. 76 A. Bankruptcy Law Considerations .............................................................................................. 77 1. Parties in Interest May Object to the Plan’s Classification of Claims and Interests ...................................................................................................................... 77 2. The Conditions Precedent to the Effective Date of the Plan May Not Occur ................................................................................................................................. 77 3. The Debtors May Fail to Satisfy Vote Requirements ....................................................... 77 4. The Debtors May Not Be Able to Secure Confirmation of the Plan ................................ 78 5. The Debtors May Object to the Amount or Classification of a Claim ............................. 78 6. Risk of Non-Occurrence of the Effective Date .................................................................. 79 7. Contingencies Could Affect Votes of Impaired Classes to Accept or Reject................................................................................................................................. 79 8. Releases, Injunctions, and Exculpation Provisions May not be Approved ........................................................................................................................... 79 B. Failure to Confirm or Consummate the Plan ........................................................................... 79 C. Claim Estimates May Be Incorrect ........................................................................................... 80 D. Risks Related to Debtors’ Business and Industry Conditions .................................................. 80 E. Risks Relating to the Securities to be Issued Under the Plan ................................................... 81 1. No Current Public Market for Securities ......................................................................... 81 2. Implied Valuation of New Common Stock Not Intended to Represent the Trading Value of the New Common Stock ................................................................. 81 3. No Intention to Pay Dividends .......................................................................................... 82

vi 4. Conditions Precedent to the Rights Offering Could Fail to be Satisfied .......................... 82 F. Inability to Obtain Financing for Exit Financing ..................................................................... 82 G. Certain Tax Implications of the Plan ........................................................................................ 82 ARTICLE XV. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ........................................................................................................................................................... 82 A. U.S. Federal Income Tax Consequences Under the Plan ......................................................... 84 1. Cancellation of Indebtedness Income ............................................................................... 84 2. Gain or Loss from the Disposition of Assets ..................................................................... 85 3. Limitations on NOLs and Other Tax Attributes .............................................................. 85 (a) General Section 382 Limitation ........................................................................................ 85 (b) Built-in Gains and Losses ................................................................................................. 86 (c) Special Bankruptcy Exception .......................................................................................... 87 4. Alternative Minimum Tax ................................................................................................ 87 B. Federal Income Tax Consequences to Holders of Claims ........................................................ 88 1. Treatment of a Debt Instrument as a Security ................................................................. 88 2. Treatment of U.S. Holders of Existing Second Lien Notes Claims................................... 88 3. Treatment of U.S. Holders of General Unsecured Claims ............................................... 89 C. Other Considerations for U.S. Holders ..................................................................................... 90 1. Accrued Interest................................................................................................................ 90 2. Market Discount ............................................................................................................... 90 3. Limitation on Use of Capital Losses ................................................................................. 91 4. Net Investment Income Tax .............................................................................................. 91 D. Information Reporting and Back-Up Withholding .................................................................. 91 E. Consequences of Ownership and Disposition of the New Common Stock ............................... 92 F. Consequences of Litigation Trust ............................................................................................. 92 G. U.S. Federal Income Tax Consequences for Non-U.S. Holders ................................................ 95 1. Gain Recognition............................................................................................................... 95 2. Interest .............................................................................................................................. 95 3. Dividends on New Common Stock .................................................................................... 96 4. FATCA .............................................................................................................................. 97 ARTICLE XVI. SECURITIES LAW CONSIDERATIONS ............................................................................... 97 A. Transfer Restrictions and Consequences under Federal Securities Law ................................. 97 B. Listing; SEC Filings .................................................................................................................. 99 C. Legends...................................................................................................................................... 99 D. Book-Entry Form ...................................................................................................................... 99 ARTICLE XVII. CONCLUSION ...................................................................................................................... 100

vii EXHIBITS TO THE DISCLOSURE STATEMENT Chapter 11 Plan............................................................................................................. Exhibit 1 Corporate Organization Chart ..................................................................................... Exhibit 2 Notice of Confirmation Hearing ................................................................................... Exhibit 3 Rights Offering Procedures .......................................................................................... Exhibit 4 Liquidation Analysis ..................................................................................................... Exhibit 5 Financial Projections..................................................................................................... Exhibit 6 Valuation Analysis ........................................................................................................ Exhibit 7 Recovery Analysis ......................................................................................................... Exhibit 8

1 ARTICLE I. INTRODUCTION The Debtors1 hereby submit this Second Amended Disclosure Statement for use in the solicitation of votes on the Second Amended Joint Plan of Reorganization of Erickson Incorporated, et al., Pursuant to Chapter 11 of the Bankruptcy Code (i.e., the Plan). The Plan is annexed as Exhibit 1 to this Disclosure Statement. This Disclosure Statement sets forth certain relevant information regarding the Debtors’ prepetition operations and financial history, the need to seek chapter 11 protection, significant events that have occurred during the Chapter 11 Cases, and the resultant analysis of the expected return to the Debtors’ Creditors. This Disclosure Statement also describes terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with the Plan, and the manner in which distributions will be made under the Plan. Additionally, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims and Interests must follow for their votes to be counted. All descriptions of the Plan set forth in this Disclosure Statement are for summary purposes only. To the extent of any inconsistency between this Disclosure Statement and the Plan, the Plan shall control. You are encouraged to review the Plan in full. YOU ARE BEING SENT THIS DISCLOSURE STATEMENT BECAUSE YOU ARE A CREDITOR OR OTHER PARTY IN INTEREST OF THE DEBTORS. THIS DOCUMENT DESCRIBES A CHAPTER 11 PLAN WHICH, WHEN CONFIRMED BY THE BANKRUPTCY COURT, WILL GOVERN HOW YOUR CLAIM OR INTEREST WILL BE TREATED. THE DEBTORS URGE YOU TO REVIEW THE DISCLOSURE STATEMENT AND THE PLAN CAREFULLY. THE DEBTORS BELIEVE THAT ALL CREDITORS SHOULD VOTE IN FAVOR OF THE PLAN. A. Summary of Plan The Plan provides for the resolution of Claims against and Interests in the Debtors and implements a distribution scheme pursuant to the Bankruptcy Code. Distributions under the Plan shall be made with: (1) Cash on hand, including Cash from operations; (2) the New Common Stock; (3) the New First Lien Credit Facility (4) the New Second Lien Credit Facility; (5) the Rights; (6) the proceeds from the Rights Offering; and (7) interests in the Litigation Trust, as applicable. Under the Plan, Claims and Interests are classified and each class has its own treatment. The table below describes each class of Claims and Interests, which holders of Claims and 1Except as otherwise provided in this Disclosure Statement, capitalized terms herein have the meaning ascribed to them in the Plan. Any capitalized term used herein that is not defined in the Plan shall have the meaning ascribed to that term in the Bankruptcy Code or Bankruptcy Rules, whichever is applicable.

2 Interests belong in each class, the treatment of each class of Claims or Interests, and the expected recovery of each holder of Claims or Interests in the respective class.2 Summary of Plan Treatment Class Description Treatment Class 1 - Other Priority Unsecured Claims At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Other Priority Unsecured Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Other Priority Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other Priority Unsecured Claim, the following: (i) payment in full in Cash of its Allowed Class 1 Claim; or (ii) such other treatment as is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code. Estimated total Allowed Class 1 Claims: $0 Projected recovery: 100% Class 2 – Other Secured Claims At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Other Secured Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other Secured Claim, the following: (i) payment in full in Cash of its Allowed Class 2 Claim; (ii) the collateral securing its Allowed Class 2 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 2 Claim shall revest in the applicable Reorganized Debtor pursuant to the Plan; or (iii) reinstatement of its Allowed Class 2 Claim. Estimated total Allowed Class 2 Claims: $0 Projected recovery: 100% Class 3 – Secured Tax Claims At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Secured Tax Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Secured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Secured Tax Claim, the following: (i) payment in full in Cash of its Allowed Class 3 Claim; (ii) the collateral securing its Allowed Class 3 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 3 Claim 2 The estimated totals contained in the Summary of Plan Treatment are based upon the Debtors’ Schedules of Assets and Liabilities, unless otherwise provided.

3 Class Description Treatment shall revest in the applicable Reorganized Debtor pursuant to the Plan; or (iii) such other treatment consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code. Estimated total Allowed Class 3 Claims: $0 Projected recovery: 100% Class 4 – Existing First Lien Credit Facility Claims On the Effective Date, each holder of an Allowed Existing First Lien Credit Facility Claim shall receive, except to the extent that a holder of an Allowed Existing First Lien Credit Facility Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Existing First Lien Credit Facility Claim, Payment in Full, in Cash, of its Allowed Class 4 Claim; provided, however, there shall be no distribution for or on account of the Refinancing Accommodation Fee to the extent not payable pursuant to the Creditor Support Agreement. Upon the indefeasible Payment in Full of the Allowed Existing First Lien Credit Facility Claims in accordance with the terms of the Plan, on the Effective Date, all liens and security interests granted to secure such Allowed Existing First Lien Credit Facility Claims shall be terminated and of no further force and effect. Estimated total Allowed Class 4 Claims: $72,466,239.673 Projected recovery: 100% Class 5 - Existing Second Lien Secured Claims On the Effective Date, except to the extent that a holder of an Allowed Existing Second Lien Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Existing Second Lien Secured Claim, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the Second Lien Equity Distribution; provided, that if Class 5 votes to reject the Plan, the entire amount of Allowed Existing Second Lien Claims shall be deemed to be Allowed Existing Second Lien Deficiency Claims and treated as Claims in Class 6. Estimated total Allowed Class 5 Claims: $370,205,428 Projected recovery: 1.32% to 6.28% Class 6 - General Unsecured Claims Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full 3 The scheduled amount of Existing First Lien Credit Facility Claims is $130,763,848. Pursuant to the effective “roll-up” feature of the Existing First Lien Credit Facility and the DIP Revolving Facility, the outstanding balance of Existing First Lien Credit Facility Claims has been reduced to $72,466,239.67 as of January 20, 2017, and is subject to further reduction prior to the Effective Date. In addition, the Existing First Lien Credit Facility Claims will be increased by accrued and unpaid interest (at the default rate) and other applicable fees, costs, and charges.

4 Class Description Treatment and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each General Unsecured Claim, each holder of an Allowed Class 6 Claim shall receive its Pro Rata share of the Litigation Trust Interests. The Debtors have provided a preliminary estimate of General Unsecured Claims, including rejection damages, in the Recovery Analysis attached hereto as Exhibit 8. Estimated total Allowed Class 6 Claims, including Existing Second Lien Deficiency Claims: $452.0 million to $520.3 million (if Class 5 votes to accept the Plan) $475.2 million to $525.2 million (if Class 5 votes to reject the Plan) Projected recovery: .11% to.44% (if Class 5 votes to accept the Plan) .10% to .42% (if Class 5 votes to reject the Plan) Class 7 - Intercompany Claims On the Effective Date, Class 7 Claims shall be, at the option of the Debtors, with the consent of the Required Investor Parties, either Reinstated or cancelled and released without any distribution. Class 8 - Erickson Incorporated Interests On the Effective Date, Class 8 Interests shall be cancelled and released without any distribution. Class 9 - Intercompany Interests Intercompany Interests shall receive no distribution and shall be Reinstated for administrative purposes only at the election of the Reorganized Debtors. More detail regarding the Debtors’ estimates of distributions on account of the Existing Second Lien Secured Claims and the General Unsecured Claims are provided in the Recovery Analysis attached as Exhibit 8 (the “Recovery Analysis”). B. Filing of the Debtors’ Chapter 11 Cases On November 8, 2016 (i.e., the Petition Date), the Debtors Filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. The Debtors Filed the Chapter 11 Cases to preserve the value of their estates and to restructure their financial affairs. To such end, the Debtors have continued to manage their properties and are operating and managing their businesses as debtors in possession in accordance with sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases. C. Purpose of Disclosure Statement Section 1125 of the Bankruptcy Code requires the Debtors to prepare and obtain court approval of the Disclosure Statement as a prerequisite to soliciting votes on the Plan. The purpose of the Disclosure Statement is to provide information to holders of Claims and Interests that will assist them in deciding how to vote on the Plan.

5 Approval of this Disclosure Statement does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan or as to the value or suitability of any consideration offered thereunder. The Bankruptcy Court’s approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement contains adequate information to permit a Creditor to make an informed judgment regarding acceptance or rejection of the Plan. D. Hearing on Approval of the Disclosure Statement The Bankruptcy Court has set February 2, 2017 at 1:30 p.m. (prevailing Central Time) (the “Disclosure Statement Hearing”), as the time and date for the hearing to consider approval of this Disclosure Statement. Once commenced, the Disclosure Statement Hearing may be adjourned or continued by announcement in open court with no further notice. E. Hearing on Confirmation of the Plan The Bankruptcy Court has set March 21, 2017 at 9:00 a.m. Central Time (the “Confirmation Hearing”), as the date and time for a hearing to determine whether the Plan has been accepted by the requisite number of holders of Claims, and whether the other standards for confirmation of the Plan have been satisfied. Once commenced, the Confirmation Hearing may be adjourned or continued by announcement in open court with no further notice. F. Disclaimers THIS DISCLOSURE STATEMENT IS PROVIDED FOR USE SOLELY BY HOLDERS OF CLAIMS AND INTERESTS AND THEIR ADVISERS IN CONNECTION WITH THEIR DETERMINATION TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY OTHER ENTITY FOR ANY OTHER PURPOSE. THIS DISCLOSURE STATEMENT CONTAINS IMPORTANT INFORMATION THAT MAY BEAR ON YOUR DECISION REGARDING ACCEPTING THE PLAN. PLEASE READ THIS DOCUMENT WITH CARE. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS THE REPRESENTATION OF THE DEBTORS ONLY AND NOT OF THEIR ATTORNEYS, ACCOUNTANTS OR OTHER PROFESSIONALS. FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECTED TO AN AUDIT BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. THE FINANCIAL PROJECTIONS AND OTHER FINANCIAL INFORMATION, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, NECESSARILY WERE BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY UNCERTAIN AND MAY BE BEYOND THE CONTROL OF THE DEBTORS’ MANAGEMENT. THE DEBTORS ARE NOT ABLE TO CONFIRM THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT INCLUDE ANY INACCURACIES. HOWEVER, THE DEBTORS HAVE MADE THEIR BEST EFFORT TO PROVIDE ACCURATE INFORMATION AND ARE NOT AWARE OF ANY INACCURACY IN THIS DISCLOSURE STATEMENT.

6 THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN INDEPENDENTLY INVESTIGATED BY THE BANKRUPTCY COURT AND HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. IN THE EVENT THIS DISCLOSURE STATEMENT IS APPROVED, SUCH APPROVAL DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR MERITS OF THE PLAN OR OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THE ONLY REPRESENTATIONS THAT ARE AUTHORIZED BY THE DEBTORS CONCERNING THE DEBTORS, THE VALUE OF THEIR ASSETS, THE EXTENT OF THEIR LIABILITIES, OR ANY OTHER FACTS MATERIAL TO THE PLAN ARE THE REPRESENTATIONS MADE IN THIS DISCLOSURE STATEMENT. REPRESENTATIONS CONCERNING THE PLAN OR THE DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT ARE NOT AUTHORIZED BY THE DEBTORS. HOLDERS OF CLAIMS AND INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND ALL SUCH HOLDERS OF CLAIMS AND INTERESTS SHOULD CONSULT WITH THEIR OWN ADVISERS. THE DEBTORS HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY BROKER, SALESMAN, OR OTHER PERSON TO SOLICIT VOTES FOR THE PLAN. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE PLAN OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS. THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE DEBTORS SINCE THE DATE HEREOF. ANY ESTIMATES OF CLAIMS AND INTERESTS SET FORTH IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT. SIMILARLY, THE ANALYSIS OF ASSETS AND THE AMOUNT ULTIMATELY REALIZED FROM THEM MAY DIFFER MATERIALLY. THE DESCRIPTION OF THE PLAN CONTAINED HEREIN IS INTENDED TO BRIEFLY SUMMARIZE THE MATERIAL PROVISIONS OF THE PLAN AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE PLAN. THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO

7 SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN. ARTICLE II. EXPLANATION OF CHAPTER 11 A. Overview of Chapter 11 Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor in possession may seek to reorganize its business or to sell the business for the benefit of the debtor’s Creditors and other interested parties. The commencement of a chapter 11 case creates an estate comprising all of the debtor’s legal and equitable interests in property as of the date the petition is filed. Unless the bankruptcy court orders the appointment of a trustee, a chapter 11 debtor may continue to manage and control the assets of its estate as a “debtor in possession,” as the Debtors have done in the Chapter 11 Cases since the Petition Date. Formulation of a chapter 11 plan is the principal purpose of a chapter 11 case. Such plan sets forth the means for satisfying the Claims of Creditors against, and interests of equity security holders in, the debtor. B. Chapter 11 Plan After a plan has been filed, the holders of claims against, or equity interests in, a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against, or equity interest in, a debtor vote in favor of a plan in order for the plan to be confirmed. At a minimum, however, a plan must be accepted by a majority in number and two-thirds in dollar amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance of a plan by a class of equity interests as acceptance by holders of two-thirds of the number of shares actually voted. Classes of claims or equity interests that are not “impaired” under a chapter 11 plan are conclusively presumed to have accepted the plan, and therefore are not entitled to vote. A class is “impaired” if the plan modifies the legal, equitable, or contractual rights attaching to the claims or equity interests of that class. Modification for purposes of impairment does not include curing defaults and reinstating maturity or payment in full in cash. Conversely, classes of claims or equity interests that receive or retain no property under a plan of reorganization are conclusively presumed to have rejected the plan, and therefore are not entitled to vote.

8 Even if all classes of claims and equity interests accept a chapter 11 plan, the bankruptcy court may nonetheless deny confirmation. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and, among other things, requires that a plan be in the “best interest” of impaired and dissenting Creditors and interestholders and that the plan be feasible. The “best interest” test generally requires that the value of the consideration to be distributed to impaired and dissenting Creditors and interestholders under a plan may not be less than those parties would receive if the debtor were liquidated under a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. A plan must also be determined to be “feasible,” which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan and that the debtor will be able to continue operations without the need for further financial reorganization or liquidation. The bankruptcy court may confirm a chapter 11 plan even though fewer than all of the classes of impaired Claims and equity interests accept it. The bankruptcy court may do so under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code. In order for a plan to be confirmed under the cramdown provisions, despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan does not discriminate unfairly and that it is fair and equitable with respect to each impaired class of claims or equity interests that has not accepted the plan. The bankruptcy court must further find that the economic terms of the particular plan meet the specific requirements of section 1129(b) of the Bankruptcy Code with respect to the subject objecting class. If the proponent of the plan proposes to seek confirmation of the plan under the provisions of section 1129(b) of the Bankruptcy Code, the proponent must also meet all applicable requirements of section 1129(a) of the Bankruptcy Code (except section 1129(a)(8) of the Bankruptcy Code). Those requirements include the requirements that (i) the plan comply with applicable Bankruptcy Code provisions and other applicable law, (ii) that the plan be proposed in good faith, and (iii) that at least one impaired class of Creditors or interestholders has voted to accept the plan. ARTICLE III. VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS A. Ballots and Voting Deadline Holders of Claims and Interests entitled to vote on the Plan will receive instructions for submitting a Ballot to vote to accept or reject the Plan. After carefully reviewing the Disclosure Statement, including all exhibits, each holder of a Claim or Interest (or its authorized representative) entitled to vote should follow the instructions to indicate its vote on the Ballot. All holders of Claims or Interests (or their authorized representatives) entitled to vote must (i) carefully review the Ballot and the instructions for completing it, (ii) complete all parts of the Ballot, and (iii) submit the Ballot by the deadline (i.e., the Voting Deadline) for the Ballot to be considered. Holders of Claims or Interests entitled to vote must mail the Ballot(s) to Kurtzman Carson Consultants LLC (i.e., the Claims and Balloting Agent) at the following address: Erickson Ballot Processing Center, c/o KCC, 2335 Alaska Avenue, El Segundo, CA 90245. Holders of Claims or Interests may contact the Claims and Balloting Agent by telephone at (877)

9 725-7539 or (424) 236-7247 (if outside of the United States or Canada), or by email at EricksonInquiries@kccllc.com. The Bankruptcy Court has directed that, in order to be counted for voting purposes, Ballots for the acceptance or rejection of the Plan must be received by the Claims and Balloting Agent by no later than March 13, 2017 at 4:00 p.m. prevailing Central Time. BALLOTS MUST BE SUBMITTED IN PAPER FORM SO AS TO BE ACTUALLY RECEIVED BY THE CLAIMS AND BALLOTING AGENT NO LATER THAN MARCH 13, 2017 AT 4:00 P.M. PREVAILING CENTRAL TIME. ANY BALLOTS SUBMITTED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED. B. Voting Procedures for Existing Second Lien Secured Claims The Debtors are providing a notice (which contains a link to the Plan, Disclosure Statement, and Disclosure Statement Approval Order, including any amendment, attachment, exhibit, or supplement related thereto) and related materials and a Ballot (i.e., the Solicitation Materials) to record holders (as of the Voting Record Date) of the Claims in Classes 1 through 6. Record holders of Existing Second Lien Notes may include Nominees. Nominees may hold such claims as beneficial holders, or may be record holders holding such Claims for their beneficial holder in “street name.” The Debtors propose the procedures below regarding Nominees and beneficial holders of the Existing Second Lien Notes. Such holders shall have Existing Second Lien Secured Claims in Class 5, and Existing Second Lien Deficiency Claims in Class 6 with the General Unsecured Claims Any holder of an Allowed Class 6 Existing Second Lien Deficiency Claim will receive a Ballot allowing such holder to vote its Allowed Class 5 Existing Second Lien Secured. Such holder will not receive a separate Ballot for its Class 6 Claim, and such Class 6 Claim shall be deemed voted consistent with such holder’s vote on its Class 5 Ballot. The Indenture Trustee will not vote on behalf of their respective holders. Each beneficial holder of the Existing Second Lien Secured Claims must submit its own Ballot as described below. 1. Beneficial Holder who is also a Record Holder A beneficial holder who holds Existing Second Lien Secured Claims as a record holder in its own name should vote on the Plan by completing and signing the Beneficial Holder Ballot and returning it directly to the Claims and Balloting Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope. 2. Nominees A Nominee that, on the Voting Record Date, is the record holder of an Existing Second Lien Note for one or more beneficial holders shall obtain the votes of the beneficial holders, consistent with customary practices for obtaining the votes of securities held in “street name.” The Nominee shall forward to the beneficial holder of Existing Second Lien Notes Beneficial Holder Ballots, together with the Solicitation Materials, a pre-addressed, postage-paid return

10 envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded by the Debtors. Each such beneficial holder must then indicate its vote on the Beneficial Holder Ballot, complete the information requested on the Beneficial Holder Ballot, review the certifications contained on the Beneficial Holder Ballot, execute the Beneficial Holder Ballot, and return the Beneficial Holder Ballot to the Nominee. After collecting the Beneficial Holder Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Beneficial Holder Ballots, execute the Master Ballot, and deliver the Master Ballot to the Claims and Balloting Agent so that it is received by the Claims and Balloting Agent on or before the Voting Deadline. All copies of Beneficial Holder Ballots returned by beneficial holders should be kept by the Nominee for one year after the Voting Deadline. Nominees may transmit all documents to record holders electronically in accordance with their customary practice. 3. Beneficial Holder who holds in “Street Name” through a Nominee A beneficial holder who holds Existing Second Lien Notes in “street name” through a Nominee may indicate its vote on the Beneficial Holder Ballot, complete the information requested on the Beneficial Holder Ballot, review the certifications contained on the Beneficial Holder Ballot, execute the Beneficial Holder Ballot, and return the Beneficial Holder Ballot to the Nominee as promptly as possible and in sufficient time to allow the Nominee to process and return a completed Master Ballot to the Claims and Balloting Agent by the Voting Deadline. The beneficial holder must comply with the Nominee’s deadline by which to return the Beneficial Holder Ballot to the Nominee. Any Beneficial Holder Ballot returned to a Nominee by a beneficial holder will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly and timely completes and delivers to the Claims and Balloting Agent a Master Ballot casting the vote of such beneficial holder. 4. Beneficial Holder who holds in “Street Name” through multiple Nominees If any beneficial holder holds Existing Second Lien Notes through more than one Nominee, such beneficial holder may receive multiple mailings containing the Beneficial Holder Ballots. The beneficial holder shall execute a separate Beneficial Holder Ballot for each block of the Existing Second Lien Notes that it holds through any particular Nominee and return each Beneficial Holder Ballot to the respective Nominee in the return envelope provided therewith (or otherwise follow each Nominee’s instructions). Beneficial holders who execute multiple Beneficial Holder Ballots with respect to Existing Second Lien Notes held through more than one Nominee must indicate on each Beneficial Holder Ballot the names of all such other Nominees and the additional amounts of such Existing Second Lien Notes so held and voted. A beneficial holder who executes multiple Beneficial Holder Ballots must vote the same on each Beneficial Holder Ballot for the votes to be counted.

11 C. Holders of Claims Entitled to Vote Any holder of a Claim of the Debtors whose Claim is Impaired under the Plan is entitled to vote if either (i) the Claim has been listed in the Schedules of Assets and Liabilities in an amount greater than zero (and the Claim is not scheduled as disputed, contingent, or unliquidated) or (ii) the holder of a Claim has Filed a Proof of Claim (that is not contingent or in an unknown amount) on or before the Voting Record Date. Any holder of an Allowed Class 6 Existing Second Lien Deficiency Claim will receive a Ballot allowing such holder to vote its Allowed Class 5 Existing Second Lien Secured Claim. Such holder will not receive a separate Ballot for its Class 6 Claim, and such Class 6 Claim shall be deemed voted consistent with such holder’s vote on its Class 5 Ballot. Any holder of a Claim as to which an objection has been Filed (and such objection is still pending) is not entitled to vote, unless the Bankruptcy Court (on motion by a party whose Claim is subject to an objection) temporarily allows the Claim in an amount that it deems proper for the purpose of accepting or rejecting the Plan. Such motion must be heard and determined by the Bankruptcy Court on or before the Voting Deadline. In addition, a vote may be disregarded if the Bankruptcy Court determines that the acceptance or rejection was not solicited or procured in good faith or in accordance with the applicable provisions of the Bankruptcy Code. D. Definition of Impairment Under section 1124 of the Bankruptcy Code, a class of Claims or equity interests is impaired under a chapter 11 plan unless, with respect to each Claim or equity interest of such class, the plan: (1) leaves unaltered the legal, equitable, and contractual rights to which such Claim or interest entitles the holder of such Claim or interest; or (2) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or interest to demand or receive accelerated payment of such Claim or interest after the occurrence of a default: (a) cures any such default that occurred before or after the commencement of the case under this title, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (b) reinstates the maturity of such Claim or interest as such maturity existed before such default; (c) compensates the holder of such Claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law;

12 (d) if such Claim or such interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensates the holder of such Claim or such interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure; and (e) does not otherwise alter the legal, equitable, or contractual rights to which such Claim or interest entitles the holder of such Claim or interest. E. Classes Impaired or Unimpaired Under the Plan Classes 1, 2, 3, 4, 5, and 6 are Impaired under the Plan. Therefore, holders of Claims in Classes 1, 2, 3, 4, 5, and 6 are eligible, subject to the voting requirements described above, to vote to accept or reject the Plan. Classes 1, 2, and 3 are Impaired because one or more of the proposed potential alternative treatments of Classes 1, 2, and 3 alters the legal, equitable, or contractual rights of holders of Allowed Claims in such Classes. Class 4 is Impaired because, among other reasons, holders of Allowed Class 4 Claims will not receive the Refinancing Accommodation Fee to the extent not payable pursuant to the Creditor Support Agreement. Class 7 may be Impaired or Unimpaired, based on the treatment provided to such holders at the option of the Debtors. To the extent that such holders of Claims are Impaired, such holders will not receive a distribution under the Plan and, therefore, will be conclusively presumed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code. To the extent that such holders of Claims are Unimpaired, such holders will have their Claims Reinstated, and, therefore, will be conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Interests in Class 8 are Impaired and will not be entitled to a distribution under the Plan. Holders of Interests in Class 8 are, therefore, conclusively deemed to have rejected the Plan. Holders of Interests in Class 8 will not be entitled to vote on the Plan pursuant to section 1126(g) of the Bankruptcy Code. Claims in Class 9 are Unimpaired and holders of Claims in Class 9 are conclusively presumed to have voted to accept the Plan. Holders of Claims in Class 9, therefore, will not be entitled to vote on the Plan pursuant to section 1126(f) of the Bankruptcy Code. F. Information on Voting and Vote Tabulations 1. Transmission of Ballots to Holders of Claims and Interests Instructions for completing and submitting Ballots are being provided to all holders of Claims entitled to vote on the Plan in accordance with the Bankruptcy Rules. Those holders of Claims or Interests whose Claims or Interests are unimpaired under the Plan are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, and therefore need not vote with regard to the Plan. Under section 1126(g) of the Bankruptcy Code, holders of

13 Claims or Interests who do not either receive or retain any property under the Plan are deemed to have rejected the Plan. In the event a holder of a Claim or Interest does not vote, the Bankruptcy Court may deem such holder of a Claim or Interest to have accepted the Plan. 2. Ballot Tabulation Procedures The Claims and Balloting Agent shall count all Ballots filed on account of (1) Claims in the Schedules of Assets and Liabilities, that are not listed as contingent, unliquidated or disputed, and are listed in an amount in excess of $0.00; and (2) Proofs of Claim Filed by the Voting Record Date that are not asserted as contingent or unliquidated, and are asserted in an amount in excess of $0.00. If no Claim is listed in the Schedules of Assets or Liabilities, and no Proof of Claim is Filed by the Voting Record Date, such Creditor shall not be entitled to vote on the Plan on account of such Claim, subject to the procedures below. Further, the Claims and Balloting Agent shall not count any votes on account of Claims that are subject to an objection which has been Filed (and such objection is still pending), unless and to the extent the Court has overruled such objection by the Voting Record Date. The foregoing general procedures will be subject to the following exceptions and clarifications: (a) if a Claim is Allowed under the Plan or by order of the Court, such Claim is Allowed for voting purposes in the Allowed amount set forth in the Plan or the order; (b) if a Claim is listed in the Debtors’ Schedules of Assets and Liabilities or a Proof of Claim is timely Filed by the Voting Record Date, and such Claim is not listed or asserted as contingent, unliquidated, or disputed, and is listed or asserted in an amount in excess of $0.00, such Claim is temporarily Allowed for voting purposes in the amount set forth in the Debtors’ Schedules of Assets and Liabilities or as asserted in the Proof of Claim; (c) if a Claim is listed in the Debtors’ Schedules of Assets and Liabilities or a Proof of Claim is timely Filed by the Voting Record Date, and such Claim is only partially listed or asserted as contingent, unliquidated, or disputed, such Claim is temporarily Allowed for voting purposes only in the amount not listed or asserted as contingent, unliquidated or disputed in the Debtors’ Schedules of Assets and Liabilities or in the Proof of Claim; (d) if a Claim is listed in the Debtors’ Schedules of Assets and Liabilities or a Proof of Claim is timely Filed by the Voting Record Date, and such Claim is listed or asserted as contingent, unliquidated, or disputed, or is listed or asserted for $0.00 or an undetermined amount, such Claim shall not be counted for voting purposes; (e) if a Claim is not listed in the Debtors’ Schedules of Assets and Liabilities and a Proof of Claim is Filed after the Voting Record Date, such Claim is temporarily Allowed for voting purposes only if such Creditor obtains an order of the Court temporarily allowing the Claim for voting purposes prior to the Voting Deadline;

14 (f) any Claim to which there remains a pending objection as of the Voting Deadline, or an order has been entered granting such objection, such Claim shall not be counted for voting purposes; (g) if a Creditor has Filed duplicate Proofs of Claim by the Voting Record Date against one or more Debtors, such Creditor’s Claim shall only be counted once for the Debtor at which the Creditor’s Claim is pending for voting purposes unless the Debtors determine there is a Claim pending against multiple Debtors; and (h) if a Proof of Claim has been amended by a later-Filed Proof of Claim, the earlier-Filed Claim will not be entitled to vote, and to the extent the later-Filed Proof of Claim is filed after the Voting Record Date, such later-Filed Proof of Claim must have been temporarily allowed for voting purposes by the Voting Record Date to be counted. The following procedures shall apply for tabulating votes: (a) any Ballot that is otherwise timely completed, executed, and properly cast to the Claims and Balloting Agent but does not indicate an acceptance or rejection of the Plan, or that indicates both an acceptance and rejection of the Plan, shall not be counted; if no votes to accept or reject the Plan are received with respect to a particular Class that is entitled to vote on the Plan, such Class shall be deemed to have voted to accept the Plan; (b) a Creditor who holds Claims in Class 4 against more than one Debtor, shall cast a single Ballot, which shall be counted separately with respect to each such Debtor; (c) a Creditor who holds Claims in Classes 5 and 6 against more than one Debtor, shall have the option to cast a vote on a straight ticket basis on a single Ballot, and such vote shall be counted separately, but consistently with respect to each such Debtor, and the vote on Class 6 Claims shall be deemed voted consistent with the Class 5 Claims. Otherwise, a Creditor who holds Claims in Classes 5 and 6 may vote on the Ballot separately against each Debtor and separately with respect to Classes 5 and 6; (d) if a Creditor casts more than one (1) Ballot voting the same Claim before the Voting Deadline, the last properly cast Ballot received before the Voting Deadline shall be deemed to reflect the voter’s intent and thus supersede any prior Ballots; (e) Creditors must vote all of their Claims within a particular Class to either accept or reject the Plan, and may not split their votes within a particular Class and thus a Ballot (or group of Ballots) within a particular Class that partially accepts and partially rejects the Plan shall not be counted;

15 (f) a Creditor who votes an amount related to a Claim that has been paid or otherwise satisfied in full or in part shall only be counted for the amount that remains unpaid or not satisfied, and if such Claim has been fully paid or otherwise satisfied, such vote will not be counted for purposes of amount or number; and (g) for purposes of determining whether the numerosity and amount requirements of sections 1126(c) and 1126(d) of the Bankruptcy Code have been satisfied, the Debtors will tabulate only those Ballots received by the Voting Deadline. For purposes of the numerosity requirement of section 1126(c) of the Bankruptcy Code, separate Claims held by a single Creditor in a particular Class shall be aggregated as if such Creditor held one (1) Claim against the Debtors in such Class, and the votes related to such Claims shall be treated as a single vote to accept or reject the Plan. The following Ballots shall not be counted or considered for any purpose in determining whether the Plan has been accepted or rejected: (a) any Ballot received after the Voting Deadline, unless the Debtors, in their discretion, grant an extension of the Voting Deadline with respect to such Ballot; (b) any Ballot that is illegible or contains insufficient information to permit identification of the voter; (c) any Ballot cast by a Person that does not hold a Claim or Interest in a Class that is entitled to vote to accept or reject the Plan; (d) any duplicate Ballot will only be counted once; (e) any unsigned Ballot or paper Ballot that does not contain an original signature; and (f) any Ballot transmitted to the Claims and Balloting Agent by facsimile or electronic mail, unless the Debtors, in their discretion, consent to such delivery method. 3. Execution of Ballots by Representatives To the extent applicable, if a Ballot is submitted by trustees, executors, Nominees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such Persons must indicate their capacity when submitting the Ballot and, at the Debtors’ request, must submit proper evidence satisfactory to the Debtors of their authority to so act. For purposes of voting tabulation, a Ballot submitted by a representative shall account for the total number of represented parties with respect to the numerosity requirement set forth in this Article.

16 4. Waivers of Defects and Other Irregularities Regarding Ballots Unless otherwise directed by the Bankruptcy Court, all questions concerning the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Debtors in their sole discretion, whose determination will be final and binding. The Debtors reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other Person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots, nor will any of them incur any liability for failure to provide such notification; provided, however, that the Debtors will indicate on the ballot summary the Ballots, if any, that were not counted, and will provide copies of such Ballots with the ballot summary to be submitted at the Confirmation Hearing. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until any irregularities have been cured or waived. Unless otherwise directed by the Bankruptcy Court, Ballots previously furnished, and as to which any irregularities have not subsequently been cured or waived, will be invalidated. 5. Withdrawal of Ballots and Revocation The Debtors may allow any claimant who submits a properly completed Ballot to supersede or withdraw such Ballot on or before the Voting Deadline. In the event the Debtors do permit such supersession or withdrawal, the claimant, for cause, may change or withdraw its acceptance or rejection of the Plan in accordance with Bankruptcy Rule 3018(a). G. Confirmation of Plan 1. Solicitation of Acceptances The Debtors are soliciting your vote. NO REPRESENTATIONS OR ASSURANCES, IF ANY, CONCERNING THE DEBTORS OR THE PLAN ARE AUTHORIZED BY THE DEBTORS, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE, OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT, SHOULD NOT BE RELIED ON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO DEBTORS’ COUNSEL FOR APPROPRIATE ACTION. THIS IS A SOLICITATION SOLELY BY THE DEBTORS, AND IS NOT A SOLICITATION BY ANY SHAREHOLDER, ATTORNEY, ACCOUNTANT, OR OTHER PROFESSIONAL FOR THE DEBTORS. THE REPRESENTATIONS, IF ANY, MADE IN THIS DISCLOSURE STATEMENT ARE THOSE OF THE DEBTORS AND NOT OF SUCH

17 SHAREHOLDERS, ATTORNEYS, ACCOUNTANTS, OR OTHER PROFESSIONALS, EXCEPT AS MAY BE OTHERWISE SPECIFICALLY AND EXPRESSLY INDICATED. 2. Requirements for Confirmation of the Plan At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court shall enter an order confirming the Plan. The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code for confirmation because, among other things: (a) The Plan complies with the applicable provisions of the Bankruptcy Code; (b) The Debtors have complied with the applicable provisions of the Bankruptcy Code; (c) The Plan has been proposed in good faith and not by any means forbidden by law; (d) Any payment or distribution made or promised by the Debtors or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in connection with the Plan has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable; (e) The Debtors have disclosed the identity and affiliation of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Plan; the appointment to, or continuance in, such office of such individual is consistent with the interests of holders of Claims and Interests and with public policy; (f) Any government regulatory commission with jurisdiction (after confirmation of the Plan) over the rates of the Debtors has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval; (g) With respect to each Impaired Class of Claims or Interests, either each holder of a Claim or Interest of the Class will have accepted the Plan, or will receive or retain under the Plan on account of that Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code. If section 1111(b)(2) of the Bankruptcy Code applies to the Claims of a Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder’s interest in the Debtors’ interest in the property that secures that Claim;

18 (h) Each Class of Claims or Interests will have accepted the Plan or is not Impaired under the Plan, subject to the Debtors’ right to seek cramdown of the Plan under section 1129(b) of the Bankruptcy Code; (i) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that administrative expenses and priority Claims, other than Priority Unsecured Tax Claims, will be paid in full on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), and that Priority Unsecured Tax Claims will receive either payment in full on the Effective Date or as soon as reasonably practical thereafter, or deferred cash payments over a period not exceeding five years after the Petition Date, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claims; (j) With respect to an Other Secured Claim, the holder of that Claim will receive on account of such Claim either (i) a payment equal to 100% of its Allowed Class 2 Claim in Cash on the Effective Date; (ii) the collateral securing its Allowed Class 2 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 2 Claim shall revest in the applicable Reorganized Debtor pursuant to the Plan, or (iii) Reinstatement of its Allowed Class 2 Claim; (k) If a Class of Claims or Interests is Impaired under the Plan, at least one such Class of Claims or Interests will have accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest of that Class; (l) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan; (m) All court fees, as determined by the Bankruptcy Court at the Confirmation Hearing, will have been paid or the Plan provides for the payment of such fees on the Effective Date; and (n) The Plan provides that all transfers of property shall be made in accordance with applicable provisions of nonbankruptcy law that govern the transfer of property by a corporation or trust that is not a moneyed, business, or commercial corporation or trust. The Debtors assert that they have proposed the Plan in good faith and they believe that they have complied, or will have complied, with all the requirements of the Bankruptcy Code governing confirmation of the Plan. 3. Acceptances Necessary to Confirm the Plan Voting on the Plan by each holder of an Impaired Claim (or its authorized representative) is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim or

19 Interest vote in favor of the Plan in order for the Bankruptcy Court to confirm the Plan. Generally, under the acceptance provisions of section 1126(a) of the Bankruptcy Code, each Class of Claims or Interests has accepted the Plan if holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such Class actually voting in connection with the Plan vote to accept the Plan. With regard to a Class of Interests, more than two-thirds of the shares actually voted must accept to bind that Class. Even if all Classes of Claims and Interests accept the Plan, the Bankruptcy Court may refuse to confirm the Plan. 4. Cramdown In the event that any Impaired Class of Claims or Interests does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each Impaired Class that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable.” A chapter 11 plan does not discriminate unfairly within the meaning of the Bankruptcy Code if no Class receives more than it is legally entitled to receive for its Claims or Interests. “Fair and equitable” has different meanings for holders of secured and unsecured Claims and Interests. With respect to a Secured Claim, “fair and equitable” means either (i) the Impaired secured Creditor retains its Liens to the extent of its Allowed Claim and receives deferred Cash payments at least equal to the allowed amount of its Claims with a present value as of the effective date of the plan at least equal to the value of such Creditor’s interest in the property securing its Liens; (ii) property subject to the Lien of the Impaired secured Creditor is sold free and clear of that Lien, with that Lien attaching to the proceeds of sale, and such Lien proceeds must be treated in accordance with clauses (i) and (iii) hereof; or (iii) the Impaired secured Creditor realizes the “indubitable equivalent” of its Claim under the plan. With respect to an Unsecured Claim, “fair and equitable” means either (i) each Impaired Creditor receives or retains property of a value equal to the amount of its Allowed Claim or (ii) the holders of Claims and Interests that are junior to the Claims of the dissenting class will not receive any property under the Plan. With respect to Interests, “fair and equitable” means either (i) each Impaired Interest receives or retains, on account of that Interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of the Interest, or (ii) the holder of any Interest that is junior to the Interest of that Class will not receive or retain under the Plan, on account of that junior equity interest, any property. The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each impaired Class of Claims and Interests. In the event at least one Class of Impaired Claims or Interests rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting Impaired Class of Claims or Interests.

20 5. Conditions Precedent to Confirmation and Effectiveness of the Plan In addition to the requirements of the Bankruptcy Code, Article IX of the Plan contains certain conditions to confirmation and effectiveness of the Plan. ARTICLE IV. BACKGROUND OF THE DEBTORS A. Description of Debtors’ Businesses 1. Background Founded in 1971, the Debtors are a vertically-integrated manufacturer and operator of the powerful heavy-lift Erickson S-64 Aircrane helicopter, and are a leading global provider of aviation services. As of the Petition Date, the Debtors possessed a diverse fleet of sixty-seven (67) rotary-wing and fixed-wing aircraft that support a variety of government and civil customers worldwide. These customers rely on the Debtors for a broad range of aerial services, including critical supply and logistics for deployed military forces, humanitarian relief, firefighting, timber harvesting, infrastructure construction, and crewing. The Debtors are the safest helicopter operator in the world pursuant to statistics from the United States Helicopter Safety Team.4 For more than 40 years, the Debtors’ business primarily related to operating and manufacturing the S-64 Aircrane helicopter (the “Aircrane”). In the 1970s and 1980s, the Debtors’ fleet was predominantly composed of Aircranes that it owned or leased. In 1992, the Debtors acquired the intellectual property for the Aircrane and assumed responsibility as the original equipment manufacturer (“OEM”). The Debtors own the Type and Production Certificates for the Aircrane, meaning that the Debtors have exclusive design, manufacturing, and related rights for the aircraft and OEM components. After becoming the OEM for the Aircrane, the Debtors consistently invested time and resources to improve the Aircrane’s design to arrive at the aircraft’s current version, “a 70-foot long, 18-foot tall, 19,234-pound beast.”5 The Aircrane has a lift capacity of up to 25,000 pounds and is the only civil aircraft built specifically as a flying crane. That is, the Aircrane does not have a fuselage for carrying internal loads. Rather, the load is suspended below the aircraft. The Aircrane is also unique in that it has both front and rear facing cockpits, meaning that a third pilot in the rear-facing seat has an unobstructed view of the load, which allows for enhanced precision lift and load placement capabilities. In May 2013, the Debtors acquired Evergreen Helicopters, Inc. (“Evergreen”)6 for $298 million. The acquisition added sixty-five (65) aircraft to the Debtors’ fleet and enabled the Debtors’ to provide support to the United States Military. In September 2013, the Debtors acquired Air Amazonia Servicos Aeronoticos Ltda (“Air Amazonia”) and certain related assets 4 The United States Helicopter Safety Team is a team of U.S. government and U.S. industry leaders formed to address the factors affecting an unacceptable civil helicopter accident rate. www.ushst.org. 5 Andrew Tarantola, The Erickson S-64 Aircrane Is A Flying Swiss Army Knife, GIZMODO (April 5, 2012 11:10 AM), http://gizmodo.com/5899318/the-erickson-s-64-aircrane-is-a-flying-swiss-army-knife/. 6 Effective February 6, 2014, the name of Evergreen Helicopters, Inc. was changed to Erickson Helicopters, Inc.

21 for $26 million, which resulted in the addition of a fleet of six (6) aircraft and a repair station certification in Brazil.7 Erickson Incorporated8 is the direct or indirect parent company of all the other Debtors, and nine non-Debtor affiliates. The Debtors currently have affiliated entities located in Turkey (Erickson Aviation Turkey), Canada (Canada Air-Crane Ltd), India (Erickson Support Services Private Limited), Peru (Erickson Aviation Peru S.A.C.), Brazil (Air Amazonia), Malaysia (Erickson Air-Crane Malaysia), Uganda (Erickson Equitorial Aviation Limited), Italy (European Air-Crane), and Trinidad (Evergreen Helicopters International)(each a “Foreign Affiliate” and collectively, the “Foreign Affiliates”). Headquartered in Portland, Oregon, the Debtors employ approximately 700 employees through Erickson Incorporated, including approximately 680 full-time employees. The employees consist of approximately 640 domestic employees, and the remainder are foreign nationals. Included among these employees are pilots and maintenance crew that are seconded to various operating jurisdictions, domestic aircrew, mechanics, engineers, warehousemen, and executives. 2. Aircraft Fleet The Debtors consistently upgrade their fleet to adapt to customers’ changing needs and technological developments. As of the Petition Date, the Debtors had a fleet of sixty-seven (67) aircraft, including twenty (20) Aircranes and a mix of forty-seven (47) light, medium, and heavy rotary-wing and fixed-wing aircraft. Of the sixty-seven (67) total aircraft in the fleet, the Debtors own forty-two (42) and lease twenty-five (25). In the ordinary course of business in the Debtors’ Global Defense and Security business segment, the Debtors regularly adjust the composition of their fleet to meet specific contract needs. In connection with various customer contracts, the Debtors routinely decide whether to acquire new aircraft, upgrade existing aircraft, or lease additional aircraft. Fleet adjustments are particularly common in order to comply with contracts with the United States Government. Such contracts include detailed specifications for and modifications to the aircraft and equipment that must be used. Because the Debtors cannot predict with certainty which contract bids will or will not be successful, the Debtors’ ordinary practice is to bid on a contract, and once the contract is won and the aircraft specifications are known, to then acquire, upgrade, or lease the aircraft necessary to comply with a given contract. Revenue generation under a given contract typically does not occur until approximately six (6) months after a contract is won. Therefore, the Debtors’ businesses have large upfront capital expenditures, followed by a significant lag period before a return on capital occurs. B. Helicopter Services The Debtors’ broad range of aerial services consist of three (3) primary business segments: (i) Global Defense and Security, (ii) Civil Aviation Services, and (iii) Manufacturing 7 The Debtors entered into an agreement to sell their interest in Air Amazonia in June 2016, but the transaction has not closed as of the Petition Date. 8 Erickson Air-Crane Incorporated changed its name to Erickson Incorporated on April 1, 2014.

22 and Maintenance, Repair, and Overhaul (“MRO”). Certain of the Debtors operate under Federal Aviation Administration (“FAA”) Part 135, U.S. Air Carrier; Part 133, Rotocraft External-Load Operations; and Part 144 Repair Stations. 1. Global Defense and Security The Debtors are a leader in the global defense and security services industry with more than forty-five (45) years of experience in the field. The Debtors provide defense and security services for the United States Department of Defense (“DoD”), international governments, other government organizations and agencies, as well as third parties that contract with such governmental agencies and organizations.9 The Debtors’ crew members are highly skilled—one (1) in four (4) crew members in the Global Defense and Security business segment is a military veteran. Representative missions include transporting troops and cargo, delivering supplies to ships, airdropping supplies, and evacuating or rescuing personnel. To perform these missions, the Debtors’ aircraft can be equipped with night vision, ballistic protection, and roller systems.10 The Debtors’ also offer maintenance, logistics, and training services in connection with its defense and security programs. Due to a reduction in the scope of DoD activities in Afghanistan and the expiration of contracts in the Philippines and other locations, Global Defense and Security revenues decreased approximately 32% in 2015 to $105.2 million. The Debtors generated approximately $40.4 million in revenues from its global defense and security operations for the six (6) months ended June 30, 2016. 2. Civil Aviation Services The Debtors conduct an array of critical civil aviation services in challenging environments. These multifaceted operations span multiple countries. The Debtors’ civil aviation services include firefighting, timber harvesting, infrastructure construction, oil and gas logistics, crewing, and humanitarian relief. During the year ended December 31, 2015, approximately 58% of civil aviation services revenues derived from operations outside the United States. The Debtors generated approximately $40.9 million in revenues from its civil aviation services operations for the six (6) months ended June 30, 2016. Representative services are discussed below. Firefighting The Debtors deploy its expert pilots and specially-equipped S-64 Aircrane Helitankers (“Helitankers”) to help protect countries across the world from potentially devastating forest fires. The Helitankers can drop more than 25,000 gallons of water every hour due to the Helitankers’ unique ability to carry large amounts of water and refill its tanks mid-flight. The Debtors use Helitankers for rapid, high-volume precision delivery of water and other fire 9 The Commercial Airlift Review Board (“CARB”) regulates civilian air carriers that transport passengers for the DoD. Erickson holds the requisite CARB authorization to operate both rotor and fixed wing aircraft for the DoD and provide mission-critical support services. 10 Roller systems attach to the floor of aircraft to aid with quickly loading and unloading heavy cargo.

23 suppressants from the air. The Debtors provide seasonal aid to wildland fire hotspots in Greece, Turkey, Australia, Italy, Canada, and the United States. The Debtors have developed a number of innovations to enhance the Aircrane’s fire suppression capabilities. For example, the Debtors created the first helicopter application of a water cannon and invented the “Sea Snorkel,” which scoops up water to refill the Aircrane’s tanks. Prior to losing its small business classification, the Debtors were the premier provider of aerial fire suppression services to the United States Forest Service. Timber Harvesting The Debtors provide a variety of advanced aerial timber-harvesting services for non- governmental entities. The Debtors use Aircranes equipped with a proprietary hydraulic grapple to lift and transport timber, thereby minimizing the need for road development and large support crews on the ground. The Debtors’ timber operations are primarily concentrated in Canada and Malaysia. Infrastructure The Debtors perform heavy-lift services for clients across North America and Europe. The Debtors use the Aircrane in a variety of projects, such as transmission and utility grid construction, wind turbine construction, and heavy-weight ventilation and air conditioning unit (“HVAC”) delivery and installation. Among other achievements, the Debtors’ infrastructure team has successfully placed thousands of miles of electrical transmission towers worldwide; flown and installed thousands of HVAC units onto skyscrapers, aviation hangars, automobile plants, and manufacturing facilities; and assisted with pipeline construction in Peru, Mexico, Alaska, and Malaysia. In addition, the Debtors have applied its experience to many unique, short-term projects, including installing an HVAC unit on top of the Chase Tower in Dallas, Texas, removing and reinstalling the Statue of Freedom on top of the United States Capitol Dome, recovering a sailboat wreckage, rescuing an endangered rhino, and delivering snow for the winter Olympics in Vancouver. Oil and Gas The Debtors global reach extends to oil and gas logistics, a field in which the Debtors have over fifteen (15) years of experience. The Debtors excel in supporting oil and gas operations in austere and remote locations with difficult operating challenges. In particular, the Debtors provide lift services for personnel, drilling supplies, and production rig equipment. The Debtors provide oil and gas services in Ecuador, Peru, and North America. 3. Manufacturing & MRO The Debtors’ Manufacturing & MRO business segment provides supply chain and engineering solutions to customers that operate legacy aircraft around the world. The Debtors’ fully-integrated manufacturing and MRO capabilities enable them to perform safely and self- sufficiently in challenging, remote environments.

24 The Debtors offer comprehensive in-house manufacturing services as an OEM for S- 64/CH54 Aircranes. The Debtors’ manufacturing operation can fabricate hard to locate parts and reverse engineer and reproduce parts that may no longer be available from traditional sources. As an OEM, the Debtors provide innovative engineering solutions, product support, maintenance, training, and repair to ensure supply chain reliability for aircraft. The Debtors’ MRO services include the disassembly, cleaning, inspection, repair, and reassembly of airframes, engines, components, and accessories, as well as the testing of complete engines and components to FAA standards. The Debtors provide manufacturing and MRO services out of its facilities in Southern Oregon and also offer field support. The Debtors’ MRO team includes over 200 mechanics and technicians who are cross-trained to service a variety of products and platforms. For the six (6) months ended June 30, 2016, the manufacturing & MRO business generated approximately $14.3 million in revenue. C. Corporate Information and Debtors’ Relationship to Subsidiaries As of the Petition Date, the following individuals were officers and directors of Erickson Incorporated: Jeff Roberts President, Chief Executive Officer and Director David Lancelot Gary R. Scott Glenn S. Johnson Meredith Siegfried Chief Restructuring Officer Director (Chairman) Director Director Attached as Exhibit 2 is the Corporate Organization Chart of the Debtors (the “Corporate Organizational Chart”). D. Events Leading to the Chapter 11 Cases As of October 31, 2016, the Debtors had outstanding prepetition liabilities of approximately $561 million. The Debtors profitability has declined since 2013. For the twelve (12) months ended December 31, 2015, the Debtors had an operating loss of $54.8 million, compared to operating income of $47.0 million for the same time period in 2013. The Debtors had an operating loss of $65.0 million for the six (6) months ending on June 30, 2016. The Debtors’ financial performance has been negatively affected by (i) reduced demand for its services, which is largely attributable to the loss of the Debtors’ status as a small business, (ii) sustained economic distress in the oil and gas industry, and (iii) the continued reduction of DoD military activities in Afghanistan. For the six (6) months ended June 30, 2016, revenues generated from the Civil Aviation Services and Global Defense and Security business segments decreased $19.6 million and $20.8 million respectively, compared to the same period in the prior year. With regard to Civil Aviation Services, $5.9 million of the decrease was attributable to the loss of the United States Forest Service firefighting contract in connection with the loss of the Debtors’ “small business”

25 status. The Debtors’ lost their small business qualification due to changes in the ownership structure that caused aggregation of the employee headcount with certain additional entities.11 The Debtors’ loss of their small business status was detrimental because the United States Forest Service contracts accounted for a significant portion of the Debtors’ revenue. Prior to the Debtors’ disqualification as a small business, the Debtors had secured eight of the twelve (12) available exclusive use contracts with the United States Forest Service. The other large component of the decrease in revenue for Civil Aviation Services related to a $12.5 million reduction in revenue from services provided the oil and gas industry. The Debtors’ competitors have faced similar struggles in this business segment.12 The revenue decrease for the Global Defense and Security business segment was primarily due to contracts expiring and a reduction in scope of DoD activity. E. The Debtors’ Prepetition Restructuring Initiatives During 2015 and 2016, the Debtors focused on implementing a much-needed integration and consolidation plan in relation to the 2013 Evergreen acquisition, reduced operational headcount, refocused their business development efforts on positive margin contracts, implemented energy reduction initiatives, utilized enhanced sales and operations planning mechanisms, consolidated management positions, and completed a comprehensive leadership change across nearly all business segments and executive positions. Despite the cost cutting efforts implemented in 2015 and 2016, the Debtors’ revenues continued to decline, causing reduced availability under their borrowing base and tightening of liquidity under the Existing First Lien Credit Facility. As a result, the Existing First Lien Agent imposed an availability block that limited the Debtors’ borrowing availability under the Existing First Lien Credit Facility pursuant to numerous amendments to the Existing First Lien Credit Facility. Beginning with amendment thirteen (13th) to the Existing First Lien Credit Agreement dated July 22, 2016, the Existing First Lien Lenders required a refinancing of the Existing First Lien Credit facility in its entirety by a date certain. If the Debtors failed to refinance the Existing First Lien Credit Facility by that date, initial refinancing fees would be imposed in the amount of (a) $5 million if the refinancing had not occurred by September 12, 2016, and (b) if the refinancing had not occurred on or before September 26, 2016, then $500,000 would be due each two weeks thereafter. As of November 7, 2016, the aggregate outstanding refinancing fees totaled approximately $7 million (the “Refinancing Accommodation Fee”). Under the twentieth (20th) amendment to the Existing First Lien Credit Facility dated October 19, 2016, the availability block was $20 million for the period from October 31, 2016 to December 31, 2016.13 In the months leading up to the Petition Date, the Debtors retained Haynes and Boone, LLP (“Haynes and Boone”), Alvarez and Marsal North America, LLC (“A&M”), and Imperial Capital, LLC (“Imperial”) to assist with its restructuring efforts. The Debtors, with the assistance of their advisors, determined that the Debtors did not have sufficient liquidity to 11 The Debtors unsuccessfully challenged the disqualification. 12 See CHC Group LTD, No. 16-31864 (BJH) (N.D. Tex. 2016). 13 The availability blocks in each instance were consistent with the terms and conditions of the Existing First Lien Credit Facility.

26 operate and meet certain debt service obligations during the remainder of 2016, and therefore required additional sources of financing. Accordingly, the Debtors instructed Imperial to identify, assess, and explore options to address the Debtors’ liquidity concerns. Specifically, Imperial was tasked with evaluating and pursuing options to refinance the Existing First Lien Credit Facility. On June 13, 2016, Imperial launched a marketing process and contacted ninety-six (96) potential lenders. Forty-four (44) parties signed non-disclosure agreements and received an investor presentation and data room access. Ultimately, Imperial identified the two (2) most likely candidates to provide new liquidity to refinance the Existing First Lien Credit Facility. On June 27, 2016, the Debtors signed a non- exclusive letter of intent with a potential lender for a new $150 million credit facility. The potential lender conducted diligence throughout the month of August 2016, including field exams and appraisals.14 The Debtors concurrently explored a financing term sheet submitted by a private equity firm. The private equity firm met with the Debtors’ management and conducted financial diligence. Subsequently, the Debtors concluded that they required $176 million in total liquidity, including funds to acquire aircraft in order to perform under the VertRep Contract by early December (as described in more detail below). In addition, the Debtors were facing the $14.1 million interest payment obligation coming due on the Second Priority Notes on November 1, 2016, continuing decreased revenues, higher operating losses, and were experiencing continued liquidity constraints due to the availability requirements imposed by the Existing First Lien Lenders under the First Lien Credit Agreement. Consequently, the negotiations with the potential prepetition lender and the private equity firm referenced above both failed to result in a viable proposal. The Debtors realized that in order to continue operations as a going concern, the Debtors would need to engage their prepetition Creditor constituencies and consider a path to restructure their balance sheet and equitize a significant portion of their debt. Left with no other alternative, the Debtors began to consider a Chapter 11 reorganization process. Around the same time, an ad hoc group of Second Priority Noteholders (the “Ad Hoc Noteholders”) was formed and began efforts to engage in restructuring discussions with the Debtors. The Debtors and their advisors considered a variety of potential transactions, including refinance and sale options. Based on all of the factors described herein, the Debtors determined that it was in the best interests of their Creditors to commence the Chapter 11 Cases and propose the Plan. The Debtors also determined that the DIP Facilities presented the only viable mechanism for providing the liquidity that the Debtors required to continue their operations during the Chapter 11 Cases. 14 Subsequently, the potential prepetition lender submitted a non-binding term sheet for a $170 million credit facility.

27 ARTICLE V. DEBTORS’ ASSETS AND LIABILITIES A. Prepetition Capital Structure Arrangements As of the Petition Date, the Debtors reported approximately $561 million in total liabilities. As described in greater detail below, as of the Petition Date, the Debtors’ significant funded debt obligations included:  approximately $130.8 million in principal amount under Existing First Lien Credit Facility;  approximately $370.2 million in principal amount and accrued interest under Second Priority Notes;  approximately $10 million in aggregate principal and accrued interest under the Seller Notes; and  approximately $4.0 million in principal amount under a promissory note to Bell Helicopter Textron Inc. 1. Existing First Lien Credit Facility On May 2, 2013, Erickson Incorporated (f/k/a Erickson Air-Crane Incorporated), and Erickson Helicopters, Inc. (f/k/a Evergreen Helicopters, Inc.), as borrowers, Wells Fargo Bank, N.A. as the administrative agent, lead arranger, book runner, syndication agent and documentation agent (i.e., the Existing First Lien Agent), and certain lenders (i.e., the Existing First Lien Lenders) entered into that certain Credit Agreement (i.e., Existing First Lien Credit Agreement), pursuant to which the Existing First Lien Lenders made certain credit available to the borrowers (i.e., the Existing First Lien Credit Facility). The Existing First Lien Credit Facility is an asset based loan arrangement. Erickson’s ability to draw on the Existing First Lien Credit Facility to fund its liquidity needs is limited by a number of factors, those traditionally found in asset based credit facilities, such as including borrowing “availability” as determined based upon the amount of eligible collateral to support the borrowing base. As of October 31, 2016, the principal amount of approximately $127.8 million in borrowings and $3 million of letters of credit were outstanding under the First Lien Credit Facility (i.e., the Existing First Lien Credit Facility Claims). The Existing First Lien Credit Facility is primarily used for general corporate purposes and, in the absence of a default under the Existing First Lien Credit Agreement, would mature on May 2, 2018. In connection with the Existing First Lien Credit Agreement, the Debtors entered into a Guaranty and Security Agreement dated as of May 2, 2013 (as amended, restated supplemented or otherwise modified from time to time) and the Line of Credit Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing (as amended, restated supplemented or otherwise modified from time to time). Pursuant to the First Lien Loan Documents Debtors granted first priority liens and security interests on substantially all of the Debtors’ assets as described in the First Lien Credit Facility Documents.

28 2. Second Priority Notes Erickson Incorporated issued 8.25% Second Priority Senior Secured Notes due 2020 (i.e., Second Priority Notes), under an Indenture dated as of May 2, 2013 (i.e., the Existing Second Lien Indenture), among the Erickson Incorporated, the guarantors from time to time party thereto, and Wilmington Trust, National Association, as trustee and notes collateral agent (i.e., the Indenture Trustee). Holders of the Existing Second Lien Notes (the “Second Priority Noteholders”) have second priority liens and security interests on substantially all of the Debtors’ assets. On May 2, 2013, the Existing First Lien Agent and the Indenture Trustee entered into an Intercreditor Agreement with respect to the First Lien Credit Agreement and the Existing Second Lien Indenture (i.e., the Existing Intercreditor Agreement). The Existing Intercreditor Agreement generally provides for the subordination of the Existing Second Lien Claims to the Existing First Lien Credit Facility Claims. The Existing Second Lien Notes have semi-annual interest payments due May 1 and November 1 each year. An interest payment of $14.6 million was due November 1, 2016, which the Debtors did not pay. As of the Petition Date, there was approximately $370,205,428 in principal and interest outstanding under the Existing Second Lien Notes. 3. Summary of Subsidiary Roles Under Existing First Lien Credit Agreement and Existing Second Lien Indenture All of the Debtors are indirectly or wholly-owned subsidiaries of Debtor Erickson and collectively comprise the issuers and guarantors of the Debtors’ funded debt, excluding non- debtor affiliates that continue to conduct their businesses in the ordinary course. Each of Erickson’s domestic subsidiaries is (a) a guarantor or co-borrower under the Existing First Lien Credit Agreement and (b) a guarantor under the Existing Second Lien Indenture. 4. Seller Notes In connection with the Debtors’ acquisition of Evergreen in 2013, Erickson Incorporated issued unsecured promissory notes to certain Existing First Lien Lenders, in an aggregate principal amount of $17.5 million (the “Seller Notes”). The Seller Notes were issued pursuant to and in accordance with (a) the terms of the Stock Purchase Agreement dated as of March 18, 2013, by and among Erickson Incorporated, Evergreen, and the other parties thereto, and (b) the terms of the First Lien Securities Purchase Agreement dated as of March 18, 2013 by and among Erickson Incorporated, Evergreen, and the other parties thereto. The Seller Notes accrue interest at a fixed rate of 6% per annum and mature on November 2, 2020. The Seller Notes required quarterly interest payments for the time period of December 31, 2013 through March 31, 2015. Thereafter, the terms of the Seller Notes require quarterly payments, in cash, of $1 million in principal in addition to the interest payment. From time to time, Erickson Incorporated has exercised its option to prepay a portion of the Seller Notes, which resulted in a corresponding reduction to the quarterly principal and interest due under the Seller Notes. During May 2016, entities affiliated with a former member of Erickson’s board of directors acquired $1.2 million of the Seller Notes from third parties.

29 As of the Petition Date, there was approximately $9,976,781 in aggregate principal and interest outstanding under the Seller Notes. 5. Promissory Note and Relationship with Bell Helicopter Textron Inc. and Textron Innovations, Inc. Erickson Incorporated, Bell Helicopter Textron Inc. (“Bell”), and Textron Innovations, Inc. (“TII”) are parties to a Manufacturing and Training License Agreement dated February 25, 2015 (the “Bell MTLA”). Pursuant to the MTLA, among other things, (i) Bell and TII provide Erickson Incorporated with an exclusive license to manufacture and supply certain parts for the Bell model 214B and model 214ST helicopters, designate Erickson Incorporated as the point-of- contact and source of maintenance training for the 214B and 214ST helicopters and provide Erickson Incorporated a discount on certain parts sold by Bell; and (ii) Erickson Incorporated remits certain royalties to Bell and TII and provides Bell a discount on certain parts manufactured by Erickson. The Debtors are in the preliminary stages of discussions with Bell and TII regarding potential amendments to the MTLA and therefore have not yet completed their analysis of the MTLA to determine if Erickson Incorporated will seek assumption or rejection of the MTLA. TII has filed a general unsecured claim for $175,682 that TII asserts is due under the MTLA (the “MTLA Claim”). Assuming TII is correct, the MTLA Claim may need to be paid as cure if Erickson Incorporated ultimately seeks to assume the MTLA. If the Debtors are unable to assume the MTLA or renegotiate terms for the ongoing manufacture and supply of the 214B and 214ST helicopters and related training and maintenance, the Debtors will no longer be able to offer these products and services as part of their MRO business. In addition to the MTLA, Erickson Incorporated purchased certain parts inventory from Bell (the “Bell Inventory”) in exchange for a $10 million promissory note executed on February 25, 2015 (the “Bell Note”). Bell has filed a secured Proof of Claim asserting that the balance owed on the Bell Note is at least $4,040,547.95, plus accrued interest, fees and expenses. In connection with the Bell Note, Bell and Erickson Incorporated executed a security agreement dated February 4, 2015. While the Debtors continue their review of claims related to the Bell Inventory and Bell Note, the Debtors believe that any claim asserted by Bell under the Bell Note would be treated as a Class 6 General Unsecured Claim. Bell has also filed a Proof of Claim asserting an additional Class 6 General Unsecured Claim in the amount of $284,021.27. In that Proof of Claim, Bell asserts it also has an Administrative Claim under Section 503(b)(9) of the Bankruptcy Code in the amount of $10,405.82 for parts delivered to the Debtors in the 20 days prior to the Petition Date, and other Administrative Claims in the amount of at least $12,818.08 for parts delivered to the Debtors after the Petition Date. 6. Trade Debt In the ordinary course of providing aviation services, the Debtors have historically obtained goods and services from numerous vendors.

30 7. Equity Interests Erickson Incorporated is a public company whose common stock traded on The NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “EAC.” Erickson Incorporated files annual reports and other information with the United States Securities and Exchange Commission (the “SEC”). Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov. Erickson Incorporated consummated its initial public offering of 4.8 million shares of common stock on April 11, 2012, with a market capitalization of approximately $38.4 million. As of the quarterly period ended June 30, 2016, 110,000,000 shares of the Erickson Incorporated’s $0.0001 par value stock had been authorized with 13,895,421 issued and outstanding. As of October 30, 2016, Erickson’s common stock was trading at $0.47 per share. On July 26, 2016, Erickson Incorporated received two letters from the listing qualifications staff of the NASDAQ indicating that, (i) based upon the closing bid price of Erickson Incorporated’s common stock for the last 30 consecutive business days, Erickson Incorporated no longer met the requirement to maintain a minimum bid price of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2), and (ii) based upon Erickson Incorporated’s market value of publicly held shares for the last 30 consecutive days, Erickson Incorporated no longer met the requirement to maintain a minimum market value of publicly held shares of $5 million, as set forth in NASDAQ Listing Rule 5450(b)(1)(C). Erickson Incorporated has been provided a period of 180 calendar days, or until January 23, 2017, in which to regain compliance with NASDAQ Listing Rule 5550(a)(2). On December 9, 2016, the Notice of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 was filed delisting Erickson Incorporated’s common stock from NASDAQ. As of the Petition Date, only one (1) holder15 held more than 50% of Erickson Incorporated’s outstanding common stock (with such ownership based on SEC rules and regulations);16 and there were only two (2) other holders of the common stock of Erickson Incorporated and any beneficial interest therein who held more than 4.5% of the Debtors’ outstanding Common Stock. 15 Totals as stated in Schedule 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”) dated April 28, 2016 and filed with the United States Securities and Exchange Commission lists Quinn Morgan as owning or controlling 54.3 percent of common stock outstanding as of April 15, 2016. Mr. Morgan serves on the board of directors and is the managing member of ZM EAC LLC and Q&U Investments LLC. Q&U Investments LLC is the managing member of ZM Private Equity Fund I GP, LLC, which is the general partner of ZM Private Equity Fund I, L.P.; Q&U Investments LLC is the managing member of ZM Private Equity Fund II GP, LLC, which is the general partner of ZM Private Equity Fund II, L.P.; and Q&U Investments LLC is the managing member of 10th Lane Partners LLC, which is the managing member of 10th Lane Finance Co., LLC. Accordingly, Mr. Morgan may be deemed to have sole voting and investment power with respect to the shares held by ZM EAC LLC, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., and 10th Lane Finance Co., LLC. 16 Since multiple Quinn Morgan entities actually hold this investment, none of them may individually reach the 50% threshold, and it is not clear whether they may be aggregated for purposes of Section 382(g)(4)(D).

31 B. Debtors’ Scheduled Amount of Claims On December 14, 2016, each of the Debtors Filed their Schedules of Assets and Liabilities (i.e., the Schedules of Assets and Liabilities). Pursuant to the Schedules of Assets and Liabilities and based on stipulations under the DIP Financing Order, the Debtors have scheduled the following types and amounts of Claims in the Chapter 11 Cases: Type of Claim Approximate Total Amount Administrative Claims Unknown Priority Unsecured Tax Claims $0 Other Priority Unsecured Claims $0 Secured Tax Claims $0 Existing First Lien Credit Facility Claims $130,763,848 Existing Second Lien Claims $370,205,428 General Unsecured Claims (other than Existing Second Lien Deficiency Claims) $33,451,080 Intercompany Claims $748,645,409 The Bar Date is March 20, 2017. As the Bar Date has not yet occurred, few Proofs of Claims have been Filed. The Debtors will have more clarity with respect to the Claims against the Debtors as more Proofs of Claims are Filed. The Debtors have provided a preliminary estimate of General Unsecured Claims, including rejection damages, in the Recovery Analysis attached hereto as Exhibit 8. ARTICLE VI. BANKRUPTCY CASE ADMINISTRATION A. First and Second Day Motions On or shortly after the Petition Date, the Debtors Filed a number of motions to administer the Chapter 11 Cases in a timely and efficient manner. Pursuant to those motions, the Bankruptcy Court entered orders that, among other things: • Permitted the joint administration of the Chapter 11 Cases; • Authorized maintenance of existing corporate bank accounts and cash management system; • Authorized the Debtors to continue their insurance policies and bond obligations; • Authorized the Debtors to pay certain prepetition tax obligations; • Authorized the Debtors to pay certain prepetition obligations owed to foreign creditors and essential vendors; • Designated the Chapter 11 Cases as complex chapter 11 cases; • Established procedures for payment of estate professionals;

32 • Authorized the Debtors to employ professionals used in the ordinary course of business; • Authorized the Debtors to employ Haynes and Boone, (counsel), A&M (financial advisor), Imperial (financial advisor), and KCC (Claims and balloting agent); • Authorized the payment of certain prepetition accrued wages, salaries, medical benefits, and reimbursable employee expenses; • Authorized the Debtors to enter into the DIP Facilities; • Authorized the Debtors to maintain and honor prepetition warranty programs; • Preserved value for the Debtors estates by prohibiting utility companies from altering or discontinuing service on account of prepetition invoices; • Preserved value for the Debtors estates by establishing procedures for equity trading; and • Extended the time within which the Debtors were required to File the Schedules of Assets and Liabilities and Statements of Financial Affairs. B. Bar Date for Filing Proofs of Claim The general deadline for filing Proofs of Claim in the Chapter 11 Cases is March 20, 2017 (i.e., the Bar Date). Pursuant to section 502(b)(9) of the Bankruptcy Code, the deadline for filing a Proof of Claim by any Governmental Unit is May 8, 2017 (the “Governmental Bar Date”). In the event that the Debtors amend their Schedules of Assets and Liabilities, the Debtors must give notice of such amendment to the holder of a Claim affected thereby, and the affected Claim holder shall have the later of the Bar Date or thirty (30) days from the date on which notice of such amendment was given to File a Proof of Claim. Further, except as otherwise set forth in any order authorizing the rejection of an Executory Contract or Unexpired Lease, in the event that a Claim arises with respect to a Debtor’s rejection of an Executory Contract or Unexpired Lease, the Claim holder shall have the later of the Bar Date or thirty (30) days after the date any order is entered authorizing the rejection of such Executory Contract or Unexpired Lease. C. Meeting of Creditors The meeting of Creditors required under section 341 of the Bankruptcy Code was held on December 19, 2016. D. Official Committee of Unsecured Creditors No Official Committee of Unsecured Creditors has been appointed.

33 E. The DIP Revolving Facility, the DIP Term Facility and Use of Cash Collateral In the months leading up to the Petition Date, the Debtors and their advisors engaged in active dialogue with the Existing First Lien Agent. The Existing First Lien Lenders were not interested in becoming the primary debtor-in-possession lenders. Instead, the Existing First Lien Lenders remained steadfast in their desire to be repaid in full in Cash, and would not consent to being primed by a third party debtor-in-possession financing lender. Given the lack of interest from the Existing First Lien Agent and the Existing First Lien Lenders, the Debtors contacted fourteen (14) independent third-parties, including the potential prepetition lender, to solicit debtor-in-possession financing proposals. Imperial discussed terms with potential debtor-in-possession lenders regarding financing that would allow the Debtors to obtain the necessary liquidity to successfully enter and exit bankruptcy. Specifically, the potential prepetition lender submitted a term sheet to provide $170 million under a debtor-in- possession financing facility. The Debtors, however, were unable to negotiate acceptable terms on debtor-in-possession financing with potential third parties on terms that were acceptable to the Existing First Lien Agent. The primary areas of disagreement were (i) the Existing First Lien Agent and Existing First Lien Lenders required indefeasible payment in full, in cash, of the entire Existing First Lien Credit Facility Claims with any alternative DIP loan, and (ii) the Existing First Lien Agent would not consent to priming of its first priority liens. The potential third party debtor in possession lenders were not interested in being part of a priming fight with the Existing First Lien Agent, or providing financing that would be subordinate to the obligations and liens of the Existing First Lien Lenders or the Second Priority Noteholders. In early October 2016, the Debtors began discussing the possibility of junior debtor–in- possession financing, as well as the broad terms of a balance sheet restructuring, with the Ad Hoc Noteholders. The Debtors determined that they needed $50 million of additional liquidity, plus the use of the Existing First Lien Lenders’ cash collateral in order to stabilize the supply chain, make capital expenditures for government contracts, and fund normal operations in the bankruptcy cases that would implement a balance sheet restructuring and rationalize the Debtors’ aircraft fleet. Certain of the members of the Ad Hoc Noteholders entered into confidentiality agreements with the Debtors and began to conduct diligence on potential postpetition financing options. The Ad Hoc Noteholders and their professionals worked expeditiously to evaluate the Debtors’ businesses and put forth a proposal on junior postpetition financing. In connection with the Ad Hoc Noteholders’ evaluation of postpetition financing options, the Existing First Lien Agent, the Ad Hoc Noteholders, and the Debtors took part in vigorous negotiations during October and November 2016, prior to the Petition Date. These negotiations were complicated by a number of conflicting factors. The resolution of these conflicting factors took significant time and effort, and resulted in the heavily negotiated DIP Revolving Facility and the DIP Term Facility (i.e., the DIP Facilities). On November 10, 2016, the Bankruptcy Court entered the Interim Order: (I) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition

34 Financing on a Superpriority Secured and Priming Basis, (B) Grant Liens and Superpriority Administrative Expense Status, (C) Use Cash Collateral of the Existing First Lien Parties and Existing Second Lien Parties, (D) Grant Adequate Protection to the Existing First Lien Parties and Existing Second Lien Parties, and (E) Enter into DIP Revolving Credit Facility and DIP Term Facility; (II) Modifying the Automatic Stay; (III) Scheduling a final Hearing Pursuant to Bankruptcy Rules 4001(b) and 4001(c); and (IV) Granting Related Relief (Dkt. No. 40) (i.e., the Interim DIP Financing Order). On December 2, 2016, the Bankruptcy Court entered the Final Order: (I) Pursuant To 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (a) Obtain Postpetition Financing On a Superpriority Secured and Priming Basis, (b) Grant Liens and Superpriority Administrative Expense Status, (c) Use Cash Collateral of the Existing First Lien Parties and Existing Second Lien Parties, (d) Grant Adequate Protection to the Existing First Lien Parties And Existing Second Lien Parties, and (e) Enter Into DIP Revolving Credit Facility and DIP Term Facility; (II) Modifying the Automatic Stay; and (III) Granting Related Relief (Dkt. No. 133) (i.e., the DIP Financing Order). The Interim DIP Financing Order and the DIP Financing Order provided the Debtors with the necessary DIP Facilities allowing the Debtors to fund operational expenses as well as the Chapter 11 Cases. Specifically, the DIP Term Facility provided the Debtors with $66,700,000, whereas the DIP Revolving Facility provided a revolving loan subject to a complex formula, which incorporated payment of the Existing First Lien Credit Facility, in the maximum amount of $116,000,000. Erickson Incorporated entered into the DIP Revolving Facility Credit Agreement and the DIP Term Facility Credit Agreement on December 8, 2016. In accordance with the DIP Financing Order, following consummation of the DIP Term Facility, the DIP Term Facility was syndicated out to eligible holders of Existing Second Lien Claims. The syndication of the DIP Term Facility closed on or about December 23, 2016. F. Professionals Employed by the Debtors Pursuant to orders entered by the Bankruptcy Court, the Debtors have retained certain Professionals to represent the Debtors in the Chapter 11 Cases. In particular, the Debtors retained Haynes and Boone to serve as general bankruptcy counsel. The Debtors retained KCC as their Claims and Balloting Agent. The Debtors also retained, pursuant to orders of the Bankruptcy Court: (i) Imperial, as their investment banker; and (ii) A&M, as their financial advisor. G. Aircraft Leases The Debtors possess a diverse fleet of rotary-wing and fixed-wing aircraft that support a variety of government and civil customers worldwide. As of the Petition Date, the Debtors owned all but twenty-five (25) leased aircraft in the fleet. Under section 1110 of the Bankruptcy Code, beginning sixty days after filing a petition under chapter 11 of the Bankruptcy Code, the lessors of the leased aircraft would have a right to take possession of certain qualifying leased aircraft and related equipment notwithstanding the automatic stay in the Chapter 11 Cases, unless

35 the Debtors agreed, with the Bankruptcy Court’s approval, to perform all of their obligations under the applicable unexpired lease agreements and cure certain defaults as required by section 1110. The Debtors’ agreement to comply with the requirements of section 1110 to avoid repossession of leased aircraft would not preclude the Debtors from later rejecting or seeking to renegotiate the terms of the applicable leases. Subject to Bankruptcy Court approval, the Debtors and their lessors may also reach an agreement to extend the 60-day period under section 1110. The initial sixty-day period under section 1110 in the Chapter 11 Cases expired on January 7, 2017. Prior to January 7, 2017, the Debtors (i) rejected two leases for aircraft and related equipment between Erickson Helicopters, Inc. and Copter Lease, L.L.C. (Dkt. No. 132), and (ii) received approval of stipulations extending the protection of the automatic stay under section 1110(b) of the Bankruptcy Code as to the remaining leased aircraft and related equipment (to the extent such aircraft and related equipment are subject to the protections of section 1110)17 until (a) the Effective Date of the Plan for thirteen of the leased aircraft and related equipment, (b) March 31, 2017 for one of the leased aircraft and related equipment; (c) February 20, 2017 for three of the leased aircraft and related equipment, (d) February 13, 2017 for one of the leased aircraft and related equipment, and (e) February 6, 2017 for five of the leased aircraft and related equipment. In most cases, the stipulations may be terminated at an earlier date in the event that the Debtors fail to satisfy any of the monetary or non-monetary commitments required by the lessors in the stipulations in exchange for their agreement to extend the protection of the automatic stay under section 1110(b). The Debtors continue to negotiate revised terms for their leased aircraft and related equipment. The Debtors cannot predict the outcome of those negotiations. To the extent that the Debtors are unable to reach further agreement with certain of their lessors prior to the expiration of the extension period in the applicable stipulation, those lessors may seek to repossess the applicable leased aircraft and related equipment. The loss of leased aircraft could negatively impact the Debtors’ financial and operating performance. H. Stipulation with the United States On January 10, 2017, the Bankruptcy Court approved the Stipulation between the Debtors and the United States. Generally, the Stipulation allowed the Debtors to receive $516,820.82 for prepetition services provided by the Debtors pursuant to the Military Sealift Command’s Vertical Replenishment program (“VertRep”), and provided adequate protection to the United States of its asserted setoff rights. Upon the Debtors’ receipt of the $516,820.82, the United States shall have as adequate protection, solely to the extent of any allowed prepetition claim of the United States and the United States’ rights of setoff or recoupment, if any, an Allowed Administrative Claim in the amount of $516,820.82 pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code. As additional adequate protection to the extent of the United States’ rights of setoff, if any, the United States shall have the right, in addition to other rights that may arise under federal 17 The Debtors’ 1110(b) stipulations do not constitute admissions that any of the leased aircraft or related equipment qualify as “equipment” subject to section 1110 of the Bankruptcy Code or that the related leases are entitled to the protections of section 1110 of the Bankruptcy Code.

36 law, to apply postpetition amounts (which include post-confirmation amounts) that might otherwise be due to the Debtors by the United States (solely up to the amount of the VertRep prepetition payment released) against Allowed Claims of the United States. The Plan shall not alter the rights of the United States under the Stipulation. ARTICLE VII. DESCRIPTION OF THE PLAN A. Introduction A summary of the principal provisions of the Plan and the treatment of Classes of Allowed Claims and Allowed Interests is outlined below. The summary is entirely qualified by the Plan. This Disclosure Statement is only a summary of the terms of the Plan. B. Designation of Claims and Interests/Impairment The following are the Classes of Claims and Interests designated under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Compensation Claims, and Priority Unsecured Tax Claims are not classified. No distribution shall be made on account of any Claim that is not Allowed. Classes of Claims against and Interests in the Debtors are designated as follows: Class – 1 Other Priority Unsecured Claims Class - 2 Other Secured Claims Class - 3 Secured Tax Claims Class - 4 Existing First Lien Credit Facility Claims Class - 5 Existing Second Lien Secured Claims Class - 6 General Unsecured Claims Class - 7 Intercompany Claims Class - 8 Erickson Incorporated Interests Class - 9 Intercompany Interests Claims in Classes 1, 2, 3, 4, 5, and 6 are Impaired and will be entitled to vote on the Plan. Claims in Class 7 may be (i) not Impaired, in which case the Holders of Claims in Class 7 will not be entitled to vote, or (ii) Impaired and deemed to reject the Plan, in which case the Holders of Claims in Class 7 will also not be entitled to vote. Interests in Class 8 are Impaired and will not be eligible to receive a distribution under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, holders of Interests in Class 8 are

37 conclusively presumed to have rejected the Plan and are therefore not entitled to vote to accept or reject the Plan. Interests in Class 9 are Unimpaired under the Plan and will be reinstated. Pursuant to section 1126(f) of the Bankruptcy Code, holders of Claims in Class 9 are conclusively presumed to have accepted the Plan, and are therefore not entitled to vote to accept or reject the Plan. C. Allowance and Treatment of Administrative Claims and Priority Claims 1. Administrative Claims Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Investor Parties, each holder of an Allowed Administrative Claim (other than holders of Professional Compensation Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); or (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 10 days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter. Pursuant to the DIP Financing Order and subject to the terms and conditions thereof and subject to the Intercreditor Agreement and the DIP Financing Orders, holders of Existing Second Lien Claims were granted an Administrative Claim solely to the extent of diminution in value, if any, of the collateral securing the Existing Second Lien Notes, to the extent any such diminution can be established. Otherwise, Existing Second Lien Claims shall be classified as Class 5 Existing Second Lien Secured Claims and/or Class 6 General Unsecured Claims. Except for Professional Compensation Claims, DIP Revolving Facility Claims, DIP Term Facility Claims, and unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors no later than the Administrative Claim Bar Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 30 days after the Effective Date and (2) 30 days after the Filing of the applicable request for payment of the Administrative Claims, if applicable. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with an order of, the Bankruptcy Court. Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims that do not File and serve such a request by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Bankruptcy Court.

38 2. DIP Revolving Facility Claims The DIP Revolving Facility Claims shall be Allowed in an amount equal to the amount of such DIP Revolving Facility Claims accrued or incurred as of the Effective Date, subject to the provisions of the DIP Financing Order and the Plan. Except to the extent that a holder of an Allowed DIP Revolving Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Revolving Facility Claim, each such Allowed DIP Revolving Facility Claim shall be Paid in Full in Cash by the Debtors on the Effective Date, without setoff, deduction or counterclaim, in accordance with the terms of the Payoff Letter. Upon the indefeasible Payment in Full of the DIP Revolving Facility Claims in accordance with the terms of the Plan, on the Effective Date, all liens and security interests granted to secure such Allowed DIP Revolving Facility Claims shall be terminated and of no further force and effect. 3. DIP Term Facility Claims The DIP Term Facility Claims shall be Allowed in the amount of such DIP Term Facility Claims accrued or incurred as of the Effective Date. Except to the extent that a holder of an Allowed DIP Term Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Term Facility Claim, each holder of an Allowed DIP Term Facility Claim shall receive its Pro Rata share of (1) all or a portion of the New Second Lien Credit Facility, as set forth on Annex A to the Plan, and (2) the DIP Equity Distribution. On the Effective Date, all liens and security interests granted to secure the obligations under the DIP Term Facility shall be terminated and of no further force and effect. On the Effective Date, the DIP Term Facility Agent shall be authorized to (i) disburse all remaining funds (if any) in the DIP Term Facility Priority Account to the Debtors or the Reorganized Debtors and (ii) close the DIP Term Facility Priority Account. 4. Professional Compensation Claims (a) Final Fee Applications and Payment of Professional Compensation Claims All requests for payment of Professional Compensation Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than the Professional Compensation Claim Bar Date; provided, however, that Ordinary Course Professionals shall be compensated in accordance with the terms of the Ordinary Course Professionals Order. Objections to Professional Compensation Claims must be Filed and served on the Reorganized Debtors and the Professional to whose application the objections are addressed no later than the Professional Compensation Claim Objection Deadline. The Bankruptcy Court shall determine the Allowed amounts of such Professional Compensation Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. On the Effective Date, the Reorganized Debtors shall establish the Professional Compensation Claim Reserve for payment of Allowed Professional Compensation Claims and shall pay such Professional Compensation Claims in Cash in the amount the Bankruptcy Court allows from such reserve and from the Reorganized Debtors’ Cash.

39 (b) Post-Confirmation Fees and Expenses Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. 5. Priority Unsecured Tax Claims Except to the extent that a holder of an Allowed Priority Unsecured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Unsecured Tax Claim, each holder of such Allowed Priority Unsecured Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that the Reorganized Debtors, with the consent of the Required Investor Parties, shall have the right to pay any Allowed Priority Unsecured Tax Claim, or the remaining balance of any such Claim, in full in Cash at any time on or after the Effective Date, without premium or penalty. D. Allowance and Treatment of Classified Claims and Interests It is not possible to predict precisely the total amount of Claims in a particular Class or the distributions that will ultimately be paid to holders of Claims in the different Classes because of the variables involved in the calculations (including the results of the Claims objection process). 1. Allowance and Treatment of Other Priority Unsecured Claims (Class- 1) This Class includes any Allowed Unsecured Claim entitled to priority status pursuant to section 507(a) of the Bankruptcy Code that is not (a) an Administrative Claim, (b) a Professional Compensation Claim, or (c) a Priority Unsecured Tax Claim. For example, obligations owed to their employees for wages, salaries, benefits, and reimbursable expenses that are entitled to priority treatment under section 507(a)(4) or (5) would be treated as Claims in Class 1. At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Other Priority Unsecured Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Other Priority Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other Priority Unsecured Claim, the following: (i) payment in full in Cash of its Allowed Class 1 Claim; or (ii) such other treatment as is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code. The estimated total amount of Allowed Class 1 Claims is $0.

40 2. Allowance and Treatment of Other Secured Claims (Class - 2) This Class includes any Allowed Secured Claim that is not a DIP Revolving Facility Claim, DIP Term Facility Claim, Secured Tax Claim, Existing First Lien Credit Facility Claim, or an Existing Second Lien Secured Claim. Other Secured Claims shall not include any such Claims secured by Liens that are avoidable, unperfected, subject to subordination, or otherwise unenforceable. At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Other Secured Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other Secured Claim, the following: (i) payment in full in Cash of its Allowed Class 2 Claim; (ii) the collateral securing its Allowed Class 2 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 2 Claim shall revest in the applicable Reorganized Debtor pursuant to the Plan; or (iii) reinstatement of its Allowed Class 2 Claim. The estimated total amount of Allowed Class 2 Claims is $0. 3. Allowance and Treatment of Secured Tax Claims (Class - 3) This Class includes any Allowed Secured Claim for taxes held by a Governmental Unit, including cities, counties, school districts, and hospital districts, (a) entitled by statute to assess taxes based on the value or use of real and personal property and to obtain an encumbrance against such property to secure payment of such taxes or (b) entitled to obtain an encumbrance on property to secure payment of any tax Claim specified in section 507(a)(8) of the Bankruptcy Code. Secured Tax Claims shall not include any such Claims secured by Liens/security interests that are avoidable, unperfected, subject to subordination, or otherwise unenforceable. At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Secured Tax Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Secured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Secured Tax Claim, the following: (i) payment in full in Cash of its Allowed Class 3 Claim; (ii) the collateral securing its Allowed Class 3 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 3 Claim shall revest in the applicable Reorganized Debtor pursuant to the Plan; or (iii) such other treatment consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code. The estimated total amount of Allowed Class 3 Claims is $0. 4. Allowance and Treatment of Existing First Lien Credit Facility Claims (Class - 4) This Class includes any Allowed Claim for the “Existing Secured Obligations” as defined under the Existing First Lien Credit Agreement, minus any portion of the Existing First Lien Credit Facility Claims that have been repaid or rolled up into DIP Revolving Facility Claims. On the Effective Date, each holder of an Allowed Existing First Lien Credit Facility Claim shall receive, except to the extent that a holder of an Allowed Existing First Lien Credit

41 Facility Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Existing First Lien Credit Facility Claim, Payment in Full, in Cash, of its Allowed Class 4 Claim; provided, however, there shall be no distribution for or on account of the Refinancing Accommodation Fee to the extent not payable pursuant to the Creditor Support Agreement. Upon the indefeasible Payment in Full of the Allowed Existing First Lien Credit Facility Claims in accordance with the terms of the Plan, on the Effective Date, all liens and security interests granted to secure such Allowed Existing First Lien Credit Facility Claims shall be terminated and of no further force and effect. The estimated total amount of Allowed Class 4 Claims is $72,466,239.67.18 5. Allowance and Treatment of Existing Second Lien Secured Claims (Class - 5) This Class includes all Existing Second Lien Secured Claims. To the extent Class 5 votes to accept the Plan, the Existing Second Lien Secured Claims shall be Allowed in the aggregate amount of the value of the Second Lien Equity Distribution based on the Plan Equity Value, which includes accrued but unpaid postpetition interest at the non-default contractual rate pursuant to the DIP Financing Order, and not subject to challenge, reduction, recharacterization, defense, offset, or counterclaims. On the Effective Date, except to the extent that a holder of an Allowed Existing Second Lien Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Existing Second Lien Secured Claim, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the Second Lien Equity Distribution; provided, that if Class 5 votes to reject the Plan, the entire amount of Allowed Existing Second Lien Claims shall be deemed to be Allowed Existing Second Lien Deficiency Claims and treated as Claims in Class 6. The estimated total amount of Allowed Class 5 Claims is $370,205,428. 6. Allowance and Treatment of General Unsecured Claims (Class - 6) This Class includes any Allowed Unsecured Claim that is not: (a) an Administrative Claim; (b) a Professional Compensation Claim; (c) a Priority Unsecured Tax Claim; (d) an Other Priority Unsecured Claim; or (e) an Intercompany Claim. For the avoidance of doubt, General Unsecured Claims include Existing Second Lien Deficiency Claims. Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each General Unsecured Claim, each holder of an Allowed Class 6 Claim shall receive its Pro Rata share of the Litigation Trust Interests. If Class 5 votes to accept the Plan, the estimated total amount of Allowed Class 6 Claims is $452.0 million to $520.3 million. 18 The scheduled amount of Existing First Lien Credit Facility Claims is $130,763,848. Pursuant to the effective “roll-up” feature of the Existing First Lien Credit Facility and the DIP Revolving Facility, the outstanding balance of Existing First Lien Credit Facility Claims has been reduced to $72,466,239.67 as of January 20, 2017, and is subject to further reduction prior to the Effective Date. In addition, the Existing First Lien Credit Facility Claims will be increased by accrued and unpaid interest (at the default rate) and other applicable fees, costs, and charges.

42 If Class 5 votes to reject the Plan, the estimated total amount of Allowed Class 6 Claims is $475.2 million to $525.2 million. 7. Allowance and Treatment of Intercompany Claims (Class - 7) This Class includes any Claim held by a Debtor or an Affiliate against a Debtor. On the Effective Date, Class 7 Claims shall be, at the option of the Debtors, with the consent of the Required Investor Parties, either Reinstated or cancelled and released without any distribution. 8. Allowance and Treatment of Erickson Incorporated Interests (Class - 8) This Class includes any Interest in Erickson Incorporated that existed immediately before the Effective Date. On the Effective Date, Class 8 Interests shall be cancelled and released without any distribution. 9. Allowance and Treatment of Intercompany Interests (Class - 9) This Class includes any Interest in a Debtor other than Erickson Incorporated held by another Debtor or by a non-debtor Affiliate of a Debtor. Intercompany Interests shall receive no distribution and shall be Reinstated for administrative purposes only at the election of the Reorganized Debtors. E. Procedures For Resolving Contingent, Unliquidated, and Disputed Claims 1. Claims Administration Responsibilities Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors, with respect to all Interests and Claims other than General Unsecured Claims, shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Interests or Claims other than General Unsecured Claims immediately prior to the Effective Date. Except as otherwise specifically provided in the Plan, after the Effective Date, the Litigation Trustee, with respect to General Unsecured Claims only, shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such

43 settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. After the Effective Date, the Litigation Trustee shall have and retain any and all rights and defenses the applicable Debtor had with respect to any General Unsecured Claim immediately prior to the Effective Date. 2. Estimation of Claims and Interests Before or after the Effective Date, the Debtors, the Reorganized Debtors, and the Litigation Trustee, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim or Interest that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest. 3. Adjustment to Claims or Interests without Objection Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court. 4. Time to File Objections to Claims Except as otherwise specifically provided in the Plan, any objections to Claims shall be Filed on or before the later of (1) 180 days after the Effective Date and (2) such other period of limitation as may be specifically fixed by a Final Order of the Bankruptcy Court for objecting to such Claims. 5. Disallowance of Claims or Interests Except as otherwise specifically provided in the Plan, any Claims or Interests held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims or Interests may not receive any distributions on account of such Claims until such time as any objection to those Claims or Interests have been settled or a Bankruptcy Court order with respect thereto has been entered

44 All Claims Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court Except as provided herein or otherwise agreed, any and all Proofs of Claim Filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order. 6. Amendment to Claims or Interests On or after the Effective Date, a Claim or Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors and any such new or amended Claim or Interest Filed shall be deemed disallowed in full and expunged without any further action; provided, however, that Governmental Units shall not be required to obtain authorization of the Bankruptcy Court or the Reorganized Debtors to File or amend a Proof of Claim prior to the Governmental Bar Date. 7. No Distributions Pending Allowance If an objection to a Claim or Interest or portion thereof is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest or portion thereof unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest. 8. Distributions After Allowance To the extent that a Disputed Claim ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Interest (as applicable) in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim or Interest unless required under applicable bankruptcy law. F. Treatment of Executory Contracts and Unexpired Leases 1. Assumption and Rejection of Executory Contracts Under the Plan On the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed assumed, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (1) previously were assumed or rejected by the Debtors; (2) are specifically

45 designated on the Schedule of Rejected Contracts and Leases Filed and served prior to commencement of the Confirmation Hearing; (3) are specifically designated on the Schedule of Rejected Aircraft Leases Filed and served prior to commencement of the Confirmation Hearing; (4) are subject to a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (5) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (6) are the subject of Article IV.N of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of the Executory Contracts and Unexpired Leases set forth in the Plan, the Schedule of Assumed Aircraft Leases, the Schedule of Assumed Contracts and Leases, the Schedule of Rejected Aircraft Leases or the Schedule of Rejected Contracts and Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to reject Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to Article V.A of the Plan or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Investor Parties, reserve the right to alter, amend, modify, or supplement the Schedules identified in Article V of the Plan and in the Plan Supplement at any time through and including 45 days after the Effective Date. In the event that an Executory Contract with a Governmental Unit is subject to an assignment by the Debtors, such assignment shall require the consent of the United States to the extent required by applicable non-bankruptcy law. 2. Indemnification Obligations All indemnification provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date. For the avoidance of doubt, any indemnification obligations to Former Directors and Officers of the Debtors shall be terminated on the Effective Date and be of no further force and effect.

46 3. Claims Based on Rejection of Executory Contracts or Unexpired Leases Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within 30 days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, (3) the Effective Date, or (4) the date after the Effective Date that the applicable Schedules are altered, amended, modified, or supplemented, but only with respect to any Executory Contract or Unexpired Lease thereby affected. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.D.6 of the Plan. 4. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. Pursuant to the Approval Order, the Debtors shall provide for notices of proposed assumption and proposed cure amounts and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

47 5. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to rejected Executory Contracts or Unexpired Leases. 6. Insurance Policies Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors. 7. Modifications, Amendments, Supplements, Restatements, or Other Agreements Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. 8. Reservation of Rights Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Rejected Contracts and Leases or the Schedule of Rejected Aircraft Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

48 9. Non-occurrence of Effective Date In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Executory Contracts and Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. 10. Contracts and Leases Entered into after the Petition Date Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. ARTICLE VIII. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN A. Corporate Existence Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). B. Reorganized Debtors On the Effective Date, the New Board shall be established, and the Reorganized Debtors shall adopt its New Organizational Documents and the Management Incentive Plan. The Reorganized Debtors shall have the authority to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan. C. Restructuring Transactions On the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Rights Offering, the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, and one or more transactions consisting of inter-company mergers, consolidations, amalgamations, arrangements,

49 continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, which transactions shall be described in the Plan Supplement. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. D. Sources of Plan Distributions Distributions under the Plan shall be made with: (1) Cash on hand, including Cash from operations; (2) the New Common Stock; (3) the New First Lien Credit Facility (4) the New Second Lien Credit Facility; (5) the Rights; (6) the proceeds from the Rights Offering; and (7) interests in the Litigation Trust, as applicable. 1. Issuance of New Common Stock The issuance of the New Common Stock, including options, or other equity awards, if any, reserved for the Management Incentive Plan, by Reorganized Erickson is authorized without the need for any further corporate action or without any further action by the holders of Claims or Interests. On the Effective Date, the Debtors shall issue all securities, notes, instruments, certificates, and other documents required to be issued on the Effective Date pursuant to the Plan. All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The Pro Forma Equity Dilution Table, which shall be included in the Plan Supplement, illustrates the planned distribution of the New Common Stock. The New Common Stock issued pursuant to the Plan shall be common stock of Reorganized Erickson, and shall not include the equity interests of any Reorganized Debtor other than Erickson Incorporated. Pursuant to the Plan, Intercompany Interests are either Reinstated or cancelled at the option of the Reorganized Debtors. To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of

50 administrative convenience, for the ultimate benefit of the holders of New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims. Any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor. 2. New First Lien Credit Facility On the Effective Date, the Reorganized Debtors shall be authorized to enter into the New First Lien Credit Facility in a maximum amount of $150 million and execute the New First Lien Credit Facility Documents substantially in the form contained in the Plan Supplement, and any related agreements or filing without the need for any further corporate or organizational action and without further action by or approval of the Bankruptcy Court. Confirmation shall be deemed approval of the New First Lien Credit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New First Lien Credit Facility, including any and all documents required to enter into the New First Lien Credit Facility, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate entry into the New First Lien Credit Facility and that are in form and substance acceptable to the Required Investor Parties. On the Effective Date, (a) upon the granting of Liens in accordance with the New First Lien Credit Facility, the agent thereunder shall have valid, binding and enforceable Liens on the collateral specified in the New First Lien Credit Facility Documents; and (b) upon the granting of guarantees, mortgages, pledges, Liens and other security interests in accordance with the New First Lien Credit Facility Documents, the guarantees, mortgages, pledges, Liens and other security interests granted to secure the obligations arising under the New First Lien Credit Facility shall be granted in good faith and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens and security interests shall be as set forth in the New First Lien Credit Facility Documents. 3. New Second Lien Credit Facility On the Effective Date, the Reorganized Debtors shall be authorized to enter into the New Second Lien Credit Facility in aggregate principal amount between $40 and $80 million and execute the New Second Lien Credit Facility Documents substantially in the form contained in the Plan Supplement, and any related agreements or filing without the need for any further corporate or organizational action and without further action by or approval of the Bankruptcy Court. Confirmation shall be deemed approval of the New Second Lien Credit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be

51 made, and obligations to be incurred and fees and expenses paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New Second Lien Credit Facility, including any and all documents required to enter into the New Second Lien Credit Facility, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate entry into the New Second Lien Credit Facility and that are in form and substance acceptable to the Required Investor Parties and the New Second Lien Agent. On the Effective Date, (a) upon the granting of Liens in accordance with the New Second Lien Credit Facility, the agent thereunder shall have valid, binding and enforceable Liens on the collateral specified in the New Second Lien Credit Facility Documents; and (b) upon the granting of guarantees, mortgages, pledges, Liens and other security interests in accordance with the New Second Lien Credit Facility Documents, the guarantees, mortgages, pledges, Liens and other security interests granted to secure the obligations arising under the New Second Lien Credit Facility shall be granted in good faith and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens and security interests shall be as set forth in the New Second Lien Credit Facility Documents. 4. Rights Offering Prior to the Effective Date, Reorganized Erickson shall consummate the $20-30 million Rights Offering, through which holders of Allowed Existing Second Lien Claims that are Eligible Offerees shall be offered Rights to acquire Rights Offering Common Stock and Rights Offering New Second Lien Loans in accordance with the Rights Offering Procedures and the Backstop Agreement. The Backstop Parties will backstop the Rights Offering in accordance with the terms and conditions of the Backstop Agreement. The payment of the Put Option Premium, payable in accordance with the Backstop Agreement, shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. (a) Rights Offering Procedures In connection with the Plan, the Company will offer Rights to each holder of an Allowed Existing Second Lien Claim that is an Eligible Offeree to participate in an up to $30.0 million (the “Rights Offering Amount”) Rights Offering, in an amount not to exceed its Pro Rata share of such Rights Offering Amount, to purchase (i) in respect of the first $20.0 million of the Rights Offering, shares of Rights Offering Common Stock, at a per share purchase price (the “Common Stock Purchase Price”) at an implied 10% discount to the Plan Equity Value and (ii) in respect of any amount in excess of $20.0 million, up to $30.0 million, a mix (as determined by the Requisite Investors and the Debtors) of Rights Offering Common Stock, at the same discount to the Plan Equity Value, and Rights Offering New Second Lien Loans issued under the New Second Lien Credit Facility on the terms and conditions set forth in the Plan and the Backstop Agreement. Attached as Exhibit 4 are the Rights Offering Procedures (i.e., the Rights Offering Procedures).

52 Each Eligible Offeree may exercise all, some, or none of such Pro Rata share, and the Purchase Price for such Eligible Offeree will be adjusted accordingly. Any fractional shares of Rights Offering Common Stock which would otherwise be issuable to an Eligible Offeree shall be rounded down to the nearest whole share and the principal amount of all Rights Offering New Second Lien Loans will be rounded down to the nearest whole dollar. The Rights Offering Common Stock shall not be transferable, assignable, or detachable other than in connection with the transfer of the corresponding Existing Second Lien Secured Claims and other than in accordance with the Rights Offering Procedures. 5. Vesting of Assets in the Reorganized Debtors Except with respect to the Litigation Trust Assets, the Liens granted under the New First Lien Credit Facility Documents, the New Second Lien Credit Facility Documents or any agreement, instrument, or other document incorporated in the Plan, or as otherwise provided in the Plan, on the Effective Date and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all property in each Estate, all Retained Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Failure to include a Cause of Action on the Schedule of Retained Causes of Action shall not constitute a waiver or release of such Cause of Action. E. Cancellation of Existing Securities and Agreements On the Effective Date, except to the extent otherwise provided in the Plan (including the Plan Supplement), all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be cancelled and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan. Notwithstanding the foregoing, the DIP Term Facility Credit Agreement and Existing Second Lien Indenture shall continue in effect to the extent necessary to (i) allow the DIP Term Facility Agent and Indenture Trustee, as applicable in accordance with Article III of the Plan, to make distributions to the holders of DIP Term Facility Claims and Existing Second Lien Claims; (ii) permit the Indenture Trustee to assert its Charging Lien; (iii) allow the DIP Term Facility Agent and Indenture Trustee to maintain any right of indemnification, exculpation, contribution, subrogation or any other claim or entitlement it may have under the DIP Term Facility Credit Agreement or Existing Second Lien Indenture or both; (iv) permit the DIP Term Facility Agent

53 and Indenture Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (v) permit the DIP Term Facility Agent and Indenture Trustee to perform any functions that are necessary to effectuate the foregoing; and (vi) to exercise rights and obligations relating to the interests of the DIP Term Facility Parties or holders of Existing Second Lien Notes under the Existing Second Lien Indenture or both. Notwithstanding the foregoing, the DIP Revolving Facility Credit Agreement and Existing First Lien Credit Agreement shall continue in effect to the extent necessary to (i) allow the DIP Revolving Facility Agent and Existing First Lien Agent, in accordance with Article III of the Plan, to make distributions to the holders of DIP Revolving Facility Claims and Existing First Lien Claims; (ii) allow the DIP Revolving Facility Agent and Existing First Lien Agent to maintain any right of indemnification, exculpation, contribution, subrogation or any other claim or entitlement it may have under the DIP Revolving Facility Credit Agreement (and “Loan Documents” as defined therein) or Existing First Lien Credit Documents or both; (iii) permit the DIP Revolving Facility Agent and Existing First Lien Agent to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (iv) permit the DIP Revolving Facility Agent and Existing First Lien Agent to perform any functions that are necessary to effectuate the foregoing; and (v) to exercise rights and obligations relating to the DIP Revolving Facility Parties or interests of the Existing First Lien Lenders or both. All Indenture Trustee Fees, whether incurred before or after the Effective Date, shall be submitted for payment, and shall be paid, in the manner set forth in, and in accordance with the terms of, Section 12 of the DIP Financing Order; provided, however, that invoices for Indenture Trustee Fees incurred after the Effective Date need not be provided to the U.S. Trustee or counsel to any statutory committee appointed in the Chapter 11 Cases. F. Corporate Action On the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the Employment Obligations, which adoptions or assumptions shall be acceptable to the Required Investor Parties; (2) selection of the directors and officers for the Reorganized Debtors as named in the Plan Supplement; (3) the distribution of the New Common Stock, including the Rights Offering Common Stock; (4) implementation of the Restructuring Transactions, including the Rights Offering and the payment of the Put Option Premium in accordance with the Backstop Agreement; (5) entry into the New First Lien Credit Facility Documents, and the New Second Lien Credit Facility Documents, as applicable; (6) adoption of the New Organizational Documents; (7) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (8) the establishment of the Litigation Trust; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers

54 of the Debtors or the Reorganized Debtors, as applicable; provided, that any such action shall be acceptable to the Required Investor Parties. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, Rights Offering Common Stock, the New Organizational Documents, the New First Lien Credit Facility Documents, the New Second Lien Credit Facility Documents, interests in the Litigation Trust, and any and all other agreements, documents, securities, and instruments relating to the foregoing, each of which shall be in form and substance acceptable to the Required Investor Parties. The authorizations and approvals contemplated by Article IV of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law. G. New Organizational Documents On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted as may be necessary to effectuate the transactions contemplated by the Plan. Each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. The New Organizational Documents will prohibit the issuance of non- voting equity securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the terms in the Plan and applicable law. The New Organizational Documents shall be included in the Plan Supplement. H. Directors and Officers of the Reorganized Debtors As of the Effective Date, the terms of the current members of the board of directors of the Debtors shall expire, and the initial boards of directors, including the New Board, and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents. The New Board shall initially consist of 5-7 members, each of which shall be designated by the Required Investor Parties. The members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing, and the Reorganized Debtors’ chief executive officer may be a member of the New Board. In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the New Board and any Person proposed to serve as an officer of the Reorganized Debtors shall be disclosed at or before the Confirmation Hearing, in each case to the extent the identity of such proposed director or officer is known at such time. To the extent any such director or officer of the Reorganized Debtors is an Insider, the Debtors also will disclose the nature of any compensation to be paid to such director or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

55 I. Effectuating Documents; Further Transactions Except as otherwise provided for in the Plan with respect to Secured Claims arising under the DIP Revolving Facility Credit Agreement, the DIP Term Facility Credit Agreement, the Existing First Lien Credit Agreement, and the Existing Second Lien Indenture, on and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. J. Section 1146 Exemption To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the New First Lien Credit Facility or the New Second Lien Credit Facility, as applicable; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. K. Director and Officer Liability Insurance On or before the Effective Date, the Debtors shall purchase and maintain directors and officers liability insurance coverage for the three-year period following the Effective Date on terms no less favorable to the insureds than the Debtors’ existing director and officer coverage and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director and officer coverage upon placement.

56 L. Management Incentive Plan After the Effective Date, the New Board shall adopt the Management Incentive Plan for the Reorganized Debtors, the terms of which shall, subject to approval by the New Board: (a) include options providing for an aggregate of up to 5% pro forma ownership of equity securities in Reorganized Erickson after issuance of all New Common Stock on or as of the Effective Date, including the Rights Offering Common Stock and the DIP Equity Distribution; and (b) otherwise contain terms and conditions generally consistent with those prevailing in the market that are in form and substance acceptable to the Required Investor Parties. M. Employee and Retiree Benefits Unless otherwise provided in the Plan, all employee wages, compensation, and benefit programs in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. N. Retained Causes of Action Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, and excluding the Litigation Trust Causes of Action, in accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtors shall retain and shall have the exclusive right, authority, and discretion to (without further order of the Bankruptcy Court) determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, or litigate to judgment any and all Retained Causes of Action that the Debtors or the Estates may hold against any Entity, whether arising before or after the Petition Date. The Debtors reserve and shall retain the foregoing Retained Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases. Unless a Retained Cause of Action is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order of the Bankruptcy Court, the Debtors expressly reserve such Retained Cause of Action (including any counterclaims) for later adjudication by the Reorganized Debtors. Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral, estoppel, issue preclusion, Claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Causes of Action (including counterclaims) on or after the Confirmation of the Plan. O. Litigation Trust19 The Litigation Trust will be governed by the Litigation Trust Agreement, which will be Filed as part of the Plan Supplement. On the Effective Date, the Debtors or the Reorganized 19 The Litigation Trust is the sole trust established by the Plan for the benefit of the Litigation Trust Beneficiaries, regardless of the specific Debtor against which a Litigation Trust Beneficiary held a Claim.

57 Debtors, as the case may be, on its own behalf and on behalf of the Litigation Trust Beneficiaries shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust in accordance with and pursuant to the terms of the Litigation Trust Agreement. The Litigation Trust shall be established as a liquidating grantor trust for the purpose of liquidating and distributing the Litigation Trust Assets to the Litigation Trust Beneficiaries in accordance with the Plan and Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. All parties and Litigation Trust Beneficiaries shall treat the transfers in trust described in the Plan as transfers to the Litigation Trust Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including, sections 61(a)(12), 483, 1001, 1012, and 1274). All the parties and Litigation Trust Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Litigation Trust Assets, had been first transferred to the Litigation Trust Beneficiaries and then transferred by the Litigation Trust Beneficiaries. The Litigation Trust Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Litigation Trust and the owners of the Litigation Trust. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) or (b). All parties, including the Litigation Trust Beneficiaries and the Litigation Trustee shall value the Litigation Trust Assets consistently and such valuations shall be used for all federal income tax purposes. The Debtors or the Reorganized Debtors shall transfer the Litigation Trust Assets to the Litigation Trust. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. Upon delivery of the Litigation Trust Assets to the Litigation Trust, the Reorganized Debtors shall be released from all liability with respect to the delivery of such distributions. The Litigation Trust Agreement shall provide for the appointment of the Litigation Trustee. The Litigation Trustee shall be selected by the Required Investor Parties, and the Debtors will disclose the identity of the initial Litigation Trustee in the Plan Supplement. The retention of the Litigation Trustee shall be approved in the Confirmation Order. The Litigation Trust Agreement shall provide that the Litigation Trustee must obtain consent from the Reorganized Debtors, which shall not be unreasonably withheld, prior to pursuing each Preference Cause of Action against a particular defendant. The Litigation Trustee shall have the power to administer the assets of the Litigation Trust in accordance with the Litigation Trust Agreement. The Litigation Trustee shall be the estate representative designated to prosecute any and all Litigation Trust Causes of Action. Without limiting the generality of the foregoing, the Litigation Trustee shall (a) hold, administer and prosecute the assets of the Litigation Trust and any proceeds thereof; (b) have the power and authority to retain, as an expense of the Litigation Trust, attorneys, advisors, other professionals and employees as may be appropriate to perform the duties required of the Litigation Trustee under the Litigation Trust Agreement; (c) make distributions as provided in the Litigation Trust Agreement; and (d) provide periodic reports and updates regarding the status of the administration of the Litigation Trust. The Litigation Trustee shall be deemed a Disbursing

58 Agent under the Plan when making distributions to holders of Litigation Trust Interests pursuant to the Litigation Trust Agreement. On the Effective Date, the Reorganized Debtors will transfer the Litigation Trust Funding Amount to the Litigation Trust to fund its operations under the Plan. Under no circumstances shall the Debtors or the Reorganized Debtors be required to contribute any of their respective assets to the Litigation Trust other than the Litigation Trust Funding Amount and the Litigation Trust Assets. The Debtors or Reorganized Debtors, as applicable, shall provide the Litigation Trust with reasonable access to the books and records of the Debtors or Reorganized Debtors concerning the Litigation Trust Causes of Action. In connection with the transfer of the Litigation Trust Causes of Action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) to the extent related to the Litigation Trust Causes of Action shall be shared by the Litigation Trust and the Reorganized Debtors and shall vest in the Litigation Trustee and attorneys, agents, and representatives to the extent necessary to effect such shared privilege. The Debtors or the Reorganized Debtors, as the case may be, and the Litigation Trustee are authorized to take all necessary actions to effectuate the sharing and vesting of such privileges. The Confirmation Order shall provide that the Litigation Trustee’s receipt of the shared privileges shall be without waiver of any such privileges, in recognition of the joint and/or successorship interest in prosecuting Claims on behalf of the Debtors’ Estates. The Litigation Trustee shall not waive any privilege with respect to any documents or communication covered under this Section without the prior written consent of the Reorganized Debtors. The transfer of the Litigation Trust Funding Amount and the Litigation Trust Assets to the Litigation Trust shall be made, as provided in the Plan, for the benefit of the Litigation Trust Beneficiaries. Upon the transfer of the Litigation Trust Funding Amount and the Litigation Trust Assets, the Debtors or the Reorganized Debtors, as the case may be, shall have no interest in or with respect to the Litigation Trust Funding Amount, the Litigation Trust Assets or the Litigation Trust. To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by the Reorganized Debtors and the Litigation Trustee shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of the Reorganized Debtors. Notwithstanding the foregoing, all net proceeds of such Litigation Trust Assets shall be transferred to the Litigation Trust to be distributed to the Litigation Trust Beneficiaries consistent with the terms of the Plan and the Litigation Trust Agreement. P. Release of Debtors Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of

59 the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. Q. Release of Liens Except as otherwise provided in the Plan, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.D.2 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. On and after the Effective Date, any holder of such Secured Claim (and the applicable agents for such holder), at the expense of the Reorganized Debtors, shall be authorized and directed to release any collateral or other property of any Debtor (including any Cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. Without limiting the automatic release provisions of the immediately preceding paragraph: (i) except for distributions required under Article II.B and Article III.D.4 of the Plan, no other distribution under the Plan shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtors or Reorganized Debtors such release of liens or otherwise turns over and releases such Cash, pledge or

60 other possessory liens; and (ii) any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no Claim against the Debtors or their assets or property in respect of such Claim and shall not participate in any distribution under the Plan. R. Releases by Debtors Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative Claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of- court restructuring efforts, intercompany transactions, the Rights Offering, the Chapter 11 Cases, the Disclosure Statement, the DIP Term Facility, the DIP Revolving Facility, the Plan (including the Plan Supplement), or any Restructuring Transactions, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the DIP Term Facility, the DIP Revolving Facility, the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything contained in the Plan to the contrary, the foregoing release does not release any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan. S. Releases by Holders of Claims and Interests As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative Claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Rights Offering, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Term Facility, the DIP Revolving Facility, the Plan (including the Plan Supplement), or any Restructuring Transactions, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement,

61 event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything contained in the Plan to the contrary, the foregoing release does not release any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan. T. Exculpation The Exculpated Parties shall not have or incur any liability to any holder of a Claim or Interest, for any act, event, or omission from the Petition Date to the Effective Date in connection with or arising out of the Chapter 11 Cases, the confirmation of the Plan, the Consummation of the Plan, the administration of the Plan or the assets and property to be distributed pursuant to the Plan (including unclaimed property under the Plan), unless such Entity’s action is determined as (i) bad faith; (ii) actual fraud; (iii) willful misconduct; or (iv) gross negligence, in each case by a Final Order of a court of competent jurisdiction. Each Entity may reasonably rely upon the opinions of counsel, certified public accountants, and other experts or professionals employed by the Debtors. U. Injunction Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall

62 be deemed to have consented to the injunction provisions set forth in Article VIII.F of the Plan. V. Protections against Discriminatory Treatment Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. W. Reimbursement or Contribution If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. X. Retention of Jurisdiction To the fullest extent permitted by applicable law, and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:  allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;  decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;  resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is

63 party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V of the Plan, the Schedules of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;  ensure that distributions to holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan;  adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;  adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;  enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;  enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;  resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;  issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan;  resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary to implement such releases, injunctions, and other provisions;  resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.M of the Plan;  enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

64  determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;  enter an order concluding or closing the Chapter 11 Cases;  adjudicate any and all disputes arising from or relating to distributions under the Plan;  consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;  determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;  hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;  hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;  hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and released granted in the Plan, including under Article VIII of the Plan, regardless of whether such termination occurred prior to or after the Effective Date;  enforce all orders previously entered by the Bankruptcy Court; and  hear any other matter not inconsistent with the Bankruptcy Code. Y. Modifications and Amendments, Revocation, or Withdrawal of the Plan Except as otherwise specifically provided in the Plan, the Debtors reserve the right, with the consent of (i) Required Investor Parties and (ii) the DIP Revolving Facility Agent, the Required Lenders, or all DIP Revolving Facility Lenders, if applicable, to the extent required under the DIP Revolving Facility Credit Agreement, to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights, with the consent of (i) Required Investor Parties and (ii) the DIP Revolving Facility Agent, the Required Lenders, or all DIP Revolving Facility Lenders, if applicable, to the

65 extent required under the DIP Revolving Facility Credit Agreement, to revoke or withdraw, or, to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the Solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. The Debtors reserve the right, with the consent of (i) the Required Investor Parties, and (ii) the DIP Revolving Facility Agent, the Required Lenders, or all DIP Revolving Facility Lenders, if applicable, to the extent required under the DIP Revolving Facility Credit Agreement, to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. Z. Miscellaneous Notwithstanding anything to the contrary in the Plan, the Plan does not alter the rights and obligations of the United States and the Debtors and Reorganized Debtors pursuant to the Stipulation whether the United States votes to accept or reject the Plan, or does not vote on the Plan. Pursuant to the Stipulation, the United States is entitled to apply post-petition or post confirmation funds (up to the amounts released) owed to the Debtors or Reorganized Debtors against Allowed Claims of the United States. Notwithstanding any provision of the Plan to the contrary, any Claim asserted by the United States or its agencies for penalties or punitive damages shall not automatically constitute a Subordinated Claim under the Plan; provided, however, that nothing herein shall constitute or be deemed a waiver of the Debtors’ and any party-in-interest’s rights to seek a determination that any such Claim constitutes a Subordinated Claim. Nothing in the Plan or Confirmation Order shall discharge any Claims of the United States arising on or after the Confirmation Date. Nothing in the Plan or the Confirmation Order shall enjoin or otherwise impair the United States’ rights, of setoff or recoupment, subject to any defenses, claims or objections the Debtors or any other parties-in-interest may have in respect thereof.

66 Notwithstanding anything to the contrary in the Plan, the United States shall not be deemed a Releasing Party under the Plan unless the United States votes to accept the Plan or votes to reject the Plan and does not opt out on the Ballot; provided, however, that the foregoing shall not (a) limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code; or (b) affect the releases provided by the Debtors and other parties under the Plan. ARTICLE IX. LEGAL PROCEEDINGS The following is a summary of material litigation involving the Debtors that existed as of the Petition Date, including potential Claims and Causes of Action that arose as a result of the filing of the Chapter 11 Cases. A. Recovery on Preference Actions and Other Avoidance Actions During the ninety (90) days immediately preceding the Petition Date (the “Preference Period”), while presumed insolvent, the Debtors made various payments and other transfers to Creditors on account of antecedent debts. Some of those payments may be subject to avoidance and recovery as preferential and/or fraudulent transfers pursuant to sections 329, 544, 545, 547, 548, 549, 550, and 553(b) of the Bankruptcy Code. The Debtors’ Statements of Financial Affairs identify the parties who received payments and transfers from the Debtors, which payments and transfers may be avoidable under the Bankruptcy Code. Moreover, the Debtors continue to investigate Causes of Action they may have against third parties. While the Debtors have not completed their investigation of potential objections to Claims and recoveries on Causes of Action, the Debtors are able to provide an estimate of amounts that could be recovered on Preference Actions. The Debtors with the assistance of their Professionals, have conducted a preliminary review and analysis of $35,526,000 of payments to non-insiders (the “Disbursements”) made during the Preference Period to determine the likelihood of potential recoveries on the Preference Actions pursuant to sections 547 and 550 of the Bankruptcy Code. As part of this analysis, the Debtors excluded recoveries for certain categories of Disbursements including, but not limited to, Disbursements: (1) made to employees or for the benefit of employees, (2) made on account of insurance premiums, (3) made to prepay vendors and customers, (4) made on account of Secured Claims, (5) made in an amount under $11,725, and (6) made to government agencies for, among other things, taxes or other applicable regulatory reasons (the “Exclusions”). After taking into account the Exclusions from the Disbursements and applying the contemporaneous exchange for new value defense under section 547(c)(1) of the Bankruptcy Code, the Debtors estimate that potential recoveries from Preference Causes of Action could total between $550,000 to $2,000,000.20 However, additional defenses may be available, which could reduce the recoveries. 20 This estimate does not reflect the cost of pursuing the Preference Causes of Action.

67 OTHER THAN AS EXPRESSLY SET FORTH IN ARTICLE 8 OF THE PLAN, THE PLAN DOES NOT, AND IS NOT INTENDED TO, RELEASE ANY CAUSES OF ACTION, AVOIDANCE ACTIONS, OR OBJECTIONS TO PROOFS OF CLAIM. ALL SUCH RIGHTS ARE SPECIFICALLY PRESERVED, UNLESS SPECIFICALLY RELEASED UNDER THE PLAN. B. Retained Causes of Action or Litigation Trust Causes of Actions Creditors and other parties in interest should understand that certain legal rights, Claims and causes of action the Debtors may have against them, if any exist, are retained under the Plan for prosecution by the Reorganized Debtors or the Litigation Trustee, unless expressly released under the Plan. As such, Creditors and other parties in interest are cautioned not to rely on (i) the absence of the listing of any legal right, Claim or cause of action against a particular Creditor or other party in interest in the Disclosure Statement, Plan, Schedules of Assets and Liabilities, or Statement of Financial Affairs; or (ii) the absence of litigation or demand prior to the Effective Date as any indication that the Debtors, the Reorganized Debtors or the Litigation Trustee do not possess or do not intend to prosecute a particular legal right, Claim or Cause of Action if a particular Creditor or other party in interest votes to accept the Plan. It is the expressed intention of the Debtors, through the Plan, to preserve Retained Causes of Action and the Litigation Trust Causes of Action whether now known or unknown. ARTICLE X. DISTRIBUTIONS TO CREDITORS The Debtors, in consultation with their advisors, have reviewed all Claims and undertaken a preliminary reconciliation of Filed Proofs of Claim and scheduled Claims in order to estimate potentially Allowed Claims. A. Allowed Administrative Claims The Debtors have satisfied undisputed Administrative Claims in the ordinary course of business, including any amounts necessary under section 1110 of the Bankruptcy Code or amounts agreed to in related stipulations. There are Professional Compensation Claims that have not yet been asserted. Section 503(b)(9) of the Bankruptcy Code grants administrative priority for the value of any goods received by the debtor within twenty (20) days before the commencement of the case in which the goods have been sold to the debtor in the ordinary course of the debtor’s business (“503(b)(9) Claims”). The Debtors estimate that there are approximately $1.5 million 503(b)(9) Claims. Other than Professional Compensation Claims and ordinary course expenses covered by the budget for the DIP Term Facility and the DIP Revolving Facility, the Debtors have not received any demands for Administrative Claims. B. Allowed Priority Unsecured Tax Claims Section 507(a)(8) of the Bankruptcy Code provides priority treatment for allowed unsecured Claims of Governmental Units for certain types of taxes. Pursuant to the Final Order (I) Authorizing Debtors to Pay Certain Prepetition Taxes and (II) Authorizing Financial

68 Institutions to Honor and Process Related Checks and Transfers Pursuant to Sections 105(a), 363(b), 507(a)(8) and 541(d) of the Bankruptcy Code (Dkt. No. 126), the Debtors paid certain outstanding tax obligations owed to taxing authorities that would have otherwise been entitled to priority treatment under section 507(a)(8) of the Bankruptcy Code. The Debtors therefore estimate that there will be minimal Allowed Priority Unsecured Tax Claims. C. Allowed Other Priority Unsecured Claims Pursuant to the Order (I) Authorizing Debtors to Pay Certain Prepetition (A) Employee Wages, Other Compensation and Reimbursable Employee Expenses and (B) Independent Contractor Obligations; (II) Continuing Employee Benefits Programs; (III) Modifying the Automatic Stay with Respect to Workers’ Compensation Claims, and (IV) Authorizing Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations Pursuant to Sections 105(a), 363(a), and 507(a) of the Bankruptcy Code and Bankruptcy Rules 6003 and 6004 (Dkt. No. 47) (the “Employee Wages Order”), the Debtors paid certain outstanding obligations owed to their employees for wages, salaries, benefits, and reimbursable expenses that would have otherwise been entitled to priority treatment under section 507(a)(4) or (5) of the Bankruptcy Code. The Debtors therefore estimate that there will be minimal Allowed Other Priority Unsecured Claims. D. Allowed Existing Second Lien Claims The Debtors’ estimate of distributions to Class 5, which includes the Allowed Existing Second Lien Claims, are detailed in the Recovery Analysis annexed hereto as Exhibit 8. E. Allowed General Unsecured Claims The Debtors’ estimate of distributions to Class 6, which includes the Allowed General Unsecured Claims, are detailed in the Recovery Analysis annexed hereto as Exhibit 8. ARTICLE XI. PROVISIONS GOVERNING DISTRIBUTIONS A. Timing and Calculation of Amounts to Be Distributed Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or Allowed Interests (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, holders of Claims or Interests shall not be entitled to interest, dividends, or accruals on the

69 distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. B. Disbursing Agent All distributions under the Plan shall be made by the Disbursing Agent or the Indenture Trustee, as applicable. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. Anything herein to the contrary notwithstanding, all distributions on account of Existing Second Lien Secured Claims in Class 5 and Existing Second Lien Deficiency Claims in Class 6, shall, unless the Indenture Trustee agrees otherwise, be made to the Indenture Trustee and shall be subject to the right of the Indenture Trustee to assert its Charging Lien. C. Rights and Powers of Disbursing Agent 1. Powers of Disbursing Agent The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; and (c) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions 1. Record Date for Distributions As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, the DIP Term Facility Agent, or their respective agents, shall be closed, and the Debtors, the DIP Term Facility Agent, or their respective agents shall not be required to make any further changes in the record holders of any of the Claims or Interests. The Debtors, the DIP Term Facility Agent, or the Disbursing Agent shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent, the DIP Term Facility Agent, and Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the

70 Distribution Record Date, to the extent applicable. For the avoidance of doubt, the Distribution Record Date shall not apply to publicly held securities. 2. Delivery of Distributions in General Except as otherwise provided in the Plan, the Disbursing Agent shall make distributions to holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided further, however, that the address for each holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that holder. 3. Minimum Distributions No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded down to the nearest whole share and the principal amount of all Rights Offering New Second Lien Loans will be rounded down to the nearest whole dollar. The total number of authorized shares of New Common Stock to be distributed to holders of Allowed Claims and Allowed Interests (as applicable) shall be adjusted as necessary to account for the foregoing rounding. To the extent Cash is distributed under the Plan, no Cash payment of less than $50.00 shall be made to a holder of an Allowed Claim on account of such Allowed Claim, and such amounts shall be retained by Reorganized Debtors. 4. Undeliverable Distributions and Unclaimed Property In the event that any distribution to any holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred. E. Manner of Payment 1. All distributions of the New Common Stock to the holders of Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. The DIP Term Facility Agent shall not act as Disbursing Agent with respect to distributions of the DIP Equity Distribution to the DIP Term Facility Lenders and shall have no responsibility or liability for such distributions.

71 2. All distributions of the New Second Lien Credit Facility to the holders of Allowed DIP Term Facility Claims under the Plan shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. 3. All distributions of the Rights, the Rights Offering Common Stock, and the Rights Offering New Second Lien Loans under the Plan, as well as the Put Option Premium to the Backstop Parties, shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. 4. All distributions of Cash to the holders of Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor. 5. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements. 6. All distributions pursuant to Article II.B and Article III.D.4 of the Plan shall be made by the Disbursing Agent in accordance with the terms of the Payoff Letter(s). F. Distributions to Holders of Class 6 General Unsecured Claims 1. On or before the date that is 180 days after the Effective Date, the Disbursing Agent shall distribute to each holder of an Allowed Class 6 General Unsecured Claim its Pro Rata share of the Litigation Trust Interests. 2. Distributions on account of Disputed Class 6 General Unsecured Claims shall be held in the Class 6 Disputed Claims Reserve until such Claims have been either Allowed or Disallowed. To the extent a Disputed Class 6 General Unsecured Claim becomes Allowed, the distribution reserved for such Claim shall be distributed to the holder thereof. To the extent a Disputed Class 6 General Unsecured Claim becomes Disallowed, the distribution reserved for such Claim shall be distributed Pro Rata to holders of Class 6 General Unsecured Claims. 3. For purposes of Article VI.F and Article III.D.6 of the Plan, “Pro Rata” means, as to a particular holder of a Claim in Class 6, the ratio that the amount of such Claim held by such Class 6 Claim holder bears to the aggregate amount of all Class 6 General Unsecured Claims, and such ratio shall be calculated as if all Disputed Class 6 General Unsecured Claims are Allowed Claims as of the Effective Date. G. Section 1145 Exemption Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock as contemplated by Article III.D of the Plan, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities. In addition, under section 1145 of the Bankruptcy Code, such New Common Stock will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and subject to any restrictions in the Reorganized Debtors’ New Organizational Documents.

72 The Rights and the Rights Offering Common Stock shall be exempt from registration under the Securities Act through a private placement pursuant to section 4(a)(2) of the Securities Act, and/or the safe harbor of Regulation D promulgated thereunder, or such other exemption as may be available from any applicable registration requirements. None of the Rights distributed in the Rights Offering and the shares of Rights Offering Common Stock will be registered under the Securities Act, nor any state, local or foreign law requiring registration for offer or sale of a security and no such securities may be offered, resold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements thereof. H. Compliance with Tax Requirements In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. I. Allocations Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. J. No Postpetition Interest on Claims Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. K. Foreign Currency Exchange Rate Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Petition Date.

73 L. Setoffs and Recoupment Except as expressly provided in the Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and holder of Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable holder. In no event shall any holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment. M. Claims Paid or Payable by Third Parties 1. Claims Paid by Third Parties The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid 2. Claims Payable by Third Parties No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection

74 having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE XII. ALTERNATIVES TO THE PLAN A. Chapter 7 Liquidation A straight liquidation bankruptcy or “chapter 7 case” requires liquidation of the Debtors’ assets by an impartial trustee. In a chapter 7 case, the amount holders of General Unsecured Claims would receive depends upon the net estate available after all of the Debtors’ assets have been reduced to cash. The cash realized from liquidation of each of the Debtors’ assets would be distributed in accordance with the order of distribution prescribed in section 507 of the Bankruptcy Code. Whether a bankruptcy case is one under chapter 7 or chapter 11, Secured Claims, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before holders of General Unsecured Claims receive any funds. If the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code, the present Claims with priority status under the Bankruptcy Code may have a priority lower than priority Claims generated by the chapter 7 case, such as the chapter 7 trustee’s fee or the fees of attorneys, accountants and other professionals the trustee may engage. Conversion to chapter 7 then would create an additional layer of Claims with priority status. In a chapter 7 liquidation case, a fully secured Creditor would be entitled to full payment, including interest, from the proceeds of sale of the secured Creditor’s collateral, provided the realized value of the collateral is sufficient to pay both the principal and interest. A secured Creditor whose collateral is insufficient to pay its Secured Claim in full will be entitled to assert a General Unsecured Claim for its deficiency and share with holders of General Unsecured Claims. If the Chapter 11 Cases were converted to cases under chapter 7, the Bankruptcy Court would appoint a trustee to liquidate the Debtors’ assets and to distribute the proceeds as described immediately above. The chapter 7 trustee would be entitled to receive compensation under section 326 of the Bankruptcy Code. The trustee’s fee on all monies disbursed or turned over in the case by the trustee to parties in interest, excluding the Debtors, but including holders of Secured Claims would not exceed (i) 25% on the first $5,000 or less, (ii) 10% on any amount in excess of $5,000 but not in excess of $50,000, (iii) 5% on any amount in excess of $50,000 but not in excess of $1,000,000, and (iv) reasonable compensation not to exceed 3% on any amount in excess of $1,000,000. The trustee’s fees would be paid as a cost of administration and

75 may be paid in full prior to the costs and expenses incurred in a chapter 11 case and prior to any payment to holders of General Unsecured Claims. It is also highly likely that the chapter 7 trustee will retain his or her own attorneys and accountants, and perhaps other professionals such as appraisers, whose fees would also constitute Claims entitled to priority status in a chapter 7 case, with a priority that may be higher than those Claims arising under a chapter 11 case. Liquidation under chapter 7 of the Bankruptcy Code would also entail the appointment of a trustee having no experience or knowledge of the Debtors’ businesses, their records or assets. A substantial period of education would be required in order for any chapter 7 trustee to wind up the case effectively. Also, in the event litigation proves necessary on multiple issues, the chapter 7 trustee would likely be in an inferior position to prosecute such actions without prior knowledge regarding the Debtors’ businesses and without any source of funding to support such efforts. The Liquidation Analysis demonstrates that Creditors will receive a greater distribution under the Plan than a hypothetical liquidation under chapter 7 of the Bankruptcy Code. The analysis provided is believed to be reasonable and conservative. Readers are urged to review the notes and assumptions contained in the Liquidation Analysis attached as Exhibit 5 (the “Liquidation Analysis”). B. Dismissal If dismissal of the Chapter 11 Cases were to occur, the Debtors would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In the event of dismissal, it is highly unlikely that holders of General Unsecured Claims would receive any amount on their Claims. Dismissal would force a race among Creditors to take over and dispose of the Debtors’ available assets. Even the most diligent holders of General Unsecured Claims would likely fail to realize any recovery on their Claims. C. Exclusivity and Alternative Plan Potential Pursuant to section 1121 of the Bankruptcy Code, the Debtors have the exclusive right to file a plan of reorganization on or before March 8, 2017, and the exclusive right to solicit the plan of reorganization on or before May 7, 2017 (the “Exclusive Periods”). Because the Debtors have Filed the Plan and seek its confirmation during the Exclusive Periods, no other alternative plans can be proposed or solicited at this time. Moreover, the Debtors believe that any alternative plan would not be viable and would not provide the same recovery to Creditors as that proposed under the current Plan. The Debtors therefore believe that the Plan is in the best interest of Creditors.

76 ARTICLE XIII. FEASIBILITY AND ESTIMATED VALUATION A. Financial Projections and Feasibility The Bankruptcy Code requires the Debtors to demonstrate that confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. Distributions to Creditors under the Plan do not depend upon the Reorganized Debtors’ future business operations. Rather, such distributions are based upon (1) Cash on hand, including Cash from operations, (2) the New First Lien Credit Facility, (3) the New Second Lien Credit Facility, (4) the proceeds from the Rights Offering, and (5) recoveries from the Litigation Trust Assets. The Debtors believe and have evidence that the proceeds from (1) Cash on hand, (2) the New First Lien Credit Facility, (3) the New Second Lien Credit Facility and (4) proceeds from the Rights Offering are sufficient to satisfy the distributions under the Plan. Attached as Exhibit 6 are the Debtors’ Financial Projections with respect to the Reorganized Debtors (the “Financial Projections”). The Financial Projections show that the Reorganized Debtors will have adequate liquidity and funding to meet their obligations. Further, the Financial Projections evidence that the Reorganized Debtors are not likely to need financial reorganization or liquidation. Therefore, the Debtors believe the Plan is feasible and is not likely to be followed by subsequent liquidation or the need for further financial reorganization of the Debtors. B. Estimated Valuation of the Debtors The Debtors have been advised by Imperial, their investment banker, with respect to the reorganization value of reorganized Erickson Incorporated on a going concern basis. Solely for purposes of the Plan, the estimated range of a reorganization value of the Reorganized Debtors was assumed to be approximately $180 million to $230 million (with a midpoint estimate of approximately $205 million) as of an assumed Effective Date of March 31, 2017. Imperial's estimate of a range of reorganization values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan. Attached as Exhibit 7 is Imperial’s analysis and support (the “Valuation Analysis”) for Imperial’s estimate of the reorganization value of the Debtors. ARTICLE XIV. CERTAIN RISK FACTORS TO BE CONSIDERED Creditors should carefully consider the following factors, as well as the other information contained in this Disclosure Statement (as well as the documents delivered herewith or incorporated by reference herein) before deciding whether to vote to accept or to reject the Plan.

77 The principal purpose of the Chapter 11 Cases is the formulation of the Plan, which establishes how Claims against and Interests in the Debtors will be satisfied. Under the Plan, certain Claims may receive partial distributions, and other Claims may not receive any distributions at all. Interests will receive no distributions. Documents filed with the SEC may contain important risk factors that differ from those discussed below, and such risk factors are incorporated as if fully set forth herein. Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov. A. Bankruptcy Law Considerations The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of holders of Claims in such Impaired Classes. 1. Parties in Interest May Object to the Plan’s Classification of Claims and Interests Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion. 2. The Conditions Precedent to the Effective Date of the Plan May Not Occur As more fully set forth in Article IX of the Plan, the Effective Date is subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Effective Date will not take place. 3. The Debtors May Fail to Satisfy Vote Requirements If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to confirm an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the Holders of Allowed Claims as those proposed in the Plan. To the extent a Class of Claims rejects the Plan, the Debtors may still seek confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. With respect to Class 5 Existing Second Lien Secured Claims, to the extent such Class votes to reject the Plan, all Allowed

78 Existing Second Lien Claims will be deemed to be Allowed Existing Second Lien Deficiency Claims and treated as Claims in Class 6. 4. The Debtors May Not Be Able to Secure Confirmation of the Plan Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non- accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting Holders of claims and equity interests within a particular class under such plan will not be less than the value of distributions such Holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code. There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, holders of Allowed Claims against them would ultimately receive on account of such Allowed Claims. Confirmation of the Plan is also subject to certain conditions as described in Article IX of the Plan. If the Plan is not confirmed, it is unclear what distributions, if any, Holders of Allowed Claims will receive on account of such Allowed Claims. The Debtors reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non- accepting Class, as well as any Class junior to such non-accepting Class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan. There is no assurance that an alternative plan will be confirmed or that the Chapter 11 Cases will not be converted to a liquidation. Holders of Interests will receive no recovery under the Plan or in a liquidation. If a liquidation or protracted reorganization were to occur, there is a risk that there would be little, if any, value available for distribution to the holders of Claims. 5. The Debtors May Object to the Amount or Classification of a Claim Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan. The estimates set forth in this Disclosure Statement cannot be relied upon by any holder of a Claim where such Claim is subject to an

79 objection. Any holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement. 6. Risk of Non-Occurrence of the Effective Date Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur. 7. Contingencies Could Affect Votes of Impaired Classes to Accept or Reject The distributions available to holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes. The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to holders of Allowed Claims under the Plan. 8. Releases, Injunctions, and Exculpation Provisions May not be Approved Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan. B. Failure to Confirm or Consummate the Plan If the Plan is not confirmed and consummated, it is possible that an alternative plan can be negotiated and presented to the Bankruptcy Court for approval; however, there is no assurance that the alternative plan will be confirmed, that the Chapter 11 Cases will not be converted to a liquidation, or that any alternative chapter 11 plan could or would be formulated on terms as favorable to the Creditors as the terms of the Plan. Holders of Interests will receive no recovery under the Plan or in a liquidation. If a liquidation or protracted reorganization were to occur, there is a risk that there would be little, if any, value available for distribution to the holders of Claims.

80 C. Claim Estimates May Be Incorrect There can be no assurance that the estimated Allowed Claim amounts set forth herein are correct. The actual Allowed amounts of Claims may differ from the estimates. The estimated amounts are subject to certain risks. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, the actual Allowed amounts of Claims may vary from those estimated herein. D. Risks Related to Debtors’ Business and Industry Conditions The risks associated with the Debtors’ business and industry include, but are not limited to:  risk of direct financial impact attributable to a significant safety or other hazardous incident;  risk of significant safety or other hazardous incident could negatively impact ability to attract and retain customers;  highly competitive and cyclical nature of the helicopter flight services and helicopter repair industries;  risk associated with small number of helicopter manufacturers;  limited ability to obtain financing and pursue business opportunities because of debt level;  need for capital upgrades and refurbishment, and reliance on secondary market for sale of old aircraft and related parts;  maintenance costs of both operating and idle aircraft;  credit risk relating to nonperformance by customers;  risks relating to operating in international locations;  foreign currency risk;  risks associated with the high levels of regulation in the helicopter flight services industry and the helicopter MRO industry; and  political, regulatory, commercial and economic uncertainty associated with operating a global business.

81 E. Risks Relating to the Securities to be Issued Under the Plan 1. No Current Public Market for Securities There is currently no market for the New Common Stock, including the Rights Offering Common Stock, and there can be no assurance as to the development or liquidity of any market for any such securities. The New Common Stock, including the Rights Offering Common Stock, to be issued under the Plan will not be listed on or traded on any nationally recognized market or exchange as of the Effective Date. The Reorganized Debtors are under no obligation to list any of the above securities on any national securities exchange. Therefore, there can be no assurance that any of the foregoing securities will be tradable or liquid at any time after the Effective Date. If a trading market does not develop or is not maintained, holders of the foregoing securities may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such a market were to exist, such securities could trade at prices higher or lower than the estimated value set forth in this Disclosure Statement depending upon many factors including, without limitation, prevailing interest rates, markets for similar securities, industry conditions, and the performance of, and investor expectations for, the Reorganized Debtors. Accordingly, holders of these securities may bear certain risks associated with holding securities for an indefinite period of time. Further, the New Common Stock, including the Rights Offering Common Stock, to be issued under the Plan has not been registered under the Securities Act, any state securities laws or the laws of any other jurisdiction. Absent such registration, the New Common Stock, including the Rights Offering Common Stock, may be offered or sold only in transactions that are not subject to, or that are exempt from, the registration requirements of the Securities Act and other applicable securities laws. As explained in more detail in Article XVI herein, most recipients of New Common Stock, including Rights Offering Common Stock, will be able to resell such securities without registration pursuant to the exemption provided by Rule 144 of the Securities Act, subject to any restrictions set forth in the Reorganized Debtors’ New Organizational Documents. 2. Implied Valuation of New Common Stock Not Intended to Represent the Trading Value of the New Common Stock The valuation of the Reorganized Debtors is not intended to represent the trading value of New Common Stock in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things: (i) prevailing interest rates; (ii) conditions in the financial markets; (iii) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (iv) other factors that generally influence the prices of securities. The actual market price of the New Common Stock is likely to be volatile. Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Common Stock to rise and fall. Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued does not necessarily

82 reflect, and should not be construed as reflecting, values that will be attained for the New Common Stock in the public or private markets. 3. No Intention to Pay Dividends Reorganized Erickson does not anticipate paying any dividends on the New Common Stock as it expects to retain any future cash flows for debt reduction and to support its operations. As a result, the success of an investment in the New Common Stock will depend entirely upon any future appreciation in the value of the New Common Stock. There is, however, no guarantee that the New Common Stock will appreciate in value or even maintain their initial value. 4. Conditions Precedent to the Rights Offering Could Fail to be Satisfied The obligation of the Backstop Parties to purchase their share of Rights Offering Common Stock pursuant to the Rights Offering and to fulfill their backstop commitment is subject to, among other things, the satisfaction of certain conditions precedent in the Backstop Agreement. If these conditions are not satisfied, the Rights Offering will not occur and the parties to the Backstop Agreement would have the right to terminate the Backstop Agreement. F. Inability to Obtain Financing for Exit Financing There can be no certainty that the New First Lien Credit Facility, the New Second Lien Credit Facility and the Rights Offering will be fully funded. The Exit Financing is subject to certain closing risks, and to the extent that the Exit Financing is not fully funded, the Debtors may be unable to consummate the Plan. G. Certain Tax Implications of the Plan Holders of Claims should carefully review Article XV “Certain United States Federal Income Tax Consequences of the Plan” to determine how the tax implications of the Plan may affect such holders. ARTICLE XV. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN The following is a summary of certain U.S. federal income tax consequences of the Plan to us and certain Holders of Claims. This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations and practice, all as in effect on the date of this Disclosure Statement and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and we do not intend to seek a ruling from the Internal Revenue Service (the “IRS”) as to any of the tax consequences of the Plan discussed below. Events occurring after the date of this Disclosure Statement, including changes in law and

83 changes in administrative positions, could affect the U.S. federal income tax consequences of the Plan. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to us or any Holder of a Claim. There can be no assurance that the IRS will not challenge one or more of the tax consequences of the Plan described below. This summary does not apply to Holders of Claims that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, entities classified as partnerships for U.S. federal income tax purposes, tax-exempt organizations, brokers and dealers in securities, regulated investment companies, real estate investment trusts, small business investment companies, employees, persons who receive their Claims pursuant to the exercise of an employee stock option or otherwise as compensation, persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale, or conversion transaction and regulated investment companies). The following discussion assumes that Holders of Claims hold such Claims as “capital assets” within the meaning of Tax Code section 1221. This summary does not purport to cover all aspects of U.S. federal income taxation that may apply to us and Holders of Claims based upon their particular circumstances. Further, this summary does not address Holders that hold multiple Claims. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than U.S. federal income tax law, including under state, local, estate, gift, non-U.S. or any other applicable tax law. For purposes of this summary, a “U.S. Holder” means a Holder of a Claim that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” means a Holder of a Claim that is not a U.S. Holder and is, for U.S. federal income tax purposes, an individual, corporation (or other entity treated as a corporation for U.S. federal income tax purposes), estate or trust. If an entity classified as a partnership for U.S. federal income tax purposes holds a Claim, the U.S. federal income tax treatment of a partner (or other owner) of the entity generally will depend on the status of the partner (or other owner) and the activities of the entity. Such partner (or other owner) should consult its tax advisor as to the tax consequences of the Plan. The U.S. federal income tax consequences of the Plan are complex. The following summary is for informational purposes only and is not a substitute for careful tax planning and advice based on the individual circumstances pertaining to a Holder of a Claim. All Holders of Claims are urged to consult their own tax advisors as to the consequences of the restructuring described in the Plan under federal, state, local, non-U.S. and any other applicable tax laws.

84 A. U.S. Federal Income Tax Consequences Under the Plan Erickson Incorporated and its U.S. corporate subsidiaries (the “Erickson Consolidated Group”) estimate that they have incurred, and are currently incurring, significant net operating losses (“NOLs”), amounting to in excess of $150 million as of December 31, 2016; however, the Erickson Consolidated Group’s NOLs are subject to audit and possible challenge by the IRS. Accordingly, the amount of the Erickson Consolidated Group’s NOLs ultimately may vary from the amount set forth above. 1. Cancellation of Indebtedness Income Generally, a corporation will recognize cancellation of debt (“COD”) income upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (x) the amount of cash paid, and (y) the issue price of any new indebtedness of the taxpayer issued and (z) the fair market value of any other new consideration (including stock of the debtor) given in satisfaction of such indebtedness at the time of the exchange. A corporation will not, however, be required to include any amount of COD income in gross income if the corporation is a debtor under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding (the “Section 108(a) Exception”). Under Tax Code section 108(b), a debtor that excludes COD income from gross income under the Section 108(a) Exception generally must reduce certain tax attributes by the amount of the excluded COD income. In general, tax attributes are reduced in the following order: (a) NOLs and NOL carryforwards, (b) general business and minimum tax credit carryforwards, (c) capital loss carryforwards, (d) basis of the debtor’s assets, and (e) foreign tax credit carryforwards. A debtor’s tax basis in its assets generally may not be reduced below the amount of liabilities remaining immediately after the discharge of indebtedness. NOLs for the taxable year of the discharge and NOL carryovers to such year generally are the first attributes subject to reduction. However, a debtor may elect under Tax Code section 108(b)(5) (the “Section 108(b)(5) Election”) to reduce its basis in its depreciable property first. If a debtor makes a Section 108(b)(5) Election, the limitation on reducing the debtor’s basis in its assets below the amount of its remaining liabilities does not apply. COD income is determined on a company-by-company basis. If a debtor with excluded COD income is a member of a consolidated group, Treasury regulations address the application of the rules for the reduction of tax attributes (the “Consolidated Attribute Reduction Rules”). If the debtor is a member of a consolidated group and is required to reduce its basis in the stock of another group member, a “look-through rule” generally requires a corresponding reduction in the tax attributes of the lower-tier member. If the amount of a debtor’s excluded COD income exceeds the amount of attribute reduction resulting from the application of the foregoing rules, certain other tax attributes of the consolidated group may also be subject to reduction. Finally, if the attribute reduction is less than the amount of COD income recognized by a member and there is an excess loss account (an “ELA”) (i.e., negative basis in stock) in the stock of the member that recognizes such COD income, the Erickson Consolidated Group will recognize taxable

85 income to the extent of the lesser of such ELA or the amount of the COD income that was not offset by tax attribute reduction. The Debtors will likely realize COD income as a result of the Plan. Pursuant to the Section 108(a) Exception, the Debtors do not expect to include any COD income in gross income. Instead, the Debtors will be required to reduce our tax attributes in accordance with the Consolidated Attribute Reduction Rules after determining the taxable income (or loss) of the Erickson Consolidated Group for the taxable year of discharge. Basis reduction applies to assets owned by a Debtor at the beginning of the tax year following the discharge. Under the Consolidated Attribute Reduction Rules, excluded COD income will be applied to reduce NOLs, if any, and other tax attributes, including tax basis in assets. The application of Consolidated Attribute Reduction Rules (unless a Section 108(b)(5) Election is made) could result in the elimination of the Erickson Consolidated Group’s consolidated NOLs and a reduction of the basis in assets. The extent to which other tax attributes remain following the application of the Consolidated Attribute Reduction Rules will depend upon a number of factors, including the amount of COD income that is actually incurred and whether we make the Section 108(b)(5) Election. 2. Gain or Loss from the Disposition of Assets Certain of the Debtors’ Restructuring Transactions may constitute a taxable disposition of such assets, and the Debtors will recognize gain or loss based on the difference between the fair market value and the tax basis of the assets sold, transferred, or disposed. 3. Limitations on NOLs and Other Tax Attributes Under Tax Code section 382, if a “loss corporation” (generally, a corporation with NOLs and/or built-in losses) undergoes an “ownership change,” the amount of its pre-change losses (including certain losses or deductions which are “built-in,” i.e., economically accrued but unrecognized as of the date of the ownership change) that may be utilized to offset future taxable income generally are subject to an annual limitation. Similar rules apply to a corporation’s capital loss carryforwards and tax credits. The Debtors’ issuance of New Common Stock pursuant to the Plan could result in an ownership change for purposes of Tax Code section 382. Accordingly, assuming that the Debtors emerge with any NOLs following the attribute reduction required under Section 108 (as discussed above), and subject to the discussion below of certain special bankruptcy exceptions, the Erickson Consolidated Group’s pre-change losses may be subject to an annual limitation. This limitation applies in addition to, and not in lieu of, any other limitation that may already or in the future be in effect and the attribute reduction that may result from COD. (a) General Section 382 Limitation In general, the amount of the annual limitation to which a corporation that undergoes an ownership change will be subject is equal to the product of (i) the fair market value of the stock

86 of the loss corporation (or, in the case of a consolidated group, generally the stock of the common parent) immediately before the ownership change (with certain adjustments) and (ii) the “long term tax exempt rate” in effect for the month in which the ownership change occurs (e.g., 1.68% for ownership changes occurring in December 2016). If a corporation (or a consolidated group) in bankruptcy undergoes an ownership change pursuant to a confirmed bankruptcy plan, the fair market value of the stock of the corporation is determined immediately after (rather than before) the ownership change, after giving effect to the discharge of creditors’ claims but subject to certain adjustments. In no event, however, can the stock value for this purpose exceed the pre- change gross value of the corporation’s assets. If a loss corporation has a net unrealized built-in gain (“NUBIG”) immediately prior to the ownership change, the annual limitation may be increased as certain gains are recognized during the five-year period beginning on the date of the ownership change (the “Recognition Period”). If a loss corporation has a net unrealized built-in loss (“NUBIL”) immediately prior to the ownership change, certain losses recognized during the Recognition Period also would be subject to the annual limitation and thus may reduce the amount of pre-change NOLs that could be used by the loss corporation during the Recognition Period. Any portion of the annual limitation that is not used in a given year may be carried forward, thereby adding to the annual limitation for the subsequent taxable year. However, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for at least two years after the ownership change, unless the corporation qualifies for a certain bankruptcy exception discussed below, the annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s pre-change losses, absent any increases due to recognized built-in gains (“RBIGs”). In addition, if a redemption or other corporate contraction occurs in connection with the ownership change of the loss corporation (or the consolidated group), or if the loss corporation (or the consolidated group) has substantial nonbusiness assets, the annual limitation is reduced to take the redemption, other corporate contraction or nonbusiness assets into account. Furthermore, if the corporation (or the consolidated group) undergoes a second ownership change, the second ownership change may result in a lesser (but never a greater) annual limitation with respect to any losses that existed at the time of the first ownership change. (b) Built-in Gains and Losses A NUBIG or NUBIL is generally the difference between the fair market value of a loss corporation’s assets and its tax basis in the assets, subject to a statutorily defined threshold amount. The amount of a loss corporation’s NUBIG or NUBIL must be adjusted for built-in items of income or deduction that would be attributable to a pre-change period if recognized during the Recognition Period. The NUBIG or NUBIL of a consolidated group generally is calculated on a consolidated basis, subject to special rules. If a loss corporation has a NUBIG immediately prior to an ownership change, any RBIGs will increase the annual limitation in the taxable year the RBIG is recognized. An RBIG generally is any gain (and certain income) with respect to an asset held immediately before the date of the ownership change that is recognized during the Recognition Period to the extent of the fair market value of the asset over its tax basis immediately prior to the ownership change. However, the aggregate amount of all RBIGs that are recognized during the Recognition Period

87 may not exceed the NUBIG. On the other hand, if a loss corporation has a NUBIL immediately prior to an ownership change, any recognized built-in losses (“RBILs”) will be subject to the annual limitation in the same manner as pre-change NOLs. An RBIL generally is any loss (and certain deductions) with respect to an asset held immediately before the date of the ownership change that is recognized during the Recognition Period to the extent of the excess of the tax basis of the asset over its fair market value immediately prior to the ownership change. However, the aggregate amount of all RBILs that are recognized during the Recognition Period may not exceed the NUBIL. RBIGs and RBILs may be recognized during the Recognition Period for depreciable and amortizable assets that are not actually disposed. (c) Special Bankruptcy Exception An exception to the foregoing annual limitation rules generally applies when existing shareholders and “qualified creditors” of a debtor corporation under the jurisdiction of a court in a chapter 11 case receive, in respect of their claims or interests, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed plan (the “Section 382(l)(5) Exception”). Under the Section 382(l)(5) Exception, a debtor’s pre-change losses are not limited on an annual basis, but instead NOL carryforwards will be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. Where the Section 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the Section 382(l)(5) Exception), a second special rule will apply (the “Section 382(l)(6) Exception”). Under the Section 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an ownership change to be determined before the events giving rise to the change. The Section 382(l)(6) Exception also differs from the Section 382(l)(5) Exception in that the debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claimed within the prior three-year period, and the debtor may undergo a change of ownership within two years of the Effective Date without triggering the elimination of its pre- change losses. 4. Alternative Minimum Tax In general, a federal alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) each year at a 20% rate to the extent that such tax exceeds the corporation’s regular federal income tax for such year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation may otherwise be able to offset all of its taxable income for regular tax

88 purposes by available NOLs, only 90% of a corporation’s AMTI generally may be offset by its AMT NOLs. In addition, if a corporation (or a consolidated group) undergoes an ownership change within the meaning of Tax Code section 382 and has a net unrealized built-in loss at the time of such change, the corporation’s (or the consolidated group’s) aggregate basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the date of the ownership change. Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future years when the corporation is not subject to the AMT. Any unused credit may be carried forward indefinitely. B. Federal Income Tax Consequences to Holders of Claims The U.S. federal income tax consequences of the Plan to U.S. Holders of Claims (including the character, amount and timing of income, gain or loss recognized) generally will depend upon, among other factors: (i) the manner in which the U.S. Holder acquired a Claim; (ii) the length of time a Claim has been held; (iii) whether a Claim was acquired at a discount; (iv) whether the U.S. Holder has taken a bad debt deduction in the current or prior years; (v) whether the U.S. Holder has previously included accrued but unpaid interest with respect to a Claim; (vi) the U.S. Holder’s method of tax accounting; and (vii) whether we reorganize as is expected. Therefore, U.S. Holders of Claims are urged to consult their tax advisors for information that may be relevant to their specific situation and circumstances and the particular tax consequences to such Holders as a result thereof. 1. Treatment of a Debt Instrument as a Security The U.S. federal income tax consequences to U.S. Holders of Allowed Second Lien Secured Claims will depend, in part, on whether a debt instrument exchanged is treated as a “security” under the reorganization provisions of the Tax Code. Whether a debt instrument constitutes a security for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that generally are taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. The term of obligations under the Existing Second Lien Notes is seven years. 2. Treatment of U.S. Holders of Existing Second Lien Notes Claims Under the terms of the Plan, each Holder of an Allowed Second Lien Claim will exchange its Second Lien Claim on the Effective Date for its Pro Rata share of the Second Lien

89 Equity Distribution and, if applicable, its Pro Rata share of Rights to participate in the Rights Offering. Such U.S. Holder would realize gain or loss equal to the excess of (i) the fair market value of the New Common Stock and Rights (if any) received over (ii) such Holder’s adjusted tax basis in its Second Lien Claim surrendered in the exchange. Whether such gain or loss is recognized will depend in part on whether the Second Lien Notes are securities. If the Second Lien Notes are treated as securities for U.S. federal income tax purposes, the exchange of Second Lien Claims for New Common Stock would be treated as a recapitalization, and therefore a reorganization under Tax Code section 368(a)(1)(E). Except to the extent of amounts received that are attributable to accrued but unpaid interest, a U.S. Holder of an Allowed Second Lien Claim would recognize gain (but not loss) only to the extent of boot received in connection with such exchange. A U.S. Holder’s aggregate tax basis in its New Common Stock and Rights received in exchange for the Second Lien Claim should be equal to such Holder’s tax basis in such Claim surrendered therefor plus the amount of gain, if any, recognized on the exchange. A U.S. Holder’s holding period for its New Common Stock and Rights should include the holding period for the surrendered Second Lien Claim. If the Second Lien Notes are not treated as securities for U.S. federal income tax purposes, a U.S. Holder of Second Lien Claims would be treated as exchanging such Claims in a fully taxable exchange. Subject to the discussion below regarding market discount, the gain generally would be long-term capital gain if the U.S. Holder held its Second Lien Claim for more than one year at the time of the exchange. The deductibility of capital losses is subject to certain limitations discussed below. A U.S. Holder’s tax basis in the New Common Stock and Rights should equal the fair market value of such interests on the date of the exchange. A U.S. Holder’s holding period for the New Common Stock and Rights received would begin on the day following the Effective Date. A U.S. Holder that elects not to exercise the Rights may be entitled to claim a loss equal to the amount of tax basis in the Rights, subject to any limitations on such U.S. Holder’s ability to utilize capital losses. Such U.S. Holders are urged to consult with their own tax advisors as to the tax consequences of electing not to exercise the Rights. A U.S. Holder that elects to exercise the Rights should be treated as purchasing Rights Offering Common Stock in exchange for its Rights and the exercise price. Such a purchase should generally be treated as the exercise of an option under general tax principles. Accordingly, such a U.S. Holder should not recognize income, gain, or loss for U.S. federal income tax purposes when it exercises the Rights. A U.S. Holder’s aggregate tax basis in the Rights Offering Common Stock should equal the sum of: (i) the amount of cash paid by the U.S. Holder to exercise its Rights; plus (ii) such U.S. Holder’s tax basis in its Rights immediately before the option is exercised. A U.S. Holder’s holding period for the Rights Offering Common Stock received pursuant to the exercise of the Rights should begin on the day following such exercise. 3. Treatment of U.S. Holders of General Unsecured Claims Under the Plan, each Holder of General Unsecured Claims will receive its Pro Rata share of the Litigation Trust Interests. A U.S. Holder of General Unsecured Claims would generally

90 be treated as exchanging its General Unsecured Claims in a fully taxable exchange for its share of Litigation Trust Assets. Such U.S. Holder would recognize gain or loss equal to the excess (or deficit) of (i) the fair market value of the U.S. Holder’s share of Litigation Trust Assets received, over (ii) such U.S. Holder’s adjusted tax basis in its General Unsecured Claims surrendered in the exchange. Subject to the discussion below regarding market discount, the gain generally would be long-term capital gain if the U.S. Holder held its General Unsecured Claims for more than one year at the time of the exchange. The deductibility of capital losses is subject to certain limitations discussed below. C. Other Considerations for U.S. Holders 1. Accrued Interest A portion of the consideration received by U.S. Holders of Allowed Claims may be attributable to accrued but untaxed interest on such Claims. Any such amount should be taxable to that U.S. Holder as interest income if such accrued interest has not been previously included in the U.S. Holder’s gross income for U.S. federal income tax purposes. If the fair value of the consideration is not sufficient to fully satisfy all principal and interest on the Claims, the extent to which such consideration will be attributable to accrued but untaxed interest is uncertain. Under the Plan, the aggregate consideration to be distributed to U.S. Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated to untaxed interest that accrued on such Claims, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury regulations treat payments as allocated first to any accrued but untaxed interest. The IRS could take the position that the consideration received by U.S. Holders should be allocated in some way other than as provided in and the Plan. U.S. Holders of Allowed Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan between principal and accrued but untaxed interest. 2. Market Discount Under the “market discount” provisions of the Tax Code, some or all of any gain recognized by a U.S. Holder upon the disposition of a debt instrument of an Allowed Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of market discount on the debt constituting the exchanged Claim. In general, a debt instrument is considered to have been acquired with market discount if it is acquired other than at original issue and if the U.S. Holder’s adjusted tax basis in such instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest,” or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount (equal to the product of 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, and the number of remaining whole years to maturity).

91 Any gain recognized by a U.S. Holder on the disposition of debt instruments that it acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such debt instruments were considered to be held by the U.S. Holder (unless such U.S. Holder elected to include market discount in income as it accrued). To the extent that debt instruments that were acquired with market discount are exchanged in a tax- free transaction for other property, any market discount that accrued on such debt instruments (i.e., up to the time of the exchange) but was not recognized by the U.S. Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued, but not recognized, market discount. 3. Limitation on Use of Capital Losses U.S. Holders who recognize capital losses will be subject to limits on their use of capital losses. For U.S. Holders other than corporations, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (i) $3,000 ($1,500 for married individuals filing separate returns), or (ii) the excess of the capital losses over the capital gains. Non-corporate U.S. Holders may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income, though losses from the sale or exchange of capital assets may only be used to offset capital gains. For corporate U.S. Holders, capital losses may only be used to offset capital gains. U.S. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years. For corporate U.S. Holders, unused capital losses may be carried forward for the five years following the capital loss year or carried back to the three years preceding the capital loss year. Non-corporate U.S. Holders may carry over unused capital losses for an unlimited number of years. 4. Net Investment Income Tax Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on “unearned” net investment income (i.e., income received from, among other things, the sale or other disposition of certain capital assets). Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of any consideration to be received under the Plan. D. Information Reporting and Back-Up Withholding The Debtors will withhold all amounts required by law to be withheld from payments under the Plan. The Debtors will comply with all applicable reporting requirements of the Tax Code. In general, information reporting requirements may apply to distributions or payments made to a holder of a Claim under the Plan. In addition, backup withholding of taxes will generally apply to payments in respect of an Allowed Claim under the Plan unless, in the case of a U.S. holder, such U.S. Holder provides a properly executed IRS Form W-9 or, in the case of Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W- 8BEN or W-8BEN-E (or otherwise establishes such Non-U.S. holder’s eligibility for an exemption.

92 Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a federal income tax return). In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns. E. Consequences of Ownership and Disposition of the New Common Stock Cash distributions made by Reorganized Erickson in respect of New Common Stock will constitute a taxable dividend, when such distribution is actually or constructively received, to the extent such distribution is paid out of the current or accumulated earnings and profits of Reorganized Erickson (as determined under U.S. federal income tax principles). To the extent the amount of any distribution received by a U.S. Holder in respect of New Common Stock exceeds the current or accumulated earnings and profits of Reorganized Erickson, the distribution (1) will be treated as a non-taxable return of the U.S. Holder’s adjusted tax basis in that New Common Stock and (2) thereafter will be treated as capital gain. Sales or other taxable dispositions by U.S. Holders of New Common Stock generally will give rise to gain or loss equal to the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in such New Common Stock. In general, gain or loss recognized on the sale or exchange of New Common Stock will be capital gain or loss and, if the U.S. Holder’s holding period for such New Common Stock exceeds one year, will be long-term capital gain or loss. Certain U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains realized. The deduction of capital losses against ordinary income is subject to limitations under the Tax Code. F. Consequences of Litigation Trust Pursuant to the Plan, certain of the Debtors’ assets will be deemed to be transferred to Litigation Trust Beneficiaries. For federal income tax purposes, any such assets deemed transferred to the Litigation Trust will be treated by the Debtors and by the Litigation Trust Beneficiaries as having been distributed to the Litigation Trust Beneficiaries, with such Litigation Trust Beneficiaries then transferring the assets to the Litigation Trust in exchange for beneficial interests in the Litigation Trust. The Debtors will not retain a beneficial interest in the Litigation Trust; instead, the beneficial interest in the Litigation Trust will be held by the Litigation Trust Beneficiaries. It is intended that the Litigation Trust be treated, for U.S. federal income tax purposes, as a liquidating trust and as a grantor trust, with the Litigation Trust Beneficiaries receiving Litigation Trust Interests being treated as the grantors and deemed owners of the Litigation Trust Assets.

93 The Litigation Trust will be organized for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Litigation Trust. Thus, the Litigation Trust should be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations section 301.7701- 4(d). The provisions of the Litigation Trust Agreement and the Plan are intended to satisfy most of the guidelines for classification as a liquidating trust that are set forth in Revenue Procedure 94-45, 1994-2 C.B. 684. Under the Plan, all parties are required to treat the Litigation Trust as a liquidating trust, subject to contrary definitive guidance from the IRS. In general, a liquidating trust is not a separate taxable entity but rather is treated as a grantor trust, pursuant to sections 671 through 679 of the Tax Code, owned by the persons who are treated as transferring assets to the Trust. No request for a ruling from the IRS will be sought on the classification of the Litigation Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Litigation Trust. If the IRS were to challenge successfully the classification of the Litigation Trust as a grantor trust, the federal income tax consequences to the Litigation Trust and the Litigation Trust Beneficiaries could vary from those discussed in the Plan (including the potential for an entity-level tax). For example, the IRS may characterize some or all of the Litigation Trust as a grantor trust for the benefit of the Debtors or as otherwise owned by and taxable to the Debtors. Alternatively, the IRS could characterize the Litigation Trust as a so-called “complex trust” subject to a separate entity-level tax on its earnings, except to the extent those earnings are distributed during the taxable year. The Litigation Trustee will determine the fair market value of the assets transferred to the Litigation Trust and of the beneficial interests in the Litigation Trust. These values must be used by the Debtors, the Litigation Trustee, and all beneficiaries of the Litigation Trust for all federal income tax purposes. It is possible that the IRS may disagree with the valuations for this purpose. If the IRS were to successfully assert that different valuations should apply, the amount of taxable gain or loss recognized by holders of Allowed Claims would be subject to adjustment. Consistent with the intended treatment, Litigation Trust Beneficiaries will be treated for federal income tax purposes as the grantors and owners of their share of the assets held by the Litigation Trust. No tax should be imposed on the Litigation Trust on earnings generated by the assets held by the Litigation Trust. Instead, each Litigation Trust Beneficiary holding a beneficial interest in the Litigation Trust must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit recognized or incurred by the Litigation Trust. The allocation is based on gross amounts of each item. None of the Debtors’ NOLs carryforwards will be available to reduce any income or gain of the Litigation Trust. Moreover, upon the sale or other disposition (or deemed disposition) of any Litigation Trust Asset, each Litigation Trust Beneficiary holding a beneficial interest in the Litigation Trust must report on its federal income tax return its share of any gain or loss measured by the difference between (1) its share of the amount of cash and/or the fair market value of any property received by the Litigation Trust in exchange for the Litigation Trust Asset so sold or otherwise disposed of and (2) such Litigation Trust Beneficiary’s adjusted tax basis in its share of the Litigation Trust Asset. The character of any such gain or loss to the Litigation Trust Beneficiary will be determined as if such Litigation Trust Beneficiary itself had directly sold or otherwise disposed

94 of the Litigation Trust Asset. The character of items of income, gain, loss, deduction and credit to any Litigation Trust Beneficiary holding a beneficial interest in the Litigation Trust, and the ability of the Litigation Trust Beneficiary to benefit from any deductions or losses, may depend on the particular circumstances or status of the Litigation Trust Beneficiary. Given the treatment of the Litigation Trust as a grantor trust, each Litigation Trust Beneficiary holding a beneficial interest in the Litigation Trust has an obligation to report its share of the Litigation Trust’s tax items (including gain on the sale or other disposition of a Litigation Trust Asset) which is not dependent on the distribution of any cash or other Litigation Trust Assets by the Litigation Trust. Accordingly, a Litigation Trust Beneficiary holding a beneficial interest in the Litigation Trust may incur a tax liability as a result of owning a share of the Litigation Trust Assets, regardless of whether the Litigation Trust distributes cash or other assets. Due to the requirement that the Litigation Trust maintain certain reserves, the Litigation Trust’s ability to make current Cash distributions may be limited or precluded. In addition, due to possible differences in the timing of income on, and the receipt of cash from the Litigation Trust Assets, a Litigation Trust Beneficiary holding a beneficial interest in the Litigation Trust may be required to report and pay tax on a greater amount of income for a taxable year than the amount of cash received by the Litigation Trust Beneficiary during the year. The Litigation Trust will file annual information tax returns with the IRS as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) that will include information concerning certain items relating to the holding or disposition (or deemed disposition) of the Litigation Trust Assets (e.g., income, gain, loss, deduction and credit). Each Litigation Trust Beneficiary holding a beneficial interest in the Litigation Trust will receive a copy of the information returns and must report on its federal income tax return its share of all such items. The information provided by the Litigation Trust will pertain to Litigation Trust Beneficiaries who received their interests in the Litigation Trust in connection with the Plan. Subject to contrary definitive guidance from the IRS or a court of competent jurisdiction (including the receipt by the Litigation Trustee of an IRS private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), the Litigation Trustee may (A) elect to treat any Disputed Claims reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. Accordingly, any Disputed Claims reserve may be subject to tax annually on a separate entity basis on any net income earned with respect to the Litigation Trust Assets in such reserves, and all distributions from such reserves (which distributions will be net of the related expenses of the reserve) will be treated as received by holders in respect of their Claims as if distributed by the Debtors. All parties (including, without limitation, the Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries) will be required to report for tax purposes consistently with the foregoing. The Litigation Trustee may withhold and pay to the appropriate tax authority all amounts required to be withheld pursuant to the Tax Code or any provision of any state, local or non-U.S.

95 tax law with respect to any payment or distribution to the U.S. Holders or Non-U.S. Holders of Litigation Trust Interests. G. U.S. Federal Income Tax Consequences for Non-U.S. Holders The rules governing U.S. federal income taxation of a Non-U.S. Holder are complex. The following discussion includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. Non- U.S. Holders should consult with their own tax advisors to determine the effect of U.S. federal, state, and local tax laws, as well as any other applicable non-U.S. tax laws and/or treaties, with regard to their participation in the transactions contemplated by the Plan and their ownership of Claims. Whether a Non-U.S. Holder realizes gain or loss on the sale, exchange or other disposition and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders. 1. Gain Recognition Any gain realized by a Non-U.S. Holder on the exchange of its Claim, or the sale or other taxable disposition of New Common Stock, generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more during the taxable year in which the Effective Date occurs and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States). If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income withholding tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. in the same manner as a U.S. Holder. In addition, if such Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. 2. Interest Payments to a Non-U.S. Holder that are attributable to accrued but untaxed interest generally will not be subject to U.S. federal income tax or withholding, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person. Interest income, however, may be subject to U.S. withholding if:

96 (i) the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of the stock of Reorganized Erickson entitled to vote; (ii) the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to Reorganized Erickson (each, within the meaning of the Tax Code); or (iii) the Non-U.S. Holder is a bank receiving interest described in Tax Code section 881(c)(3)(A). A Non-U.S. Holder that does not qualify for the portfolio interest exemption from withholding tax with respect to accrued but untaxed interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to such interest or accrued but untaxed interest. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business. If such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise. In addition, if such Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)). 3. Dividends on New Common Stock Any distributions made with respect to New Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized Erickson’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. Except as described below, dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the U.S.) will be subject to U.S. federal withholding tax at a rate of 30% (or lower treaty rate or exemption from tax, if applicable). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or a successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Common Stock held by a Non- U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or

97 business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). 4. FATCA Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income (including dividends and interest), and also include gross proceeds from the sale of any property of a type which can produce U.S. source interest or dividends (which would include dividends and interest). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding tax. FATCA withholding rules apply to U.S.-source payments on obligations, and after December 31, 2018, will apply to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S.-source interest or dividends. Although administrative guidance and Treasury regulations have been issued, the exact scope of these rules remains unclear and potentially subject to material changes. Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of these rules on such Non-U.S. Holder’s ownership of New Common Stock. NO STATEMENT IN THIS DISCLOSURE STATEMENT SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE. THE DEBTORS AND THEIR PROFESSIONALS DO NOT ASSUME ANY RESPONSIBILITY OR LIABILITY FOR THE TAX CONSEQUENCES THE HOLDER OF A CLAIM MAY INCUR AS A RESULT OF THE TREATMENT AFFORDED ITS CLAIM UNDER THE PLAN AND DO NOT REPRESENT WHETHER THERE COULD BE ADDITIONAL TAX EXPOSURE TO THEMSELVES OR THEIR NON-DEBTOR AFFILIATES AS A RESULT OF THE PLAN. ARTICLE XVI. SECURITIES LAW CONSIDERATIONS A. Transfer Restrictions and Consequences under Federal Securities Law The securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the SEC under the Securities Act or any securities regulatory authority of any state under any state securities law. The Plan has not been approved or disapproved by the SEC or any state regulatory authority and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of

98 the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. Neither this Disclosure Statement nor the Plan was required to be prepared in accordance with federal or state securities laws or other applicable nonbankruptcy law. Neither this Disclosure Statement nor the solicitation contemplated herein constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized. Making investment decisions based on the information contained in this Disclosure Statement or the Plan is therefore highly speculative Section 1145 of the Bankruptcy Code generally exempts from registration under the Securities Act the offer or sale under a chapter 11 plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under a plan, if such securities are offered or sold in exchange for a Claim against, or equity interest in, such debtor or affiliate. In reliance upon this exemption, the New Common Stock issued under the Plan generally will be exempt from the registration requirements of the Securities Act, and state and local securities laws. The offer and sale, as applicable, of the Rights and the Rights Offering Common Stock pursuant to the Rights Offering and to the Backstop Parties under the Backstop Agreement is being made in reliance on Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. The New Common Stock issued pursuant to the Section 1145 exemption may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code, subject to any restrictions set forth in the Reorganized Debtors’ New Organizational Documents. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. All Rights and Rights Offering Common Stock issued pursuant to the exemption from registration set forth in section 4(a)(2) under the Securities Act or Regulation D will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rules 144 and 144A of the Securities Act. In any case, recipients of new securities issued under the Plan and pursuant to the Rights Offering are advised to consult with their own legal advisors as to the securities laws governing the transferability of any such securities and the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability. Section 1145(b) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who (i) purchases a Claim with a view to distribution of any security to be received in exchange for the Claim other than in ordinary trading transactions, (ii) offers to sell securities issued under a plan for the holders of such securities, (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (iv) is an issuer, as used in section 2(a)(11) of the Securities Act, with respect to such issuer of the securities, which includes control persons of the issuer.

99 “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, persons deemed to be “underwriters” may be able to resell securities without registration pursuant to Rule 144 under the Securities Act. Generally, Rule 144 would permit the public sale of securities if the required holding period has been met and, under certain circumstances, current information regarding the issuer is publicly available and volume limitations, manner of sale requirements and certain other conditions are met. However, the Reorganized Debtors do not presently intend to make publicly available the requisite current information regarding Reorganized Debtors, and as a result Rule 144 may not be available for resale of securities issued under the Plan. In view of the complex nature of the question of whether a particular Person may be an “underwriter,” the Debtors make no representations concerning the right of any Person to freely resell securities issued under the Plan. Accordingly, the Debtors recommend that potential recipients of such securities consult their own counsel concerning their ability to freely trade such securities. B. Listing; SEC Filings The Reorganized Debtors intend to withdraw its SEC registration before, on, or following the Effective Date of the Plan and cease filing periodic reports with the SEC and terminate any listings of its securities on any national securities exchanges. C. Legends The Rights and the Rights Offering Common Stock issued pursuant to section 4(a)(2) of the Securities Act and/or the safe harbor of Regulation D promulgated thereunder, and certificates, if any, evidencing such Rights Offering Common Stock will bear (or each book- entry position shall be deemed to bear) a legend substantially in the form below: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. D. Book-Entry Form Shares of New Common Stock issued under the Plan in reliance on section 1145 of the Bankruptcy Code shall be issued in book-entry form through the facilities of The Depository Trust Company (“DTC”) to the account of the respective nominees of holders of Claims receiving New Common Stock, provided that the Rights Offering Common Stock, including all Rights Offering Common Stock issued to the Backstop Parties in connection with the Rights Offering, issued pursuant to section 4(a)(2) of the Securities Act and/or the safe harbor of Regulation D promulgated thereunder shall be issued in registered book-entry form on the books and records of Reorganized Erickson or its designee (including its transfer agent), and only such

100 securities issued pursuant to section 4(a)(2) of the Securities Act and/or the safe harbor of Regulation D promulgated thereunder shall bear a legend as described in Article XVI.C above. In connection with the reflection of ownership of any New Common Stock, through the facilities of the DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock (including the Rights Offering Common Stock) or under applicable securities laws. The DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock issued under the Plan is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. ARTICLE XVII. CONCLUSION This Disclosure Statement provides information regarding the Debtors’ bankruptcy and the potential benefits that might accrue to holders of Claims against and Interests in the Debtors under the Plan as proposed. The Plan is the result of extensive efforts by the Debtors and their advisors to provide the holders of Allowed Claims with a meaningful dividend. The Debtors believe that the Plan is feasible and will provide each holder of a Claim against the Debtors with an opportunity to receive greater benefits than those that would be received by any other alternative. The Debtors, therefore, urge interested parties to vote in favor of the Plan.

16035269 Dated: February 3, 2017 ERICKSON INCORPORATED on behalf of itself and all other Debtors By: /s/ David Lancelot David Lancelot Chief Restructuring Officer Erickson Incorporated

16035269_38 EXHIBIT 1 TO THE DISCLOSURE STATEMENT CHAPTER 11 PLAN

16035269_38 IN THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF TEXAS DALLAS DIVISION In re: ERICKSON INCORPORATED, et al. Debtors. § § § § § Chapter 11 Case No. 16-34393-hdh (Jointly Administered) SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ERICKSON INCORPORATED, ET AL., PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE Kenric D. Kattner State Bar No. 11108400 Kourtney Lyda State Bar No. 24013330 HAYNES AND BOONE, LLP 1221 McKinney Street, Suite 2100 Houston, TX 77010 Telephone: 713.547.2000 Facsimile: 713.547.2600 Email: kenric.kattner@haynesboone.com Email: kourtney.lyda@haynesboone.com ATTORNEYS FOR DEBTORS Ian T. Peck State Bar No. 24013306 David L. Staab State Bar No. 24093194 HAYNES AND BOONE, LLP 2323 Victory Avenue, Suite 700 Dallas, TX 75219 Telephone: 214.651.5000 Facsimile: 214.651.5940 Email: ian.peck@haynesboone.com Email: david.staab@haynesboone.com Dated: February 3, 2017

i TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, CONSTRUCTION OF TERMS, COMPUTATION OF TIME, AND GOVERNING LAW........................................................... 1 A. Defined Terms................................................................................................................. 1 B. Rules of Interpretation and Construction of Terms. .......................................................... 1 C. Computation of Time. ..................................................................................................... 1 D. Governing Law................................................................................................................ 2 E. Reference to Monetary Figures. ....................................................................................... 2 F. Reference to the Debtors or the Reorganized Debtors. ..................................................... 2 ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS ................................................ 2 A. Administrative Claims. .................................................................................................... 2 B. DIP Revolving Facility Claims. ....................................................................................... 3 C. DIP Term Facility Claims. ............................................................................................... 3 D. Professional Compensation Claims. ................................................................................. 3 E. Priority Unsecured Tax Claims. ....................................................................................... 4 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ...................... 4 A. Classification in General. ................................................................................................. 4 B. Grouping of Debtors for Convenience Only. .................................................................... 5 C. Summary of Classification of Claims and Interests. ......................................................... 5 D. Treatment of Claims and Interests. ................................................................................... 5 E. Special Provision Governing Unimpaired Claims. ........................................................... 9 F. Elimination of Vacant Classes. ........................................................................................ 9 G. Voting Classes, Presumed Acceptance by Non-Voting Classes. ....................................... 9 H. Intercompany Interests. ................................................................................................... 9 I. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. ............................... 10 J. Controversy Concerning Impairment. ............................................................................ 10 K. Subordinated Claims. .................................................................................................... 10 L. No Waiver. .................................................................................................................... 10 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN...................................................... 10 A. Corporate Existence....................................................................................................... 10 B. Reorganized Debtors. .................................................................................................... 10 C. Restructuring Transactions. ........................................................................................... 11 D. Sources of Plan Distributions. ........................................................................................ 11 E. Vesting of Assets in the Reorganized Debtors. ............................................................... 13 F. Cancellation of Existing Securities and Agreements....................................................... 13 G. Corporate Action. .......................................................................................................... 14 H. New Organizational Documents. ................................................................................... 15 I. Directors and Officers of the Reorganized Debtors. ....................................................... 15 J. Effectuating Documents; Further Transactions. .............................................................. 16 K. Section 1146 Exemption. ............................................................................................... 16 L. Director and Officer Liability Insurance......................................................................... 17

ii M. Management Incentive Plan. .......................................................................................... 17 N. Employee and Retiree Benefits. ..................................................................................... 17 O. Retained Causes of Action. ............................................................................................ 17 P. Litigation Trust.............................................................................................................. 18 Q. Miscellaneous ............................................................................................................... 19 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ............. 20 A. Assumption and Rejection of Executory Contracts and Unexpired Leases. ..................... 20 B. Indemnification Obligations. ......................................................................................... 21 C. Claims Based on Rejection of Executory Contracts or Unexpired Leases. ...................... 21 D. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed. ................... 21 E. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases. ......................................................................................................... 22 F. Insurance Policies. ......................................................................................................... 22 G. Modifications, Amendments, Supplements, Restatements, or Other Agreements. .................................................................................................................. 22 H. Reservation of Rights. ................................................................................................... 23 I. Nonoccurrence of Effective Date. .................................................................................. 23 J. Contracts and Leases Entered Into After the Petition Date.............................................. 23 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS............................................................ 23 A. Timing and Calculation of Amounts to Be Distributed. .................................................. 23 B. Disbursing Agent........................................................................................................... 24 C. Rights and Powers of Disbursing Agent. ........................................................................ 24 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. ...................... 24 E. Manner of Payment. ...................................................................................................... 25 F. Distributions to Holders of Class 6 General Unsecured Claims. ..................................... 26 G. Section 1145 Exemption ................................................................................................ 26 H. Compliance with Tax Requirements. ............................................................................. 27 I. Allocations. ................................................................................................................... 27 J. No Postpetition Interest on Claims. ................................................................................ 27 K. Foreign Currency Exchange Rate................................................................................... 27 L. Setoffs and Recoupment. ............................................................................................... 28 M. Claims Paid or Payable by Third Parties. ....................................................................... 28 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ............................................................................................................................. 29 A. Claims Administration Responsibilities. ........................................................................ 29 B. Estimation of Claims and Interests. ................................................................................ 29 C. Adjustment to Claims or Interests without Objection. .................................................... 30 D. Time to File Objections to Claims.................................................................................. 30 E. Disallowance of Claims or Interests. .............................................................................. 30 F. Amendments to Claims or Interests. .............................................................................. 30 G. No Distributions Pending Allowance. ............................................................................ 31 H. Distributions After Allowance. ...................................................................................... 31

iii ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS ............. 31 A. Release of Debtors......................................................................................................... 31 B. Release of Liens. ........................................................................................................... 32 C. Releases by the Debtors. ................................................................................................ 32 D. Releases by Holders of Claims and Interests. ................................................................. 33 E. Exculpation. .................................................................................................................. 33 F. Injunction. ..................................................................................................................... 33 G. Protections Against Discriminatory Treatment. .............................................................. 34 H. Reimbursement or Contribution. .................................................................................... 34 ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN ...................................................................................................................................... 35 A. Conditions Precedent to Confirmation. .......................................................................... 35 B. Conditions Precedent to Effectiveness. .......................................................................... 35 C. Waiver of Conditions. ................................................................................................... 36 D. Effect of Failure of Conditions. ..................................................................................... 36 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ...................... 36 A. Modification and Amendments. ..................................................................................... 36 B. Effect of Confirmation on Modifications. ...................................................................... 37 C. Revocation or Withdrawal of Plan. ................................................................................ 37 ARTICLE XI. RETENTION OF JURISDICTION ................................................................................. 37 ARTICLE XII. MISCELLANEOUS PROVISIONS ............................................................................... 39 A. Immediate Binding Effect. ............................................................................................. 39 B. Additional Documents. .................................................................................................. 39 C. Payment of Statutory Fees. ............................................................................................ 40 D. Statutory Committee and Cessation of Fee and Expense Payment. ................................. 40 E. Reservation of Rights. ................................................................................................... 40 F. Successors and Assigns. ................................................................................................ 40 G. Notices. ......................................................................................................................... 40 H. Term of Injunctions or Stays. ......................................................................................... 42 I. Entire Agreement. ......................................................................................................... 42 J. Exhibits. ........................................................................................................................ 42 K. Nonseverability of Plan Provisions. ............................................................................... 42 L. Votes Solicited in Good Faith. ....................................................................................... 43 M. Closing of Chapter 11 Cases. ......................................................................................... 43 N. Waiver or Estoppel. ....................................................................................................... 43 O. Controlling Document. .................................................................................................. 43

1 INTRODUCTION The Debtors hereby propose this Chapter 11 Plan under Bankruptcy Code section 1121 for the resolution of outstanding Claims against, and Interests in, the Debtors. Holders of Claims or Interests may refer to the Disclosure Statement, filed contemporaneously with the Plan, for a summary and description of the Plan and certain related matters. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, CONSTRUCTION OF TERMS, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. All capitalized terms not defined elsewhere in the Plan shall have the meaning assigned to them in the Glossary of Defined Terms attached hereto as Exhibit A. Any capitalized term used in the Plan and not defined herein, but that is defined in the Bankruptcy Code, has the meaning assigned to that term in the Bankruptcy Code. Any capitalized term used in the Plan and not defined herein or in the Bankruptcy Code, but that is defined in the Bankruptcy Rules, has the meaning assigned to that term in the Bankruptcy Rules. B. Rules of Interpretation and Construction of Terms. For purposes of the Plan: (1) any reference in the Plan to an existing document or exhibit Filed or to be Filed means that document or exhibit as it may have been or may be amended, supplemented, or otherwise modified; (2) unless otherwise specified, all references in the Plan to sections, articles, and exhibits are references to sections, articles, or exhibits of the Plan; (3) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety and not to any particular portion of the Plan; (4) captions and headings contained in the Plan are inserted for convenience and reference only, and are not intended to be part of or to affect the interpretation of the Plan; (5) wherever appropriate from the context, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; (6) unless otherwise specified, all references herein to exhibits are references to the exhibits in the Plan Supplement; (7) any reference to an Entity as a Holder of a Claim or Interest includes the Entity’s successors and assigns; (8) any reference to docket numbers of documents Filed in the Chapter 11 Cases are references to docket numbers under the Bankruptcy Court’s CM/ECF system; and (9) the rules of construction outlined in Bankruptcy Code section 102 and in the Bankruptcy Rules apply to the Plan. C. Computation of Time. In computing any period, date, or deadline prescribed or allowed in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. If the date on which a transaction may or must occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

2 D. Governing Law. Subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and the Bankruptcy Rules. E. Reference to Monetary Figures. All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS In accordance with Bankruptcy Code section 1123(a)(1), Administrative Claims, Professional Compensation Claims, DIP Revolving Facility Claims, DIP Term Facility Claims and Priority Unsecured Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof. A. Administrative Claims. Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Investor Parties, each holder of an Allowed Administrative Claim (other than holders of Professional Compensation Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); or (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 10 days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter. Except for Professional Compensation Claims, DIP Revolving Facility Claims, DIP Term Facility Claims, and unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors no later than the Administrative Claim Bar Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 30 days after the Effective Date and (2) 30 days after the Filing of the applicable request for payment of the Administrative Claims, if applicable. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and

3 prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with an order of, the Bankruptcy Court. Holders of Administrative Claims that are required to File and serve a request for such payment of such Administrative Claims that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any action by the Bankruptcy Court. B. DIP Revolving Facility Claims. The DIP Revolving Facility Claims shall be Allowed in an amount equal to the amount of such DIP Revolving Facility Claims accrued or incurred as of the Effective Date, subject to the provisions of the DIP Financing Order and this Plan. Except to the extent that a holder of an Allowed DIP Revolving Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Revolving Facility Claim, each such Allowed DIP Revolving Facility Claim shall be Paid in Full in Cash by the Debtors on the Effective Date, without setoff, deduction or counterclaim, in accordance with the terms of the Payoff Letter. Upon the indefeasible Payment in Full of the DIP Revolving Facility Claims in accordance with the terms of the Plan, on the Effective Date, all liens and security interests granted to secure such Allowed DIP Revolving Facility Claims shall be terminated and of no further force and effect. C. DIP Term Facility Claims. The DIP Term Facility Claims shall be Allowed in the amount of such DIP Term Facility Claims accrued or incurred as of the Effective Date. Except to the extent that a holder of an Allowed DIP Term Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Term Facility Claim, each holder of an Allowed DIP Term Facility Claim shall receive its Pro Rata share of (1) all or a portion of the New Second Lien Credit Facility, as set forth on Annex A to the Plan, and (2) the DIP Equity Distribution. On the Effective Date, all liens and security interests granted to secure the obligations under the DIP Term Facility shall be terminated and of no further force and effect. On the Effective Date, the DIP Term Facility Agent shall be authorized to (i) disburse all remaining funds (if any) in the DIP Term Facility Priority Account to the Debtors or the Reorganized Debtors and (ii) close the DIP Term Facility Priority Account. D. Professional Compensation Claims. 1. Final Fee Applications and Payment of Professional Compensation Claims. All requests for payment of Professional Compensation Claims for services rendered and reimbursement of expenses incurred prior to the Effective Date must be Filed no later than the Professional Compensation Claim Bar Date; provided, however, that Ordinary Course Professionals shall be compensated in accordance with the terms of the Ordinary Course Professionals Order. Objections to Professional Compensation Claims must be Filed and served on the Reorganized Debtors and the Professional to whose application the objections are

4 addressed no later than the Professional Compensation Claim Objection Deadline. The Bankruptcy Court shall determine the Allowed amounts of such Professional Compensation Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. On the Effective Date, the Reorganized Debtors shall establish the Professional Compensation Claim Reserve for payment of Allowed Professional Compensation Claims and shall pay such Professional Compensation Claims in Cash in the amount the Bankruptcy Court allows from such reserve and from the Reorganized Debtors’ Cash. 2. Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. E. Priority Unsecured Tax Claims. Except to the extent that a holder of an Allowed Priority Unsecured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Unsecured Tax Claim, each holder of such Allowed Priority Unsecured Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that the Reorganized Debtors, with the consent of the Required Investor Parties, shall have the right to pay any Allowed Priority Unsecured Tax Claim, or the remaining balance of any such Claim, in full in Cash at any time on or after the Effective Date, without premium or penalty. ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Classification in General. The Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

5 B. Grouping of Debtors for Convenience Only. The Plan groups the Debtors together solely for the purpose of describing treatment of Claims and Interests under the Plan and confirmation of the Plan. Although the Plan applies to all of the Debtors, the Plan constitutes seven (7) distinct Plans, one for each Debtor, and for voting and distribution purposes, each Class of Claims will be deemed to contain sub-classes for each of the Debtors, to the extent applicable. To the extent there are no Allowed Claims or Interest with respect to a particular Debtor, such Class is deemed to be omitted with respect to such Debtor. Except as otherwise provided herein, to the extent a holder has a Claim that may be asserted against more than one Debtor, the vote of such holder in connection with such Claims shall be counted as a vote of such Claim against each Debtor against which such holder has a Claim. The grouping of the Debtors in this manner shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger of consolidation of any legal Entities, or cause the transfer of any Assets, and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities. C. Summary of Classification of Claims and Interests. The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows: Class Claims and Interests Status Voting Rights Class 1 Other Priority Unsecured Claims Impaired Entitled to Vote Class 2 Other Secured Claims Impaired Entitled to Vote Class 3 Secured Tax Claims Impaired Entitled to Vote Class 4 Existing First Lien Credit Facility Claims Impaired Entitled to Vote Class 5 Existing Second Lien Secured Claims Impaired Entitled to Vote Class 6 General Unsecured Claims Impaired Entitled to Vote Class 7 Intercompany Claims Unimpaired/Impaired Not Entitled to Vote (Deemed to Accept or Reject) Class 8 Erickson Incorporated Interests Impaired Not Entitled to Vote (Deemed to Reject) Class 9 Intercompany Interests Unimpaired Not Entitled to Vote (Deemed to Accept) D. Treatment of Claims and Interests. 1. Class 1 – Other Priority Unsecured Claims (a) Classification: Class 1 consists of any Other Priority Unsecured Claims against any Debtor. (b) Treatment: At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Other Priority Unsecured Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Other

6 Priority Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other Priority Unsecured Claim, the following: (i) Payment in full in Cash of its Allowed Class 1 Claim; or (ii) Such other treatment as is consistent with the requirements of Bankruptcy Code section 1129(a)(9). (c) Voting: Class 1 is Impaired under the Plan. Holders of Allowed Claims in Class 1 are entitled to vote to accept or reject the Plan. 2. Class 2 - Other Secured Claims (a) Classification: Class 2 consists of any Other Secured Claims against any Debtor. (b) Treatment: At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Other Secured Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Other Secured Claim, the following: (i) Payment in full in Cash of its Allowed Class 2 Claim; (ii) The collateral securing its Allowed Class 2 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 2 Claim shall revest in the applicable Reorganized Debtor pursuant to the Plan; or (iii) Reinstatement of its Allowed Class 2 Claim. (c) Voting: Class 2 is Impaired under the Plan. Holders of Allowed Claims in Class 2 are entitled to vote to accept or reject the Plan. 3. Class 3 – Secured Tax Claims (a) Classification: Class 3 consists of any Secured Tax Claims against any Debtor. (b) Treatment: At the option of the applicable Debtor, with the consent of the Required Investor Parties, each holder of an Allowed Secured Tax Claim shall receive, on or after the Effective Date, except to the extent that a holder of an Allowed Secured Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Secured Tax Claim, the following: (i) Payment in full in Cash of its Allowed Class 3 Claim;

7 (ii) The collateral securing its Allowed Class 3 Claim; provided, however, any collateral remaining after satisfaction of such Allowed Class 3 Claim shall revest in the applicable Reorganized Debtor pursuant to the Plan; or (iii) Such other treatment consistent with the requirements of Bankruptcy Code section 1129(a)(9). (c) Voting: Class 3 is Impaired under the Plan. Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject the Plan. 4. Class 4 – Existing First Lien Credit Facility Claims (a) Classification: Class 4 consists of all Existing First Lien Credit Facility Claims. (b) Allowance: The Existing First Lien Credit Facility Claims shall be Allowed in an amount equal to the amount of the Existing First Lien Credit Facility Claims accrued or incurred as of the Effective Date, without setoff, deduction or counterclaim, and subject to the provisions of the DIP Financing Order and this Plan. (c) Treatment: On the Effective Date, each holder of an Allowed Existing First Lien Credit Facility Claim shall receive, except to the extent that a holder of an Allowed Existing First Lien Credit Facility Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Existing First Lien Credit Facility Claim, Payment in Full, in Cash, of its Allowed Class 4 Claim; provided, however, there shall be no distribution for or on account of the Refinancing Accommodation Fee to the extent not payable pursuant to the Creditor Support Agreement. Upon the indefeasible Payment in Full of the Allowed Existing First Lien Credit Facility Claims in accordance with the terms of the Plan, on the Effective Date, all liens and security interests granted to secure such Allowed Existing First Lien Credit Facility Claims shall be terminated and of no further force and effect. (d) Voting: Class 4 is Impaired under the Plan. Holders of Allowed Claims in Class 4 are entitled to vote to accept or reject the Plan. 5. Class 5 – Existing Second Lien Secured Claims (a) Classification: Class 5 consists of all Existing Second Lien Secured Claims. (b) Allowance: To the extent Class 5 votes to accept the Plan, the Existing Second Lien Secured Claims shall be Allowed in the aggregate amount of the value of the Second Lien Equity Distribution based on the Plan Equity Value, which includes accrued but unpaid postpetition interest at the non-default contractual rate pursuant to the DIP Financing Order, and not subject to challenge, reduction, recharacterization, defense, offset, or counterclaims.

8 (c) Treatment: On the Effective Date, except to the extent that a holder of an Allowed Existing Second Lien Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Existing Second Lien Secured Claim, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the Second Lien Equity Distribution; provided, that if Class 5 votes to reject the Plan, the entire amount of Allowed Existing Second Lien Claims shall be deemed to be Allowed Existing Second Lien Deficiency Claims and treated as Claims in Class 6. (d) Voting: Class 5 is Impaired under the Plan. Holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan. 6. Class 6 - General Unsecured Claims (a) Classification: Class 6 consists of all General Unsecured Claims against any Debtor. (b) Allowance: The Class 6 Existing Second Lien Deficiency Claims shall be Allowed in full and not subject to challenge, reduction, recharacterization, defense, offset, or counterclaims. (c) Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each General Unsecured Claim, each holder of an Allowed Class 6 Claim shall receive its Pro Rata share of the Litigation Trust Interests. (d) Voting: Class 6 is Impaired under the Plan. Holders of Allowed Claims in Class 6 are entitled to vote to accept or reject the Plan. 7. Class 7 - Intercompany Claims (a) Classification: Class 7 consists of all Intercompany Claims. (b) Treatment: On the Effective Date, Class 7 Claims shall be, at the option of the Debtors, with the consent of the Required Investor Parties, either Reinstated or cancelled and released without any distribution. (c) Voting: Class 7 is Unimpaired if the Class 7 Claims are Reinstated or Impaired if the Class 7 Claims are cancelled. Holders of Class 7 Claims are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code. Holders of Class 7 Claims are not entitled to vote to accept or reject the Plan. 8. Class 8 – Erickson Incorporated Interests (a) Classification: Class 8 consists of all Erickson Incorporated Interests. (b) Treatment: On the Effective Date, Class 8 Interests shall be cancelled and released without any distribution.

9 (c) Voting: Class 8 is Impaired. Holders of Class 8 Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Class 8 Interests are not entitled to vote to accept or reject the Plan. 9. Class 9 – Intercompany Interests (a) Classification: Class 9 consists of all Intercompany Interests. (b) Treatment: Intercompany Interests shall receive no distribution and shall be Reinstated for administrative purposes only at the election of the Reorganized Debtors. (c) Voting: Class 9 Claims are Unimpaired under the Plan. Holders of Class 9 Interests are deemed to accept the Plan. E. Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims. F. Elimination of Vacant Classes. Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. G. Voting Classes, Presumed Acceptance by Non-Voting Classes. Only holders of Allowed Claims in Classes 1, 2, 3, 4, 5, and 6 are entitled to vote to accept or reject the Plan. Holders of Claims in Classes 1, 2, 3, 4, 5, and 6 will receive Ballots containing detailed voting instructions. If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan. H. Intercompany Interests. To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience, for the ultimate benefit of the holders of New Common Stock, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the holders of Allowed Claims. Any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by the applicable Reorganized Debtor.

10 I. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. If any Class of Claims entitled to vote on the Plan does not vote to accept the Plan, the Debtors may (i) seek confirmation of the Plan under Bankruptcy Code section 1129(b) or (ii) amend or modify the Plan in accordance with Article X of the Plan and the Bankruptcy Code. J. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. K. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto. L. No Waiver. Nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim or Interest. ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. Corporate Existence. Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). B. Reorganized Debtors. On the Effective Date, the New Board shall be established, and the Reorganized Debtors shall adopt its New Organizational Documents and the Management Incentive Plan. The Reorganized

11 Debtors shall have the authority to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan. C. Restructuring Transactions. On the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Rights Offering, the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, and one or more transactions consisting of inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions, which transactions shall be described in the Plan Supplement. The actions to implement the Restructuring Transactions may include: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (4) all other actions that the applicable Entities determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. D. Sources of Plan Distributions. Distributions under the Plan shall be made with: (1) Cash on hand, including Cash from operations; (2) the New Common Stock; (3) the New First Lien Credit Facility (4) the New Second Lien Credit Facility; (5) the Rights; (6) the proceeds from the Rights Offering; and (7) interests in the Litigation Trust, as applicable. 1. Issuance of New Common Stock. The issuance of the New Common Stock, including options, or other equity awards, if any, reserved for the Management Incentive Plan, by Reorganized Erickson is authorized without the need for any further corporate action or without any further action by the holders of Claims or Interests. On the Effective Date, the Debtors shall issue all securities, notes, instruments, certificates, and other documents required to be issued on the Effective Date pursuant to the Plan. All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

12 2. New First Lien Credit Facility. On the Effective Date, the Reorganized Debtors shall be authorized to enter into the New First Lien Credit Facility and execute the New First Lien Credit Facility Documents substantially in the form contained in the Plan Supplement, and any related agreements or filing without the need for any further corporate or organizational action and without further action by or approval of the Bankruptcy Court. Confirmation shall be deemed approval of the New First Lien Credit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New First Lien Credit Facility, including any and all documents required to enter into the New First Lien Credit Facility, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate entry into the New First Lien Credit Facility and that are in form and substance acceptable to the Required Investor Parties. On the Effective Date, (a) upon the granting of Liens in accordance with the New First Lien Credit Facility, the agent thereunder shall have valid, binding and enforceable Liens on the collateral specified in the New First Lien Credit Facility Documents; and (b) upon the granting of guarantees, mortgages, pledges, Liens and other security interests in accordance with the New First Lien Credit Facility Documents, the guarantees, mortgages, pledges, Liens and other security interests granted to secure the obligations arising under the New First Lien Credit Facility shall be granted in good faith and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens and security interests shall be as set forth in the New First Lien Credit Facility Documents. 3. New Second Lien Credit Facility. On the Effective Date, the Reorganized Debtors shall be authorized to enter into the New Second Lien Credit Facility and execute the New Second Lien Credit Facility Documents substantially in the form contained in the Plan Supplement, and any related agreements or filing without the need for any further corporate or organizational action and without further action by or approval of the Bankruptcy Court. Confirmation shall be deemed approval of the New Second Lien Credit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New Second Lien Credit Facility, including any and all documents required to enter into the New Second Lien Credit Facility, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to consummate entry into the New Second Lien

13 Credit Facility and that are in form and substance acceptable to the Required Investor Parties and the New Second Lien Agent. On the Effective Date, (a) upon the granting of Liens in accordance with the New Second Lien Credit Facility, the agent thereunder shall have valid, binding and enforceable Liens on the collateral specified in the New Second Lien Credit Facility Documents; and (b) upon the granting of guarantees, mortgages, pledges, Liens and other security interests in accordance with the New Second Lien Credit Facility Documents, the guarantees, mortgages, pledges, Liens and other security interests granted to secure the obligations arising under the New Second Lien Credit Facility shall be granted in good faith and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens and security interests shall be as set forth in the New Second Lien Credit Facility Documents. 4. Rights Offering. Following entry of the Approval Order, Reorganized Erickson shall consummate the Rights Offering, through which holders of Allowed Existing Second Lien Claims that are Eligible Offerees shall be offered Rights to acquire Rights Offering Common Stock and Rights Offering New Second Lien Loans in accordance with the Rights Offering Procedures and the Backstop Agreement. The Backstop Parties will backstop the Rights Offering in accordance with the terms and conditions of the Backstop Agreement. The payment of the Put Option Premium payable in accordance with the Backstop Agreement, shall be approved by the Bankruptcy Court pursuant to the Approval Order. E. Vesting of Assets in the Reorganized Debtors. Except with respect to the Litigation Trust Assets, the Liens granted under the New First Lien Credit Facility Documents, the New Second Lien Credit Facility Documents or any agreement, instrument, or other document incorporated in the Plan, or as otherwise provided in the Plan, on the Effective Date and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all property in each Estate, all Retained Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Failure to include a Cause of Action on the Schedule of Retained Causes of Action shall not constitute a waiver or release of such Cause of Action. F. Cancellation of Existing Securities and Agreements. On the Effective Date, except to the extent otherwise provided in the Plan (including the Plan Supplement), all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be cancelled and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be

14 deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan. Notwithstanding the foregoing, the DIP Term Facility Credit Agreement and Existing Second Lien Indenture shall continue in effect to the extent necessary to (i) allow the DIP Term Facility Agent and Indenture Trustee, as applicable in accordance with Article III of the Plan, to make distributions to the holders of DIP Term Facility Claims and Existing Second Lien Claims; (ii) permit the Indenture Trustee to assert its Charging Lien; (iii) allow the DIP Term Facility Agent and Indenture Trustee to maintain any right of indemnification, exculpation, contribution, subrogation or any other claim or entitlement it may have under the DIP Term Facility Credit Agreement or Existing Second Lien Indenture or both; (iv) permit the DIP Term Facility Agent and Indenture Trustee to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (v) permit the DIP Term Facility Agent and Indenture Trustee to perform any functions that are necessary to effectuate the foregoing; and (vi) to exercise rights and obligations relating to the interests of the DIP Term Facility Parties or holders of Existing Second Lien Notes under the Existing Second Lien Indenture or both. Notwithstanding the foregoing, the DIP Revolving Facility Credit Agreement and Existing First Lien Credit Agreement shall continue in effect to the extent necessary to (i) allow the DIP Revolving Facility Agent and Existing First Lien Agent, in accordance with Article III of the Plan, to make distributions to the holders of DIP Revolving Facility Claims and Existing First Lien Claims; (ii) allow the DIP Revolving Facility Agent and Existing First Lien Agent to maintain any right of indemnification, exculpation, contribution, subrogation or any other claim or entitlement it may have under the DIP Revolving Facility Credit Agreement (and “Loan Documents” as defined therein) or Existing First Lien Credit Documents or both; (iii) permit the DIP Revolving Facility Agent and Existing First Lien Agent to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (iv) permit the DIP Revolving Facility Agent and Existing First Lien Agent to perform any functions that are necessary to effectuate the foregoing; and (v) to exercise rights and obligations relating to the DIP Revolving Facility Parties or interests of the Existing First Lien Lenders or both. All Indenture Trustee Fees, whether incurred before or after the Effective Date, shall be submitted for payment, and shall be paid, in the manner set forth in, and in accordance with the terms of, Section 12 of the DIP Financing Order; provided, however, that invoices for Indenture Trustee Fees incurred after the Effective Date need not be provided to the U.S. Trustee or counsel to any statutory committee appointed in the Chapter 11 Cases. G. Corporate Action. On the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the Employment Obligations, which adoptions or assumptions shall be acceptable to the Required Investor Parties; (2) selection of the directors and officers for the Reorganized Debtors as named in the Plan Supplement; (3) the distribution of the New Common Stock, including the Rights Offering Common Stock; (4) implementation of the Restructuring Transactions, including the Rights Offering and the payment of the Put Option Premium in accordance with the Backstop Agreement; (5) entry into the New First Lien Credit Facility Documents, and the New Second

15 Lien Credit Facility Documents, as applicable; (6) adoption of the New Organizational Documents; (7) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (8) the establishment of the Litigation Trust; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors, as applicable; provided, that any such action shall be acceptable to the Required Investor Parties. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, Rights Offering Common Stock, the New Organizational Documents, the New First Lien Credit Facility Documents, the New Second Lien Credit Facility Documents, interests in the Litigation Trust, and any and all other agreements, documents, securities, and instruments relating to the foregoing, each of which shall be in form and substance acceptable to the Required Investor Parties. The authorizations and approvals contemplated by Article IV of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law. H. New Organizational Documents. On or immediately prior to the Effective Date, the New Organizational Documents shall be adopted as may be necessary to effectuate the transactions contemplated by the Plan. Each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. The New Organizational Documents will prohibit the issuance of non-voting equity securities, to the extent required under Bankruptcy Code section 1123(a)(6). After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the terms thereof and applicable law. The New Organizational Documents shall be included in the Plan Supplement. I. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the terms of the current members of the board of directors of the Debtors shall expire, and the initial boards of directors, including the New Board, and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents. The New Board shall initially consist of 5-7 members, each of which shall be designated by the Required Investor Parties. The members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing, and the Reorganized Debtors’ chief executive officer may be a member of the New Board. In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of

16 the New Board and any Person proposed to serve as an officer of the Reorganized Debtors shall be disclosed at or before the Confirmation Hearing, in each case to the extent the identity of such proposed director or officer is known at such time. To the extent any such director or officer of the Reorganized Debtors is an Insider, the Debtors also will disclose the nature of any compensation to be paid to such director or officer. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. J. Effectuating Documents; Further Transactions. Except as otherwise provided for in the Plan with respect to Secured Claims arising under the DIP Revolving Facility Credit Agreement, the DIP Term Facility Credit Agreement, the Existing First Lien Credit Agreement, and the Existing Second Lien Indenture, on and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan. K. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the New First Lien Credit Facility or the New Second Lien Credit Facility, as applicable; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

17 L. Director and Officer Liability Insurance. On or before the Effective Date, the Debtors shall purchase and maintain directors and officers liability insurance coverage for the three-year period following the Effective Date on terms no less favorable to the insureds than the Debtors’ existing director and officer coverage and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director and officer coverage upon placement. M. Management Incentive Plan. After the Effective Date, the New Board shall adopt the Management Incentive Plan for the Reorganized Debtors, the terms of which shall, subject to approval by the New Board: (a) include options providing for an aggregate of up to 5% pro forma ownership of equity securities in Reorganized Erickson after issuance of all New Common Stock on or as of the Effective Date, including the Rights Offering Common Stock and the DIP Equity Distribution; and (b) otherwise contain terms and conditions generally consistent with those prevailing in the market that are in form and substance acceptable to the Required Investor Parties. N. Employee and Retiree Benefits. Unless otherwise provided herein, all employee wages, compensation, and benefit programs in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. Notwithstanding the foregoing, pursuant to Bankruptcy Code section 1129(a)(13), from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. O. Retained Causes of Action. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, and excluding the Litigation Trust Causes of Action, in accordance with Bankruptcy Code section 1123(b)(3), the Reorganized Debtors shall retain and shall have the exclusive right, authority, and discretion to (without further order of the Bankruptcy Court) determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, or withdraw, or litigate to judgment any and all Retained Causes of Action that the Debtors or the Estates may hold against any Entity, whether arising before or after the Petition Date. The Debtors reserve and shall retain the foregoing Retained Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases. Unless a Retained Cause of Action is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order of the Bankruptcy Court, the Debtors expressly reserve such Retained Cause of Action (including any counterclaims) for later adjudication by the Reorganized Debtors. Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral, estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Causes of Action (including counterclaims) on or after the Confirmation of the Plan.

18 P. Litigation Trust. The Litigation Trust will be governed by the Litigation Trust Agreement, which will be filed as part of the Plan Supplement. On the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, on its own behalf and on behalf of the Litigation Trust Beneficiaries shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust in accordance with and pursuant to the terms of the Litigation Trust Agreement. The Litigation Trust shall be established as a liquidating grantor trust for the purpose of liquidating and distributing the Litigation Trust Assets to the Litigation Trust Beneficiaries in accordance with this Plan and Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. All parties and Litigation Trust Beneficiaries shall treat the transfers in trust described herein as transfers to the Litigation Trust Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including, sections 61(a)(12), 483, 1001, 1012, and 1274). All the parties and Litigation Trust Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Litigation Trust Assets, had been first transferred to the Litigation Trust Beneficiaries and then transferred by the Litigation Trust Beneficiaries. The Litigation Trust Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Litigation Trust and the owners of the Litigation Trust. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) or (b). All parties, including the Litigation Trust Beneficiaries and the Litigation Trustee shall value the Litigation Trust Assets consistently and such valuations shall be used for all federal income tax purposes. The Debtors or the Reorganized Debtors shall transfer the Litigation Trust Assets to the Litigation Trust. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax. Upon delivery of the Litigation Trust Assets to the Litigation Trust, the Reorganized Debtors shall be released from all liability with respect to the delivery of such distributions. The Litigation Trust Agreement shall provide for the appointment of the Litigation Trustee. The Litigation Trustee shall be selected by the Required Investor Parties, and the Debtors will disclose the identity of the initial Litigation Trustee in the Plan Supplement. The retention of the Litigation Trustee shall be approved in the Confirmation Order. The Litigation Trust Agreement shall provide that the Litigation Trustee must obtain consent from the Reorganized Debtors, which shall not be unreasonably withheld, prior to pursuing each Preference Cause of Action against a particular defendant. The Litigation Trustee shall have the power to administer the assets of the Litigation Trust in accordance with the Litigation Trust Agreement. The Litigation Trustee shall be the estate representative designated to prosecute any and all Litigation Trust Causes of Action. Without limiting the generality of the foregoing, the Litigation Trustee shall (a) hold, administer and prosecute the assets of the Litigation Trust and any proceeds thereof; (b) have the power and authority to retain, as an expense of the Litigation Trust, attorneys, advisors, other professionals and employees as may be appropriate to perform the duties required of the Litigation Trustee under the Litigation Trust Agreement; (c) make distributions as provided in the Litigation Trust Agreement; and (d) provide periodic reports and updates regarding the status of the administration of the Litigation Trust. The Litigation Trustee shall be deemed a Disbursing

19 Agent under the Plan when making distributions to holders of Litigation Trust Interests pursuant to the Litigation Trust Agreement. On the Effective Date, the Reorganized Debtors will transfer the Litigation Trust Funding Amount to the Litigation Trust to fund its operations under the Plan. Under no circumstances shall the Debtors or the Reorganized Debtors be required to contribute any of their respective assets to the Litigation Trust other than the Litigation Trust Funding Amount and the Litigation Trust Assets. The Debtors or Reorganized Debtors, as applicable, shall provide the Litigation Trust with reasonable access to the books and records of the Debtors or Reorganized Debtors concerning the Litigation Trust Causes of Action. In connection with the transfer of the Litigation Trust Causes of Action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) to the extent related to the Litigation Trust Causes of Action shall be shared by the Litigation Trust and the Reorganized Debtors and shall vest in the Litigation Trustee and attorneys, agents, and representatives to the extent necessary to effect such shared privilege. The Debtors or the Reorganized Debtors, as the case may be, and the Litigation Trustee are authorized to take all necessary actions to effectuate the sharing and vesting of such privileges. The Confirmation Order shall provide that the Litigation Trustee’s receipt of the shared privileges shall be without waiver of any such privileges, in recognition of the joint and/or successorship interest in prosecuting claims on behalf of the Debtors’ Estates. The Litigation Trustee shall not waive any privilege with respect to any documents or communication covered under this Section without the prior written consent of the Reorganized Debtors. The transfer of the Litigation Trust Funding Amount and the Litigation Trust Assets to the Litigation Trust shall be made, as provided herein, for the benefit of the Litigation Trust Beneficiaries. Upon the transfer of the Litigation Trust Funding Amount and the Litigation Trust Assets, the Debtors or the Reorganized Debtors, as the case may be, shall have no interest in or with respect to the Litigation Trust Funding Amount, the Litigation Trust Assets or the Litigation Trust. To the extent that any Litigation Trust Assets cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Trust Assets shall be deemed to have been retained by the Reorganized Debtors and the Litigation Trustee shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Trust Assets on behalf of the Reorganized Debtors. Notwithstanding the foregoing, all net proceeds of such Litigation Trust Assets shall be transferred to the Litigation Trust to be distributed to the Litigation Trust Beneficiaries consistent with the terms of the Plan and the Litigation Trust Agreement. Q. Miscellaneous Notwithstanding anything to the contrary in the Plan, the Plan does not alter the rights and obligations of the United States and the Debtors and Reorganized Debtors pursuant to the Stipulation whether the United States votes to accept or reject the Plan, or does not vote on the Plan. Pursuant to the Stipulation, the United States is entitled to apply post-petition or post confirmation funds (up to the amounts released) owed to the Debtors or Reorganized Debtors against Allowed Claims of the United States.

20 Notwithstanding any provision of the Plan to the contrary, any Claim asserted by the United States or its agencies for penalties or punitive damages shall not automatically constitute a Subordinated Claim under the Plan; provided, however, that nothing herein shall constitute or be deemed a waiver of the Debtors’ and any party-in-interest’s rights to seek a determination that any such Claim constitutes a Subordinated Claim. Nothing in the Plan or Confirmation Order shall discharge any Claims of the United States arising on or after the Confirmation Date. Nothing in the Plan or the Confirmation Order shall enjoin or otherwise impair the United States’ rights, of setoff or recoupment, subject to any defenses, claims or objections the Debtors or any other parties-in-interest may have in respect thereof. Notwithstanding anything to the contrary in the Plan, the United States shall not be deemed a Releasing Party under the Plan unless the United States votes to accept the Plan or votes to reject the Plan and does not opt out on the Ballot; provided, however, that the foregoing shall not (a) limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code; or (b) affect the releases provided by the Debtors and other parties under the Plan. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed assumed, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (1) previously were assumed or rejected by the Debtors; (2) are specifically designated on the Schedule of Rejected Contracts and Leases Filed and served prior to commencement of the Confirmation Hearing; (3) are specifically designated on the Schedule of Rejected Aircraft Leases Filed and served prior to commencement of the Confirmation Hearing; (4) are subject to a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (5) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (6) are the subject of Article IV.N of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute an order approving the assumptions or rejections of the Executory Contracts and Unexpired Leases set forth in the Plan, the Schedule of Assumed Aircraft Leases, the Schedule of Assumed Contracts and Leases, the Schedule of Rejected Aircraft Leases or the Schedule of Rejected Contracts and Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to reject Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to Article V.A of the Plan or by any order of the Bankruptcy Court, which has not been assigned to a third party prior to the Confirmation Date, shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Notwithstanding

21 anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Investor Parties, reserve the right to alter, amend, modify, or supplement the Schedules identified in Article V of the Plan and in the Plan Supplement at any time through and including 45 days after the Effective Date. In the event that an Executory Contract with a Governmental Unit is subject to an assignment by the Debtors, such assignment shall require the consent of the United States to the extent required by applicable non-bankruptcy law. B. Indemnification Obligations. All indemnification provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date. For the avoidance of doubt, any indemnification obligations to Former Directors and Officers of the Debtors shall be terminated on the Effective Date and be of no further force and effect. C. Claims Based on Rejection of Executory Contracts or Unexpired Leases. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within 30 days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, (3) the Effective Date, or (4) the date after the Effective Date that the applicable Schedules are altered, amended, modified, or supplemented, but only with respect to any Executory Contract or Unexpired Lease thereby affected. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.D.6 hereof. D. Cure of Defaults for Executory Contracts and Unexpired Leases Assumed. Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described

22 below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. Pursuant to the Approval Order, the Debtors shall provide for notices of proposed assumption and proposed cure amounts and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court. E. Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to rejected Executory Contracts or Unexpired Leases. F. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors. G. Modifications, Amendments, Supplements, Restatements, or Other Agreements. Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other

23 interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. H. Reservation of Rights. Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Rejected Contracts and Leases or the Schedule of Rejected Aircraft Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan. I. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Executory Contracts and Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. J. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Timing and Calculation of Amounts to Be Distributed. Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or Allowed Interests (as applicable) shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests (as applicable) in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, holders of Claims or

24 Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. B. Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent or the Indenture Trustee, as applicable. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. Anything herein to the contrary notwithstanding, all distributions on account of Existing Second Lien Secured Claims in Class 5 and Existing Second Lien Deficiency Claims in Class 6, shall, unless the Indenture Trustee agrees otherwise, be made to the Indenture Trustee and shall be subject to the right of the Indenture Trustee to assert its Charging Lien. C. Rights and Powers of Disbursing Agent. 1. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; and (c) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, the DIP Term Facility Agent, or their respective agents, shall be closed, and the Debtors, the DIP Term Facility Agent, or their respective agents shall not be required to make any further changes in the record holders of any of the Claims or Interests. The Debtors, the DIP Term Facility Agent, or the Disbursing Agent shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. The Disbursing Agent, the DIP Term Facility Agent, and Debtors shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable. For the avoidance of doubt, the Distribution Record Date shall not apply to publicly held securities.

25 2. Delivery of Distributions in General. Except as otherwise provided herein, the Disbursing Agent shall make distributions to holders of Allowed Claims and Allowed Interests (as applicable) as of the Distribution Record Date at the address for each such holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors; provided further, however, that the address for each holder of an Allowed Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that holder. 3. Minimum Distributions. No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest (as applicable) would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded down to the nearest whole share and the principal amount of all Rights Offering New Second Lien Loans will be rounded down to the nearest whole dollar. The total number of authorized shares of New Common Stock to be distributed to holders of Allowed Claims and Allowed Interests (as applicable) shall be adjusted as necessary to account for the foregoing rounding. To the extent Cash is distributed under the Plan, no Cash payment of less than $50.00 shall be made to a holder of an Allowed Claim on account of such Allowed Claim, and such amounts shall be retained by Reorganized Debtors. 4. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any holder of Claims and Interests to such property or Interest in property shall be discharged and forever barred. E. Manner of Payment. 1. All distributions of the New Common Stock to the holders of Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. The DIP Term Facility Agent shall not act as Disbursing Agent with respect to distributions of the DIP Equity Distribution to the DIP Term Facility Lenders and shall have no responsibility or liability for such distributions.

26 2. All distributions of the New Second Lien Credit Facility to the holders of Allowed DIP Term Facility Claims under the Plan shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. 3. All distributions of the Rights, the Rights Offering Common Stock, and the Rights Offering New Second Lien Loans under the Plan, as well as the Put Option Premium to the Backstop Parties, shall be made by the Disbursing Agent on behalf of the Reorganized Debtors. 4. All distributions of Cash to the holders of Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor. 5. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements. 6. All distributions pursuant to Article II.B and Article III.D.4 shall be made by the Disbursing Agent in accordance with the terms of the Payoff Letter(s). F. Distributions to Holders of Class 6 General Unsecured Claims. 1. On or before the date that is 180 days after the Effective Date, the Disbursing Agent shall distribute to each holder of an Allowed Class 6 General Unsecured Claim its Pro Rata share of the Litigation Trust Interests. 2. Distributions on account of Disputed Class 6 General Unsecured Claims shall be held in the Class 6 Disputed Claims Reserve until such Claims have been either Allowed or Disallowed. To the extent a Disputed Class 6 General Unsecured Claim becomes Allowed, the distribution reserved for such Claim shall be distributed to the holder thereof. To the extent a Disputed Class 6 General Unsecured Claim becomes Disallowed, the distribution reserved for such Claim shall be distributed Pro Rata to holders of Class 6 General Unsecured Claims. 3. For purposes of Article VI.F and Article III.D.6, “Pro Rata” means, as to a particular holder of a Claim in Class 6, the ratio that the amount of such Claim held by such Class 6 Claim holder bears to the aggregate amount of all Class 6 General Unsecured Claims, and such ratio shall be calculated as if all Disputed Class 6 General Unsecured Claims are Allowed Claims as of the Effective Date. G. Section 1145 Exemption Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock as contemplated by Article III.D of the Plan, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities. In addition, under section 1145 of the Bankruptcy Code, such New Common Stock will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11)

27 of the Securities Act, and subject to any restrictions in the Reorganized Debtors’ New Organizational Documents. The Rights and the Rights Offering Common Stock shall be exempt from registration under the Securities Act through a private placement pursuant to section 4(a)(2) of the Securities Act, and/or the safe harbor of Regulation D promulgated thereunder, or such other exemption as may be available from any applicable registration requirements. None of the Rights distributed in the Rights Offering and the shares of Rights Offering Common Stock will be registered under the Securities Act, nor any state, local or foreign law requiring registration for offer or sale of a security and no such securities may be offered, resold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements thereof. H. Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. I. Allocations. Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. J. No Postpetition Interest on Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. K. Foreign Currency Exchange Rate. Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Petition Date.

28 L. Setoffs and Recoupment. Except as expressly provided in the Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all claims, rights, and Causes of Action that such Reorganized Debtor may hold against the holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and holder of Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, however, that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable holder. In no event shall any holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of recoupment. M. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such holder to timely repay or return such distribution shall result in the holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid. 2. Claims Payable by Third Parties. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

29 3. Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Claims Administration Responsibilities. Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors, with respect to all Interests and Claims other than General Unsecured Claims, shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Interests or Claims other than General Unsecured Claims immediately prior to the Effective Date. Except as otherwise specifically provided in the Plan, after the Effective Date, the Litigation Trustee, with respect to General Unsecured Claims only, shall have the authority to: (1) File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. After the Effective Date, the Litigation Trustee shall have and retain any and all rights and defenses the applicable Debtor had with respect to any General Unsecured Claim immediately prior to the Effective Date. B. Estimation of Claims and Interests. Before or after the Effective Date, the Debtors, the Reorganized Debtors, and the Litigation Trustee, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim or Interest that has been expunged from the Claims Register, but that either is

30 subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest. C. Adjustment to Claims or Interests without Objection. Any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court. D. Time to File Objections to Claims. Except as otherwise specifically provided in the Plan, any objections to Claims shall be Filed on or before the later of (1) 180 days after the Effective Date and (2) such other period of limitation as may be specifically fixed by a Final Order of the Bankruptcy Court for objecting to such claims. E. Disallowance of Claims or Interests. Except as otherwise specifically provided in the Plan, any Claims or Interests held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims or Interests may not receive any distributions on account of such Claims until such time as any objection to those Claims or Interests have been settled or a Bankruptcy Court order with respect thereto has been entered. All Claims Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. Except as provided herein or otherwise agreed, any and all Proofs of Claim Filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order. F. Amendments to Claims or Interests. On or after the Effective Date, a Claim or Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors and any such new or amended Claim or Interest Filed shall be deemed disallowed in full and expunged without any further action; provided, however, that Governmental Units shall not be required to obtain authorization

31 of the Bankruptcy Court or the Reorganized Debtors to File or amend a Proof of Claim prior to May 8, 2017, which is the bar date applicable to Governmental Units pursuant to section 502(b)(9) of the Bankruptcy Code. G. No Distributions Pending Allowance. If an objection to a Claim or Interest or portion thereof is Filed as set forth in Article VII.D hereof, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest or portion thereof unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest. H. Distributions After Allowance. To the extent that a Disputed Claim ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Interest (as applicable) in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Claim or Interest unless required under applicable bankruptcy law. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Release of Debtors. Pursuant to Bankruptcy Code section 1141(d), and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial

32 determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date. B. Release of Liens. Except as otherwise provided in the Plan, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.D.2 hereof, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. On and after the Effective Date, any holder of such Secured Claim (and the applicable agents for such holder), at the expense of the Reorganized Debtors, shall be authorized and directed to release any collateral or other property of any Debtor (including any Cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. Without limiting the automatic release provisions of the immediately preceding paragraph: (i) except for distributions required under Article II.B and Article III.D.4, no other distribution hereunder shall be made to or on behalf of any Claim holder unless and until such holder executes and delivers to the Debtors or Reorganized Debtors such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no Claim against the Debtors or their assets or property in respect of such Claim and shall not participate in any distribution hereunder. C. Releases by the Debtors. Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of- court restructuring efforts, intercompany transactions, the Rights Offering, the Chapter 11

33 Cases, the Disclosure Statement, the DIP Term Facility, the DIP Revolving Facility, the Plan (including the Plan Supplement), or any Restructuring Transactions, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement, the DIP Term Facility, the DIP Revolving Facility, the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything contained herein to the contrary, the foregoing release does not release any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan. D. Releases by Holders of Claims and Interests. As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Rights Offering, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the DIP Term Facility, the DIP Revolving Facility, the Plan (including the Plan Supplement), or any Restructuring Transactions, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything contained herein to the contrary, the foregoing release does not release any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan. E. Exculpation. The Exculpated Parties shall not have or incur any liability to any holder of a Claim or Interest, for any act, event, or omission from the Petition Date to the Effective Date in connection with or arising out of the Chapter 11 Cases, the confirmation of the Plan, the Consummation of the Plan, the administration of the Plan or the assets and property to be distributed pursuant to the Plan (including unclaimed property under the Plan), unless such Entity’s action is determined as (i) bad faith; (ii) actual fraud; (iii) willful misconduct; or (iv) gross negligence, in each case by a Final Order of a court of competent jurisdiction. Each Entity may reasonably rely upon the opinions of counsel, certified public accountants, and other experts or professionals employed by the Debtors. F. Injunction. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold,

34 or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Upon entry of the Confirmation Order, all holders of Claims and Interests and their respective current and former employees, agents, officers, directors, principals, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F of the Plan. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant

35 holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN A. Conditions Precedent to Confirmation. The following are conditions precedent to confirmation of the Plan that shall be satisfied or waived in writing in accordance with Article IX.C of the Plan: 1. The Bankruptcy Court shall have approved a Disclosure Statement with respect to the Plan in form and substance acceptable to (i) the Debtors, (ii) the Required Investor Parties, and (iii) the DIP Revolving Facility Agent and the Required Lenders, to the extent required under the DIP Revolving Facility Credit Agreement; and 2. The Confirmation Order, the Plan, and the Plan Documents shall be in form and substance acceptable to (i) the Debtors, (ii) the Required Investor Parties, and (iii) the DIP Revolving Facility Agent and the Required Lenders, to the extent required under the DIP Revolving Facility Credit Agreement. B. Conditions Precedent to Effectiveness. The following are conditions precedent to the occurrence of the Effective Date, each of which shall be satisfied or waived in writing in accordance with Article IX.C of the Plan: 1. The Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to (i) the Debtors, (ii) the Required Investor Parties, and (iii) the DIP Revolving Facility Agent and the Required Lenders, to the extent required under the DIP Revolving Facility Credit Agreement; and shall not (a) have been reversed or vacated, (b) be subject to a then-effective stay, or (c) without the consent of (i) the Required Investor Parties, and (ii) the DIP Revolving Facility Agent and the Required Lenders, to the extent required under the DIP Revolving Facility Credit Agreement, have been modified or amended. 2. The Plan and the Plan Supplement, including any exhibits, schedules, documents, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but before the Effective Date, shall be in form and substance acceptable to (i) the Required Investor Parties, and (ii) the DIP Revolving Facility Agent and the Required Lenders, to the extent required under the DIP Revolving Facility Credit Agreement. 3. The New Organizational Documents shall have been in place, effective and filed where required. 4. The Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

36 5. The Debtors shall have paid in full all accrued and unpaid reasonable and documented fees and expenses, both pre- and postpetition, through the Effective Date of (i) Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Capital, Inc. as advisors to the Backstop Parties and the ad hoc group of holders of Existing Second Lien Notes, and (ii) the DIP Term Facility Agent and its counsel; 6. The Debtors shall have Paid in Full all accrued and unpaid reasonable and documented Lender Group Expenses (as defined in the DIP Revolving Facility Credit Agreement) in accordance with the terms of the Plan and the Payoff Letter; and 7. In accordance with the Plan and the DIP Financing Order, the Debtors shall have paid in full all accrued and unpaid reasonable and documented Indenture Trustee Fees. C. Waiver of Conditions. The conditions to Confirmation and the Effective Date set forth in this Article IX may be waived only with the prior written consent of (i) the Debtors, (ii) the Required Investor Parties, (iii) the DIP Revolving Facility Agent and the Required Lenders as to Article IX.A.1, Article IX.A.2, Article IX.B.1, Article IX.B.2, and Article IX.B.6, and (iv) the DIP Term Facility Agent as to Article IX.B.5(ii), without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan. D. Effect of Failure of Conditions. If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in the Plan, the Debtors reserve the right, with the consent of (i) Required Investor Parties and (ii) the DIP Revolving Facility Agent, the Required Lenders, or all DIP Revolving Facility Lenders, if applicable, to the extent required under the DIP Revolving Facility Credit Agreement, to modify the Plan, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the requirements of section 1127 of the Bankruptcy Code, Rule 3019 of the Federal Rules of Bankruptcy Procedure, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights, with the consent of (i) Required Investor Parties and (ii) the DIP Revolving Facility Agent, the Required Lenders, or all DIP Revolving Facility Lenders, if applicable, to the extent required under the DIP Revolving Facility Credit Agreement, to revoke or withdraw, or, to alter, amend, or modify the Plan with respect to such Debtor, one or more times, after

37 Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. B. Effect of Confirmation on Modifications. Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the Solicitation thereof are approved pursuant to Bankruptcy Code section 1127(a) and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of Plan. The Debtors reserve the right, with the consent of (i) the Required Investor Parties, and (ii) the DIP Revolving Facility Agent, the Required Lenders, or all DIP Revolving Facility Lenders, if applicable, to the extent required under the DIP Revolving Facility Credit Agreement, to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION To the fullest extent permitted by applicable law, and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy

38 Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, the Schedules of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; 4. ensure that distributions to holders of Allowed Claims and Allowed Interests (as applicable) are accomplished pursuant to the provisions of the Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 7. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement; 8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 9. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan; 10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of the Plan; 11. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII hereof and enter such orders as may be necessary to implement such releases, injunctions, and other provisions; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.M hereof; 13. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 14. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release,

39 indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement; 15. enter an order concluding or closing the Chapter 11 Cases; 16. adjudicate any and all disputes arising from or relating to distributions under the Plan; 17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 18. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 19. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan; 20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 21. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions and released granted in the Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date; 22. enforce all orders previously entered by the Bankruptcy Court; and 23. hear any other matter not inconsistent with the Bankruptcy Code. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. B. Additional Documents. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the

40 terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. D. Statutory Committee and Cessation of Fee and Expense Payment. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall (other than for purposes of filing final fee applications and obtaining Bankruptcy Court approval of same) dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date. E. Reservation of Rights. Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date. F. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. G. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

41 1. Counsel to Debtors: Haynes and Boone, LLP 1221 McKinney Street, Suite 2100 Houston, Texas 77010 Attn: Kenric D. Kattner, Kourtney Lyda And Haynes and Boone, LLP 2323 Victory Ave, Suite 700 Dallas, Texas 75219 Attn: Ian Peck, David Staab 2. Counsel to DIP Revolving Agent and Existing First Lien Agent: Goldberg Kohn, Ltd. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603-5792 Attn: Randall Klein And K&L Gates LLP 1717 Main Street, Suite 2800 Dallas, Texas 75201 Attn: David Weitman 3. Counsel for the Backstop Parties and an ad hoc group of holders of Existing Second Lien Notes: Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201 Attn: Charles R. Gibbs Akin Gump Strauss Hauer & Feld LLP 1333 New Hampshire Avenue, N.W. Washington, DC 20036-1564 Attn: Scott L. Alberino Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attn: Brad M. Kahn

42 4. Counsel to the DIP Term Facility Agent Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Attn: Mark R. Somerstein, Patricia I. Chen 5. Counsel to Wilmington Trust, National Association, as indenture trustee and notes collateral agent for the 8.25% Second Priority Senior Secured Promissory Notes Due 2020: Seyfarth Shaw LLP 620 8th Avenue New York, NY 10018 Attn: Edward M. Fox, Esq. After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. H. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. I. Entire Agreement. Except as otherwise indicated, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. J. Exhibits. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at www.kccllc.net/erickson. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control. K. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret

43 such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent. L. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. M. Closing of Chapter 11 Cases. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. N. Waiver or Estoppel. Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. O. Controlling Document. In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan shall control (unless stated otherwise in such Plan document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

Dated: February 3, 2017 ERICKSON INCORPORATED on behalf of itself and all other Debtors By: /s/ David Lancelot David Lancelot Chief Restructuring Officer Erickson Incorporated

EXHIBIT A GLOSSARY OF DEFINED TERMS Accredited Investor means “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Administrative Claim means a Claim, Cause of Action, right, or other liability, or the portion thereof, that is entitled to priority under Bankruptcy Code sections 503(b), 507(a)(2), and 507(b), including (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and/or in connection with operating the Debtors' businesses (such as wages, salaries, or payments for goods and services); (ii) Professional Compensation Claims; and (iii) all fees and charges assessed against the Estates under 28 U.S.C. § 1930. The term Administrative Claim specifically excludes all Intercompany Claims. Administrative Claim Bar Date means the first Business Day that is thirty (30) days after the Effective Date or such earlier deadline established by an order of the Bankruptcy Court. Affiliate has the meaning prescribed in Bankruptcy Code section 101(2). Allowed […] Claim means an Allowed Claim in the particular Class or category specified. Allowed […] Interest means an Allowed Interest in the particular Class or category specified. Allowed means, with respect to any Claim or Interest, except as otherwise provided in the Plan, a Claim or Interest allowable under Bankruptcy Code section 502: (a) for which a Proof of Claim or proof of interest was timely Filed, and as to which no objection or other challenge to allowance thereof has been Filed, or if an objection or challenge has been timely Filed, such Claim or Interest is allowed by Final Order; (b) for which a Proof of Claim or proof of interest is not Filed and that has been listed in a Debtors’ Schedules of Assets and Liabilities or Schedule of Equity Security Holders and is not listed as disputed, contingent, or unliquidated; or (c) that is deemed allowed under the Plan. For purposes of determining the amount of an Allowed Claim or Allowed Interest, there shall be deducted therefrom the amount of any claim that the Debtors may hold against the Creditor or equity security holder under Bankruptcy Code section 553 or under the doctrine of recoupment. Allowed Claim means any Claim that is Allowed. Approval Order means Final Order or Final Orders approving the Disclosure Statement and Rights Offering Procedures.

Avoidance Actions means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a) of the Bankruptcy Code, or under similar or related state or federal statutes and common law. Backstop Agreement means the agreement to be entered into by the Debtors and the Backstop Parties, pursuant to which, among other things, (a) the Backstop Parties shall backstop the Rights Offering, and (b) the Backstop Parties shall receive the Put Option Premium. Backstop Parties means the Entities listed on Schedule I of the Backstop Agreement, together with their respective successors and permitted assignees. Ballot means the applicable form or forms of ballot(s) to be distributed to holders of Claims entitled to vote on the Plan and on which the acceptance or rejection of the Plan is to be indicated. Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101-1532. Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local bankruptcy rules prescribed by the Bankruptcy Court. Bar Date means March 20, 2017, the date established by the Bankruptcy Court by which Proofs of Claim must be Filed with respect to such Claims, other than Administrative Claims, Claims held by Governmental Units, or other Claims or Interests for which the Bankruptcy Court entered an order excluding the holders of such Claims or Interests from the requirement of Filing Proofs of Claim. Beneficial Holder Ballot means the Ballot applicable to a beneficial holder who holds Existing Second Lien Secured Claims. Business Day means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)). Cash means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America. Causes of Action means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) Avoidance Actions; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code. Chapter 11 Cases means the bankruptcy cases commenced by the Debtors on November 8, 2016, by the filing of voluntary Chapter 11 petitions in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, Case Numbers 16-34392, 16-34393, 16-34394, 16-34395, 16-34396, 16-34397, and 16-34398, jointly administered under Case Number 16- 34393. Charging Lien means any Lien or other priority in payment arising before or after the Effective Date to which the Indenture Trustee is entitled, pursuant to the Existing Second Lien Indenture, against distributions to the Holders of Existing Second Lien Claims under the Existing Second Lien Indenture, for payment of any Indenture Trustee Fees, which Lien or other priority in payment shall be deemed a separate right of the Indenture Trustee arising under the Plan. Claim means a “claim,” as defined in Bankruptcy Code § 101(5), Filed against any of the Debtors. Claims and Balloting Agent means Kurtzman Carson Consultants LLC. Claims Register means the official register of Claims maintained by the Claims and Balloting Agent. Class means a category of Claims or Interests as described in the Plan pursuant to Bankruptcy Code section 1122(a). Class 6 Disputed Claims Reserve means a reserve for a portion of the Unsecured Creditor Recovery Pool to be held by the Disbursing Agent for the benefit of the holders of Disputed Claims in Class 6 pending allowance, in an amount equal to their Pro Rata (as determined in accordance with Article VI.F.3 of the Plan) share of the Unsecured Creditor Recovery Pool. CM/ECF means the Bankruptcy Court's Case Management and Electronic Case Filing system. Confirmation means the Bankruptcy Court's entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX.A of the Plan having been (a) satisfied or (b) waived pursuant to Article IX.C of the Plan.

Confirmation Date means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket maintained for the Chapter 11 Cases. Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code § 1129. Consummation means the occurrence of the Effective Date. Creditor has the meaning prescribed in Bankruptcy Code section 101(10). Creditor Support Agreement means the creditor support agreement dated November 8, 2016, and filed with the Bankruptcy Court under docket number 33. Cure Claim means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to Bankruptcy Code section 365. Current Directors and Officers means the directors and officers of the Debtors who were directors and officers of the Debtors as of the Petition Date. Debtor means one of the Debtors. Debtors means, collectively, Erickson Incorporated; EAC Acquisition Corporation; Erickson Helicopters, Inc.; Erickson Transport, Inc.; Evergreen Helicopters International, Inc.; Evergreen Equity, Inc.; and Evergreen Unmanned Systems, Inc. DIP Closing Date means December 8, 2016, and effective as of November 8, 2016. DIP Credit Agreements means, collectively, the DIP Term Facility Credit Agreement and the DIP Revolving Facility Credit Agreement. DIP Equity Distribution means the number of shares of New Common Stock to be distributed to holders of Allowed DIP Term Facility Claims at a 20% discount to Plan Equity Value as is necessary to pay the remaining balance of the Allowed DIP Term Facility Claims in full after the distribution of all or a portion of the New Second Lien Credit Facility to such holders. DIP Facilities means, collectively, the DIP Revolving Facility and the DIP Term Facility.

DIP Financing Order means the Final Order: (I) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition Financing On A Superpriority Secured and Priming Basis, (B) Grant Liens And Superpriority Administrative Expense Status, (C) Use Cash Collateral of the Existing First Lien Parties and Existing Second Lien Parties, (D) Grant Adequate Protection To The Existing First Lien Parties And Existing Second Lien Parties, And (E) Enter Into DIP Revolving Credit Facility And DIP Term Facility; (II) Modifying The Automatic Stay; And (III) Granting Related Relief, dated December 2, 2016 [Docket No. 133] entered in the Chapter 11 Cases. DIP Parties means, collectively, the DIP Term Facility Parties and the DIP Revolving Facility Parties. DIP Revolving Facility means the first lien super-priority revolving credit facility, provided by the DIP Revolving Facility Lenders in connection with the DIP Revolving Facility Credit Agreement and approved by the Bankruptcy Court on a final basis pursuant to the DIP Financing Order. DIP Revolving Facility Agent means Wells Fargo Bank, National Association, in its capacities as administrative agent and collateral agent under the DIP Revolving Facility Credit Agreement. DIP Revolving Facility Claim means a Claim held by any of the DIP Revolving Facility Parties arising under or relating to the DIP Revolving Facility Credit Agreement or the DIP Financing Order, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under the DIP Revolving Facility Credit Agreement, and all Obligations as defined thereunder. DIP Revolving Facility Credit Agreement means the First Lien Super-Priority Debtor-In- Possession Facility Credit Agreement, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, dated as of the DIP Closing Date, by and among Erickson and Erickson Helicopters, Inc., as co- borrowers, the other Debtors as guarantors, the DIP Revolving Facility Agent, and the DIP Revolving Facility Lenders. DIP Revolving Facility Lenders means, collectively, Wells Fargo Bank, National Association; Deutsche Bank Trust Company Americas; Bank of the West; and HSBC Bank USA, National Association. DIP Revolving Facility Parties means, collectively, the DIP Revolving Facility Agent, the DIP Revolving Facility Lenders, the Issuing Bank (as defined under the DIP Revolving Facility Credit Agreement) and the Bank Product Providers (as defined under the DIP Revolving Facility Credit Agreement).

DIP Term Facility means the second lien super-priority term loan facility in an aggregate principal amount of $66.67 million, plus accrued but unpaid interest, provided by the DIP Term Facility Lenders in connection with the DIP Term Facility Credit Agreement and approved by the Bankruptcy Court on a final basis pursuant to the DIP Financing Order. DIP Term Facility Agent means Wilmington Savings Fund Society, FSB, in its capacities as administrative agent and collateral agent under the DIP Term Facility Credit Agreement. DIP Term Facility Claim means a Claim held by any of the DIP Term Facility Parties arising under or relating to the DIP Term Facility Credit Agreement or the DIP Financing Order, including any and all fees, interests paid in kind, and accrued but unpaid interest and fees arising under the DIP Term Facility Credit Agreement. DIP Term Facility Credit Agreement means the Second Lien Super-Priority Debtor-in- Possession Credit Agreement, as hereafter amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, dated as of the DIP Closing Date, by and among Erickson, as borrower, the other Debtors as guarantors, the DIP Term Facility Agent, and the DIP Term Facility Lenders. DIP Term Facility Lenders means the lenders party to the DIP Term Facility Agreement. DIP Term Facility Parties means, collectively, the DIP Term Facility Lenders and the DIP Term Facility Agent. DIP Term Facility Priority Account means the separate segregated account of Erickson in which all proceeds of the DIP Term Facility, other than the First Lien Repayment, are deposited. Disbursing Agent means the Reorganized Debtors or the Entity or Entities selected by the Debtors or the Reorganized Debtors, as applicable, to make or facilitate distributions pursuant to the Plan. Disclosure Statement means the disclosure statement (including all exhibits and schedules thereto or referenced therein) regarding the Plan, as may be amended, modified, or supplemented in a manner acceptable to (i) the Required Investor Parties and (ii) the DIP Revolving Facility Agent and Required Lenders, to the extent required under the DIP Revolving Facility Credit Agreement. Disputed Claim means a Claim in a particular Class as to which a Proof of Claim has been Filed or is deemed to have been Filed under applicable law or an Administrative Claim as to which an objection has been or is Filed in accordance with the Plan, the Bankruptcy Code or the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order. For the purposes of the Plan, a Claim is a Disputed Claim prior to any objection to the extent that

(a) the amount of a Claim specified in a Proof of Claim exceeds the amount of any corresponding Claim scheduled by the Debtors in the Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the Debtors in the Schedules of Assets and Liabilities has been scheduled as disputed, contingent or unliquidated, irrespective of the amount scheduled; (c) no corresponding Claim has been scheduled by the Debtors in the Schedules of Assets and Liabilities; or (d) the Claim is subject to disallowance pursuant to Bankruptcy Code section 502(d). Distribution Record Date means the Confirmation Date; provided, however, that the Distribution Record Date shall not apply to publicly held securities. Effective Date means the date that is the first Business Day after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan. Eligible Offeree means any holder or transferee of an Allowed Existing Second Lien Claim that is either (a) a QIB, or (b) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity investors are institutional accredited investors (which, in the case of (a) and (b), may not include any natural person). Employment Obligations means any existing obligations to employees to be assumed, reinstated, or honored, as applicable, in accordance with Article IV.N of the Plan. Entity means any Person, estate, trust, Governmental Unit, or United States trustee, as set forth in Bankruptcy Code section 101(15). Erickson Incorporated Interests means any Interest in Erickson Incorporated that existed immediately before the Effective Date. Erickson means Debtor Erickson Incorporated. Estate Property means all right, title, and interest in and to any and all property of every kind or nature, owned by the Debtors or their Estates on the Petition Date as defined by Bankruptcy Code § 541. Estates means the bankruptcy estates of the Debtors and all Estate Property comprising the Debtors' bankruptcy estates within the meaning of Bankruptcy Code § 541. Exculpated Parties means, collectively, the Debtors, the Backstop Parties, the DIP Parties, and the Existing First Lien Parties, and with respect to each of the foregoing Entities, any of their respective current officers, directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives (but solely in their capacity as such). Executory Contract means an executory contract or unexpired lease as such terms are used in Bankruptcy Code section 365, including all operating leases, capital leases, and contracts to which any Debtor is a party or beneficiary. Existing First Lien Agent means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Existing First Lien Credit Agreement. Existing First Lien Credit Agreement means the Credit Agreement dated as of May 2, 2013 (as the same has been amended, restated, supplemented, or otherwise modified from time to time prior to the Petition Date in accordance with the terms thereof), among Erickson and Erickson Helicopters, Inc., an Oregon corporation f/k/a Evergreen Helicopters, Inc., as co- borrowers, and each of their respective direct and indirect subsidiaries, as guarantors, the Existing First Lien Lenders, and the Existing First Lien Agent. Existing First Lien Credit Documents means, collectively, the Existing First Lien Credit Agreement and all loan and security documents, guaranties, mortgages, pledges, instruments, and other agreements related thereto and/or executed in connection therewith. Existing First Lien Credit Facility means the credit made available for borrowing under the Existing First Lien Credit Documents. Existing First Lien Credit Facility Claims means the Claims held by any of the Existing First Lien Lenders arising under or relating to the Existing First Lien Credit Documents or the DIP Financing Order, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under the Existing First Lien Credit Documents, and all Obligations as defined thereunder, minus any portion of the Existing First Lien Credit Facility Claims that have been Paid in Full or rolled up into, deemed issued under, or otherwise replaced or refinanced by the DIP Revolving Facility. Existing First Lien Lenders means, collectively, the banks and other financial institutions that are lenders under the Existing First Lien Credit Agreement. Existing First Lien Parties means, collectively, the Existing First Lien Agent and the Existing First Lien Lenders. Existing Intercreditor Agreement means the Intercreditor Agreement dated as of May 2, 2013, among the Existing First Lien Agent and the Indenture Trustee (as amended, restated, supplemented, or otherwise modified from time to time prior to the Petition Date).

Existing Second Lien Claim means any Claim arising under or related to the Existing Second Lien Notes. Such Claims shall include (i) the outstanding principal amount as of the Petition Date; plus (ii) accrued but unpaid interest at the non-default rate. Existing Second Lien Deficiency Claim means the Allowed amount of the Existing Second Lien Claim less the Allowed amount of the Existing Second Lien Secured Claim; provided, that if Class 5 votes to reject the Plan, the entire amount of the Allowed Existing Second Lien Claims shall be deemed to be Existing Second Lien Deficiency Claims. Existing Second Lien Indenture means the Indenture dated as of May 2, 2013, as amended, restated, supplemented, or otherwise modified from time to time, among Erickson, as issuer, the guarantors party therein, and the Indenture Trustee. Existing Second Lien Notes means the 8.25% Second Priority Senior Secured Notes Due 2020 issued under the Existing Second Lien Indenture. Existing Second Lien Secured Claim means any Existing Second Lien Claim that is a Secured Claim. Exit Financing means, collectively, the New First Lien Credit Facility, the New Second Lien Credit Facility and the Rights Offering. FAA means the Federal Aviation Administration. File, Filed, or Filing means, as to any document or pleading, properly and timely file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. Final Order means an order or judgment (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) in the event an appeal, writ of certiorari, or motion for reargument or rehearing has been Filed, such judgment or order has not been reversed, modified, stayed, or amended. First Lien Repayment means the Debtors’ repayment of outstanding loans under the Existing First Lien Credit Facility in the principal amount equal to $14,890,364 in accordance with the Interim DIP Financing Order. Former Directors and Officers means the former directors and officers of the Debtors who were no longer directors and officers of the Debtors as of the Petition Date. GAAP means generally accepted accounting principles as in effect from time to time in the United States.

General Unsecured Claim means an Unsecured Claim that is not: (a) an Administrative Claim; (b) a Professional Compensation Claim; (c) a Priority Unsecured Tax Claim; (d) an Other Priority Unsecured Claim; or (e) an Intercompany Claim. For the avoidance of doubt, General Unsecured Claims include Existing Second Lien Deficiency Claims. Governmental Unit means any governmental unit, as defined in Bankruptcy Code section 101(27). Impaired or Impairment means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of Bankruptcy Code section 1124. Indenture Trustee means Wilmington Trust, National Association, in its capacities as trustee and notes collateral agent under the Existing Second Lien Indenture. Indenture Trustee Fees means, the Claims for reasonable compensation, fees, expenses, disbursements, indemnification, subrogation and contribution of the Indenture Trustee, including, without limitation, internal default fees, attorneys’, financial advisors’ and agents’ fees, expenses and disbursements, incurred by or owed to the Indenture Trustee, whether prepetition or postpetition, or whether before or after consummation of the Plan, which shall be paid in accordance with the Plan. Insider has the meaning set forth in Bankruptcy Code section 101(31). Intercompany Claim means any Claim held by a Debtor or an Affiliate against a Debtor. Intercompany Interest means an Interest in a Debtor other than Erickson Incorporated held by another Debtor or by a non-debtor Affiliate of a Debtor. Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all ordinary shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, that existed immediately before the Effective Date. Interim DIP Financing Order means the Interim Order: (I) Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 Authorizing the Debtors to (A) Obtain Postpetition Financing On A Super-Priority Secured and Priming Basis, (B) Grant Liens And Superpriority Administrative Expense Status, (C) Use Cash Collateral of the Existing First Lien Parties and Existing Second Lien Parties, (D) Grant Adequate Protection To The Existing First Lien Parties And Existing Second Lien Parties, And (E) Enter Into DIP Revolving Credit Facility And DIP Term Facility; (II) Modifying The Automatic Stay; (III) Scheduling A Final Hearing Pursuant To Bankruptcy Rules 4001(b) And 4001(c); And (IV) Granting Related Relief, dated November 10, 2016 [Docket No. 40].

Judicial Code means title 28 of the United States Code, 28 U.S.C. §§ 1-4001. Lien means a lien, security interest, or other interest or encumbrance as defined in Bankruptcy Code section 101(37) asserted against any Estate Property. Litigation Trust means the grantor trust that shall be established by the Debtors pursuant to the terms of the Plan and the Litigation Trust Agreement for the benefit of the Litigation Trust Beneficiaries. Litigation Trust Agreement means the agreement setting forth the terms and conditions of the Litigation Trust, which shall be in the form contained in the Plan Supplement and shall be in form and substance acceptable to the Debtors and the Required Investor Parties. Litigation Trust Assets means (a) the Litigation Trust Causes of Action, (b) the Litigation Trust Funding Amount, and (c) Preference Causes of Action. Litigation Trust Beneficiaries means holders of Litigation Trust Interests. Litigation Trust Causes of Action means those Causes of Action set forth on the Schedule of Litigation Trust Causes of Action to be included in the Plan Supplement, but shall not include (a) Causes of Action against Released Parties and (b) Causes of Action against Current Directors and Officers. Litigation Trust Interests means the beneficial interests in the Litigation Trust issued to holders of Allowed General Unsecured Claims pursuant to Article III.D.6 of the Plan. Litigation Trust Funding Amount means $300,000.00 to be distributed by the Debtors to the Litigation Trust on the Effective Date to fund the operation of the Litigation Trust in accordance with the Litigation Trust Agreement. Litigation Trustee means the Person appointed to act as trustee of the Litigation Trust in accordance with the terms of this Plan, the Confirmation Order, and the Litigation Trust Agreement, or any successor appointed in accordance with the terms of the Litigation Trust Agreement. Management Incentive Plan means the management incentive plan that shall grant to officers and directors of Reorganized Erickson and its subsidiaries options to acquire New Common Stock as further described in Article IV.M of the Plan. Master Ballot means the Ballot to be completed by a Nominee by compiling the votes and other information from the Beneficial Holder Ballots.

New Board means the board of directors of the Reorganized Debtors selected in accordance with Article IV.I of the Plan. The identities and affiliations of the members of the New Board shall be identified in the Plan Supplement on or before the date of the Confirmation Hearing, to the extent known at such time. New Common Stock means common stock of Reorganized Erickson. New First Lien Credit Facility means a senior secured revolving asset-based lending and term credit facility in a maximum amount of $150 million, which shall be in form and substance acceptable to the Required Investor Parties. New First Lien Credit Facility Documents means all agreements, documents, and instruments delivered or entered into in connection with the New First Lien Credit Facility, which documents shall be in form and substance acceptable to the Required Investor Parties. New Organizational Documents means the documents providing for corporate governance of the Reorganized Debtors, including charters, bylaws, operating agreements, or other organizational documents, as applicable, which shall be included in the Plan Supplement and shall be in form and substance acceptable to the Required Investor Parties. New Second Lien Agent means the administrative agent and collateral agent under the New Second Lien Credit Facility as appointed by the Required Investor Parties. New Second Lien Credit Facility means the junior secured credit facility on the terms set forth in Annex A to the Plan. New Second Lien Credit Facility Documents means all agreements, documents, and instruments delivered or entered into in connection with the New Second Lien Credit Facility, which documents shall be in form and substance acceptable to the Required Investor Parties and the New Second Lien Agent. Nominee means an Entity through which a beneficial holder who holds Existing Second Lien Secured Claims in “streetname” may vote on the Plan. Ordinary Course Professional means a Professional employed and retained pursuant to the Ordinary Course Professionals Order. Ordinary Course Professionals Order means the Order Under 11 U.S.C. §§ 105(a), 327, 330, and 331 Authorizing Employment and Payment of Professionals Utilized in the Ordinary Course of Business [Docket No. 190] entered in the Chapter 11 Cases.

Other Priority Unsecured Claim means any Claim entitled to priority status pursuant to section 507(a) of the Bankruptcy Code that is not (a) an Administrative Claim, (b) a Professional Compensation Claim, or (c) a Priority Unsecured Tax Claim. Other Secured Claim means any Secured Claim that is not a DIP Revolving Facility Claim, DIP Term Facility Claim, Secured Tax Claim, Existing First Lien Credit Facility Claim, or an Existing Second Lien Claim. Other Secured Claims shall not include any such Claims secured by Liens that are avoidable, unperfected, subject to subordination, or otherwise unenforceable. Paid in Full or Payment in Full means, with respect to the Existing First Lien Credit Facility Claims and the DIP Revolving Facility claims, “payment in full” of such Claim within the meaning of such phrase as used in Section 1.4 of the DIP Revolving Facility Credit Agreement. Payoff Letter means the payoff letter(s) to be entered into by the Debtors, the DIP Revolving Facility and the Existing First Lien Agent, pursuant to which, among other things, (a) the DIP Revolving Facility Claims are to be Paid in Full and (b) the Existing First Lien Credit Facility Claim (excluding the Refinancing Accommodation Fee to the extent not payable pursuant to the terms of the Creditor Support Agreement) are to be Paid in Full. Person means and includes natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other legal entities, regardless of whether they are governments, agencies, or political subdivisions thereof. Petition Date means November 8, 2016, the date on which the Debtors commenced the Chapter 11 Cases. Plan means the Chapter 11 plan Filed by the Debtors, as such document may be amended or modified. Plan Distribution means a payment or distribution to holders of Allowed Claims, Allowed Interests, or other eligible Entities under the Plan. Plan Documents means, collectively those documents in furtherance of Consummation of the Plan and/or to be executed in order to consummate the transactions contemplated under the Plan, which may be Filed by the Debtors with the Bankruptcy Court. Plan Supplement means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, (a) in form and substance satisfactory to (i) the Debtors, (ii) the Required Investor Parties, and (iii) the DIP Revolving Facility Agent and the Required Lenders, to the extent required under the DIP Revolving Facility Credit Agreement, and (b) as may be altered, amended, modified, or supplemented from time to time in accordance with the terms of the Plan and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors no later than five days before the Voting Deadline or such later date as may be approved by the Bankruptcy Court, including the following, as applicable (1) New Organizational Documents; (2) either (a) the New First Lien Credit Facility Documents or (b) a commitment letter and term sheet for the New First Lien Credit Facility; (3) New Second Lien Credit Facility Documents, (4) the Schedule of Assumed Contracts and Leases; (5) the Schedule of Rejected Contracts and Leases; (6) the Schedule of Assumed Aircraft Leases; (7) the Schedule of Rejected Aircraft Leases; (8) the Schedule of Retained Causes of Action; (9) the Schedule of Litigation Trust Causes of Action; (10) the Litigation Trust Agreement; (11) the Backstop Agreement; (12) the Pro Forma Equity Dilution Table; and (13) the Payoff Letter. Plan Equity Value means the enterprise value of the Reorganized Debtors on a consolidated basis as of the Effective Date, increased by the proceeds of the Rights Offering and decreased by the amount of indebtedness and capitalized leases after consummation of the Restructuring Transactions. Preference Causes of Action means any and all actual or potential Causes of Action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to section 547 of the Bankruptcy Code. Priority Unsecured Tax Claim means an Unsecured Claim, or the portion thereof, that is entitled to priority in payment under Bankruptcy Code section 507(a)(8). Professional means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. Professional Compensation Claim means a Claim for compensation or reimbursement of expenses of a Professional incurred on and after the Petition Date and prior to the Effective Date, including fees and expenses incurred in preparing final fee applications and participating in hearings on such applications, and requested in accordance with the provisions of Bankruptcy Code sections 326, 327, 328, 330, 331, 503(b) or 1103. Professional Compensation Claim Bar Date means forty-five (45) days after the Effective Date. Professional Compensation Claim Objection Deadline means twenty-four (24) days after the Professional Compensation Claim Bar Date. Professional Compensation Claim Reserve means an amount of Cash to be estimated by the Debtors prior to the Effective Date and sufficient to satisfy Professional Compensation

Claims, and together with any remaining Carve Out (as defined in DIP Financing Order) from the DIP Term Facility Priority Account, shall be deposited into a segregated interest bearing account in the name of the Reorganized Debtors and shall only be used for payment and satisfaction of such Claims. Pro Forma Equity Dilution Table means the Pro Forma Equity Dilution Table included in the Plan Supplement showing the planned distribution of the New Common Stock. Proof of Claim means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date. Pro Rata means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class. Put Option Premium means a nonrefundable aggregate premium payable to the Backstop Parties on the Effective Date in shares of Rights Offering Common Stock pursuant to the Rights Offering Procedures and the Approval Order. QIB means “qualified institutional buyer,” as such term is defined in Rule 144A under the Securities Act. Refinancing Accommodation Fee means the Refinancing Accommodation Fee, as defined and set forth in the Amendment Fee Letter, dated as of July 22, 2016, among Erickson, Erickson Helicopters, Inc. and the Existing First Lien Agent. Reinstate, Reinstated, or Reinstatement means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with Bankruptcy Code section 1124. Released Party means, collectively, and in each case solely in their capacities as such: (a) the Debtors; (b) the Backstop Parties; (c) the DIP Parties; (d) the Existing First Lien Parties; and (e) with respect to each of the foregoing Entities, such Entity’s predecessors, professionals, successors, assigns, subsidiaries, Affiliates, managed accounts and funds, current and former officers and directors, principals, shareholders, members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, and such Entities’ respective heirs, executors, estates, servants, and nominees; provided, however, that (i) ZM Private Equity Fund I, L.P., (ii) ZM Private Equity Fund II, L.P., (iii) ZM EAC LLC, (iv) Centre Lane Partners, LLC, (v) 10th Lane Finance Co., LLC, (vi) Quinn Morgan, (vii) Kenneth Lau, (viii) Hank Halter, (ix) Udo Rieder, (x) James Welch and (xi) all Former Directors and Officers of the Debtors shall not be Released Parties.

Releasing Party means (i) the holders of all Claims or Interests who vote to accept the Plan; (ii) the holders of Claims or Interests that are Unimpaired under the Plan; (iii) the holders of Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan; and (iv) the holders of Claims or Interests who vote to reject the Plan but do not opt out of granting the releases set forth herein. Reorganized Debtors means, collectively, a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date. Reorganized Erickson means Erickson Incorporated, or Erickson Incorporated's successor or assign by merger, consolidation, or otherwise, on and after the Effective Date. Required Investor Parties means holders of at least 66.7% of the DIP Term Facility Claims and the commitments under the Backstop Agreement. Required Lenders means “Required Lenders,” as defined in the DIP Revolving Facility Credit Agreement. Restructuring Transactions means the transactions described in Article IV.C of the Plan. Retained Causes of Action means all Causes of Action that belong to the Debtors, but shall not include Litigation Trust Causes of Action and Causes of Action against Released Parties. Rights means the rights to purchase Rights Offering Common Stock and the Rights Offering New Second Lien Loans in accordance with the Rights Offering Procedures. Rights Expiration Time means the Voting Deadline. Rights Offering means the rights offering pursuant to which each Eligible Offeree is entitled to receive Rights to acquire the Rights Offering Common Stock and the Rights Offering New Second Lien Loans in accordance with the Rights Offering Procedures. Rights Offering Common Stock means shares of New Common Stock issued in the Rights Offering in accordance with the Plan and the Rights Offering Procedures. Rights Offering New Second Lien Loans means the New Second Lien Loans issued in connection with the Rights Offering. Rights Offering Procedures means the procedures governing the Rights Offering attached as an exhibit to the Backstop Agreement, and which shall be in form and substance acceptable to the Required Investor Parties.

Rights Offering Record Date means the date established in the Rights Offering Procedures as the record date for determining the holders of Allowed Existing Second Lien Claims entitled to receive the Rights. Schedules means, collectively, the Schedules of Assets and Liabilities, Schedule of Assumed Aircraft Leases, Schedule of Assumed Contracts and Leases, Schedule of Rejected Aircraft Leases, Schedule of Rejected Contracts and Leases, Schedule of Retained Causes of Action, and Schedule of Litigation Trust Causes of Action. Schedules of Assets and Liabilities means the schedules of assets and liabilities Filed by the Debtors in the Chapter 11 Cases, as may be amended, modified, or supplemented. Schedule of Assumed Aircraft Leases means the schedule of unexpired aircraft leases to be assumed to be Filed as part of the Plan Supplement. Schedule of Assumed Contracts and Leases means the schedule of Executory Contracts and Unexpired Leases to be assumed, and, if applicable, assigned, by the Debtors, to be Filed as part of the Plan Supplement. Schedule of Equity Security Holders means the schedule of Interests required to be Filed pursuant to Bankruptcy Rule 1007(a)(3). Schedule of Litigation Trust Causes of Action means the Litigation Trust Causes of Action set forth on the schedule to be Filed as part of the Plan Supplement. Schedule of Rejected Aircraft Leases means the schedule of unexpired aircraft leases to be rejected by the Debtors, to be Filed as part of the Plan Supplement. Schedule of Rejected Contracts and Leases means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors, to be Filed as part of the Plan Supplement. Schedule of Retained Causes of Action means the Retained Causes of Action set forth on the schedule to be Filed as part of the Plan Supplement. Second Lien Equity Distribution means 100% of the New Common Stock issued on the Effective Date, subject to dilution for the DIP Equity Distribution, the Rights Offering Common Stock and the Management Incentive Plan. Secured Claim means a Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

Secured Tax Claim means a Secured Claim for taxes held by a Governmental Unit, including cities, counties, school districts, and hospital districts, (a) entitled by statute to assess taxes based on the value or use of real and personal property and to obtain an encumbrance against such property to secure payment of such taxes or (b) entitled to obtain an encumbrance on property to secure payment of any tax claim specified in Bankruptcy Code section 507(a)(8). Secured Tax Claims shall not include any such Claims secured by liens/security interests that are avoidable, unperfected, subject to subordination, or otherwise unenforceable. Securities Act means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a-77aa, or any similar federal, state, or local law. Solicitation means solicitation in accordance with the Approval Order of (a) votes under the Plan and (b) the Rights. Solicitation Materials means the Disclosure Statement (including all exhibits and appendices), Ballot, and any other materials to be used in the Solicitation of votes on the Plan. Stipulation means the stipulation approved pursuant to the Order Granting Debtors’ Motion for Approval of Stipulation by the Debtors and the United States of America for Adequate Protection [Docket No. 320] entered in these Chapter 11 Cases. Subordinated Claim means a Claim that is subordinated to General Unsecured Claims pursuant to (a) a contract or agreement, (b) a Final Order declaring that such Claim is subordinated in right or payment, or (c) any applicable provision of the Bankruptcy Code, including Bankruptcy Code section 510, or other applicable law. Subordinated Claims specifically include any Claim for punitive damages provided for under applicable law. Unexpired Lease means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under Bankruptcy Code section 365. Unimpaired means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not impaired within the meaning of Bankruptcy Code section 1124. United States means the United States of America and all agencies thereof. Unsecured Claim means a Claim that is not a Secured Claim. The term specifically includes any tort Claims or contractual Claims or Claims arising from damage or harm to the environment and, pursuant to Bankruptcy Code section 506(a), any Claim of a Creditor against the Debtors to the extent that such Creditor’s Claim is greater than the value of the Lien securing such Claim (including, without limitation, any Existing Second Lien Deficiency Claim), any Claim for damages resulting from rejection of any Executory Contract or Unexpired Lease under Bankruptcy Code section 365, and any Claim not otherwise classified under the Plan.

Voting Deadline means March 13, 2017 at 4:00 p.m., prevailing Central Time, which is the deadline established by the Bankruptcy Court pursuant to the Approval Order for submitting a Ballot to accept or reject the Plan. Voting Record Date means February 15, 2017.

Annex A New Second Lien Credit Facility Term Sheet

New Second Lien Credit Facility Term Sheet This term sheet (this “Term Sheet”) provides an outline of a proposed second lien term loan financing. This Term Sheet does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the documentation relating to such transactions. Any capitalized terms not defined herein shall have the meanings set forth in the Glossary of Defined Terms attached to the Joint Plan of Reorganization of Erickson Incorporated, et al, Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”). Borrower Reorganized Erickson Incorporated Guarantors Each of the Borrower’s direct and indirect domestic subsidiaries or otherwise reasonably acceptable to the Backstop Parties. All obligations of the Borrower under the New Second Lien Credit Facility will be unconditionally guaranteed on a joint and several basis by the Guarantors. For the avoidance of doubt, any guarantor of the New First Lien Credit Facility shall be Guarantor under the New Second Lien Credit Facility. Facility On the Closing Date (as defined below), (i) in accordance with the Plan, each holder of an Allowed DIP Term Facility Claim shall receive its Pro Rata share of new non-amortizing term loans deemed outstanding under the New Second Lien Credit Facility (“Rollover Loans”), which Rollover Loans shall be in an aggregate principal amount equal to $40.0-70.0 million, and (ii) to the extent applicable under the terms of the Rights Offering, each Eligible Offeree (a “Rights Offering Lender”) that participates in the Rights Offering shall fund the principal amount of new non-amortizing term loans under the New Second Lien Credit Facility (the “New Money Loans”, and collectively with the Rollover Loans, the “Second Lien Loans”) that it subscribed for pursuant to the Rights Offering Procedures, which New Money Loans shall be in an aggregate principal amount not to exceed $10 million. Lenders The lenders (the “Lenders”) under the New Second Lien Credit Facility, (i) with respect to the Rollover Loans, each holder of an Allowed DIP Term Facility Claim and (ii) with respect to the New Money Loans, if any, each Rights Offering Lender. Agent: A financial institution selected by the Backstop Parties shall act as administrative agent and collateral agent (in such capacities, the “Second Lien Agent”). Security: A perfected security interest in and lien on all or substantially all of the assets of the Borrower and the Guarantors (the “Collateral”), which security interests and liens shall be senior to any and all other security interests and liens on the Collateral other than the security interests and liens securing the New First Lien Credit Facility and certain other permitted liens to be agreed. For the avoidance of doubt, the Collateral under the New Second Lien Credit Facility shall be the same as the collateral under the New First Lien Credit Facility or otherwise reasonably acceptable to the Backstop Parties, but the liens securing to the New Second Lien Credit Facility on such Collateral shall be junior to the liens on such collateral securing the New First Lien Credit Facility. The relative rights and priorities in the Collateral for each of the New First Lien Credit Facility and New Second Lien Credit Facility will be set forth in a customary intercreditor agreement (the “Exit Intercreditor Agreement”) as between the collateral agent for the New First Lien Credit Facility, on the one hand, and the Second Lien Agent, on the other hand. Interest: The Second Lien Loans will bear interest, at the Borrower’s option, (i) at a rate per annum equal to 15.0% payable in cash (a “Cash Election”) or (ii) at a rate per annum equal to 17.5% payable by adding such interest to the principal amount of the outstanding Second Lien Loans (a “PIK Election” and, together with a Cash Election, an “Election”), in each case, monthly in arrears. The Borrower shall make an Election with respect to each interest period by providing at least 5 business days’ notice to the Second Lien Agent prior to the beginning of such interest period. If an Election is not made by the Borrower in a timely fashion or at all with respect to the method of payment of interest for an interest period, the Borrower shall be deemed to have made the PIK Election. Any Cash Election or PIK Election provided above shall apply to all outstanding Second Lien Loans ratably. The Second Lien Agent shall provide written notice of the Borrower’s Election to all Lenders under the New Second Lien Credit Facility. Default Rate: Upon and during the continuance of any event of default, interest on the Second Lien Loans and all other outstanding amounts under the New Second Lien Credit Facility shall accrue at a rate per annum equal to 2.0% plus the otherwise applicable rate.

Maturity: All obligations under the New Second Lien Credit Facility will be due and payable in full in cash on the earlier of (i) the 5th anniversary of the Closing Date (the “Scheduled Maturity Date”) and (ii) the date of the acceleration of the Second Lien Loans and the termination of any commitments under the New Second Lien Credit Facility in accordance with the Definitive Loan Documentation (as defined below) therefor. Mandatory Prepayments: Subject to the Exit Intercreditor Agreement, mandatory prepayments of the Second Lien Loans shall be required with 100% of net cash proceeds from (i) the sale or other disposition of assets, subject to exceptions to be agreed, (ii) casualty events, subject to exceptions to be agreed, (iii) any sale or issuance of debt (other than permitted debt to be agreed), and (iv) any other mandatory prepayments required under the New First Lien Credit Facility. Voluntary Prepayments: Voluntary repayments or prepayments in whole or in part prior to the Scheduled Maturity Date shall only be permitted at a make-whole premium equal to the present value on the payment date of the repayment price on the Scheduled Maturity Date plus all required interest payments (other than accrued but unpaid interest to the repayment or prepayment date) due on the Second Lien Loans through such Scheduled Maturity Date (to be determined based on a discount rate equal to the yield on U.S. Treasury notes with a maturity closest to the Scheduled Maturity Date plus 50 basis points). Conditions to the Closing Date: Conditions precedent to the closing date of the New Second Lien Credit Facility (the “Closing Date”) customarily found in loan documents for similar exit financings and other conditions precedent deemed by the Backstop Parties appropriate to the specific transaction, including, without limitation: (i) execution and delivery of definitive documentation evidencing the New Second Lien Credit Facility, in each case, which shall be in form and substance substantially consistent with this Term Sheet and otherwise acceptable to the Borrower, Guarantors, the Second Lien Agent and Backstop Parties (the “Definitive Loan Documentation”); and (ii) entry of a final, non-appealable order confirming the Plan (a “Confirmation Order”). Representations and Warranties: Representations and warranties customarily found in similar exit financings and other representations and warrants deemed by the Backstop Parties appropriate to the specific transaction. Affirmative, Negative and Financial Covenants: Affirmative, negative and financial covenants customarily found in similar exit financings and other affirmative, negative and financial covenants deemed by the Backstop Parties appropriate to the specific transaction.

Events of Default: Events of default customarily found in similar exit financings and other events of default deemed by the Backstop Parties appropriate to the specific transaction. Upon the acceleration of Second Lien Loans (including upon the commencement of a voluntary or involuntary bankruptcy filing), (x) the principal amount of Second Lien Loans, plus accrued but unpaid interest at the default rate shall be immediately payable in cash and (y) the Lenders shall be entitled to receive any make-whole or repayment or prepayment premium that would have become due if the Second Lien Loans had been optionally repaid or prepaid at such time. Remedies: The Second Lien Agent (acting at the direction of the Required Lenders (as defined below)) and the Lenders shall have customary remedies, including, without limitation, the right to realize on all Collateral. Assignments and Participations: Assignments under the New Second Lien Credit Facility are subject to the consent of the Second Lien Agent, which consent shall not be unreasonably withheld or delayed, except, in each case, with respect to any assignment to a Lender, an affiliate of such a Lender or a fund engaged in investing in commercial loans that is advised or managed by such a Lender. No participation shall include voting rights, other than for matters requiring consent of 100% of the Lenders. Indemnification and Expenses: The Borrower and the Guarantors, jointly and severally, will indemnify and hold harmless the Second Lien Agent, the Backstop Parties, the Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) from and against all costs, expenses (including reasonable and documented fees, disbursements and other charges of outside counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its affiliates) that relates to the New Second Lien Credit Facility, the Confirmation Order, or the transactions contemplated hereby or thereby; provided that, no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from its gross negligence or willful misconduct. No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower, the Guarantors or any of their subsidiaries or any shareholders or creditors of the foregoing for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence and willful misconduct. In no event, however, shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages. In addition, (a) all out-of-pocket expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of outside counsel and financial advisors) of the Second Lien Agent and the Backstop Parties, whether accrued on, prior to or after the Closing Date, in connection with the New Second Lien Credit Facility and the transactions contemplated hereby or thereby shall be paid by the Borrower and the Guarantors from time to time, whether or not the Closing Date occurs and (b) all out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of outside counsel and financial advisors) of the Second Lien Agent and the Lenders, for enforcement costs and documentary taxes associated with the New Second Lien Credit Facility and the transactions contemplated thereby will be paid by the Borrower and the Guarantors. Governing Law: State of New York Miscellaneous: The Definitive Loan Documentation will include standard yield protection provisions (including, without limitation, provisions relating to compliance with risk based capital guidelines, increased costs and payments free and clear of withholding taxes).

EXHIBIT 2 TO THE DISCLOSURE STATEMENT CORPORATE ORGANIZATION CHART

16035269 EXHIBIT 3 TO THE DISCLOSURE STATEMENT NOTICE OF CONFIRMATION HEARING

16035269 IN THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF TEXAS DALLAS DIVISION In re: ERICKSON INCORPORATED, et al.,1 Debtors. § § § § § Chapter 11 Case No. 16-34393-hdh (Jointly Administered) NOTICE OF (I) APPROVAL OF DISCLOSURE STATEMENT; (II) ESTABLISHMENT OF VOTING RECORD DATE; (III) APPROVING CURE PROCEDURES; (IV) HEARING ON CONFIRMATION OF THE SECOND AMENDED CHAPTER 11 PLAN OF THE DEBTORS; (V) PROCEDURES FOR OBJECTING TO CONFIRMATION OF THE PLAN; AND (VI) PROCEDURES AND DEADLINE FOR VOTING ON THE PLAN TO ALL PERSONS AND ENTITIES WITH CLAIMS AGAINST AND EQUITY INTERESTS IN THE ABOVE- CAPTIONED DEBTORS AND DEBTORS IN POSSESSION: PLEASE TAKE NOTICE THAT: 1. Approval of Disclosure Statement. By order dated _____________, 2017 (the “Disclosure Statement Approval Order”), the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Court”) approved the Second Amended Disclosure Statement in Support of the Second Amended Joint Plan of Reorganization of Erickson Incorporated, et al., Pursuant to Chapter 11 of the Bankruptcy Code (as amended, the “Disclosure Statement”), filed by Erickson Incorporated and each of its debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”), and authorized the Debtors to solicit votes with regard to the approval or rejection of the Second Amended Joint Plan of Reorganization of Erickson Incorporated, et al., Pursuant to Chapter 11 of the Bankruptcy Code, attached as Exhibit A to the Disclosure Statement (as amended, the “Plan”).2 2. Confirmation Hearing. A hearing (the “Confirmation Hearing”) to consider confirmation of the Plan shall be held before the Honorable Harlin D. Hale, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, 1100 Commerce Street, 14th Floor, Courtroom #3, Dallas, TX 75242, on March 21, 2017 at 9:00 a.m. (prevailing Central Time). The Confirmation Hearing may be continued from time to time by announcing such continuance in open court without further notice to parties in interest, and the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing in accordance with the terms of the Plan, without further notice to interested parties. 3. Record Date for Voting Purposes. February 15, 2017 shall be the voting record date (the “Voting Record Date”) for all Creditors entitled to vote on the Plan, as described in the Disclosure Statement Approval Order. 1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Erickson Incorporated (7561); EAC Acquisition Corporation (3733); Erickson Helicopters, Inc. (5052); Erickson Transport, Inc. (9162); Evergreen Helicopters International, Inc. (1311); Evergreen Equity, Inc. (9209); and Evergreen Unmanned Systems, Inc. (3961). The location of the Debtors’ service address is 5550 SW Macadam Avenue, Suite 200, Portland, OR 97239. 2 Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.

16035269 4. Voting Deadline. All votes to accept or reject the Plan must be received by 4:00 p.m. (prevailing Central Time) on March 13, 2017 (the “Voting Deadline”). Any failure to follow the voting instructions contained in the Disclosure Statement Approval Order and on the Ballots that will be included in the Solicitation Materials that will be sent to creditors and interest holders entitled to vote on the Plan may disqualify your Ballot and your vote. 5. Bar Date. Any person or entity (excluding governmental units) holding a Claim or Interest against the Debtors that arose or is deemed to have arisen prior to November 8, 2016 (the “Petition Date”), must file a proof of claim or interest on or before March 20, 2017. Pursuant to section 502(b)(9) of the Bankruptcy Code, the deadline for filing a Proof of Claim by any Governmental Unit is May 8, 2017. 6. Parties in Interest Not Entitled to Vote. Holders of Unimpaired Claims and holders of Claims or Interests who will receive no distribution under the Plan are not entitled to vote on the Plan. Such holders shall receive a Non-Voting Status Notice or Unimpaired-Voting Status Notice, rather than a Ballot. 7. Objections to Confirmation. Objections, if any, to the confirmation of the Plan must (a) be in writing; (b) be in the English language; (c) state the name and address of the objecting party and the amount and nature of the Claim or Interest of such party; (d) state with particularity the basis and nature of any objection to the Plan; and (e) be filed, together with proof of service, with the Court and served so that they are received by the following parties (the “Confirmation Service List”), no later than March 13, 2017 at 4:00 p.m. (prevailing Central Time)(the “Confirmation Hearing Deadline”): (i) counsel for the Debtors, Haynes and Boone, LLP, 1221 McKinney, Suite 2100, Houston, Texas 77010, Attn: Kenric D. Kattner; (ii) the United States Trustee, 1100 Commerce, Room 976, Dallas, Texas 75242, Attn: Lisa L. Lambert; (iii) Randall Klein, Goldberg Kohn, Ltd., 55 East Monroe Street, Suite 3300, Chicago, Illinois 60603-5792, lead counsel for Wells Fargo Bank, N.A., as DIP Revolving Agent and Existing First Lien Agent; (iv) David Weitman, K&L Gates LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201, local counsel for Wells Fargo Bank, N.A., as DIP Revolving Agent and Existing First Lien Agent; (v) Scott L. Alberino, Akin Gump Strauss Hauer & Feld LLP, 1333 New Hampshire Avenue, N.W., Washington, DC 20036-1564, counsel for an ad hoc group of holders of 8.25% Second Priority Senior Secured Notes due 2020; (vi) Edward M. Fox, Esq., Seyfarth Shaw LLP, 620 8th Avenue, New York, NY 10018, counsel to Wilmington Trust, National Association, as indenture trustee and notes collateral agent for the 8.25% Second Priority Senior Secured Notes due 2020. 8. Witness and Exhibit List. Any party (other than the Debtors) who intends to present witnesses and/or exhibits at the Confirmation Hearing shall file a witness and exhibit list with the Court no later than the Confirmation Objection Deadline and shall simultaneously provide any such exhibits electronically to the Confirmation Service List, unless otherwise agreed to by the Debtors and such party. The Debtors shall file their witness and exhibit list with the Court one day after the Confirmation Objection Deadline and shall simultaneously provide any such exhibits electronically to the Confirmation Service List and to any objecting party. 9. Executory Contracts and Unexpired Leases. Pursuant to the Plan, the Debtors will assume all executory contracts and unexpired leases other than those executory contracts and unexpired leases expressly rejected. Unless otherwise specified, the assumed executory contracts and unexpired leases include all exhibits, schedules, riders, modifications, amendments, supplements, attachments, restatements, or other agreements made directly or indirectly by an agreement, instrument, or other document that in any manner affects such agreement. Pursuant to the Cure Procedures, and as detailed in the Cure Notice provided to all counterparties of the Debtors’ executory contracts and unexpired leases (the “Contracts”), all objections to the assumption of any Contract, including without limitation any objection to the Debtors’ proposed Cure Amount (the “Cure Amount”) or the provision of adequate assurance of future performance under any Contract pursuant to Section 365 of the Bankruptcy Code (“Adequate Assurance”) must: (a) be in writing; (b) be in the English language; (c) state the name and address of the objecting Contract Counterparty; (d) be filed, together with proof of service, with the Court and served so that they are received by the parties to the Confirmation Service List, no later than March 13, 2017 at 4:00 p.m. (prevailing Central Time) (the “Cure Objection Bar Date”); (e) identify the Contract to which the objector is party; (f) describe with particularity any dispute the Contract Counterparty has under Section 365 of the Bankruptcy Code with the

16035269 Cure Amount and identify the bases of the dispute under the Contract; (g) attach all supporting documents; and (h) if the response contains an objection to Adequate Assurance, state with specificity what the objecting party believes is required to provide Adequate Assurance. To the extent a Contract is not listed on the Cure Notice, the Cure Amount for such unlisted Contract shall be deemed to be $0.00, and any objection to such Cure Amount shall be filed in accordance with the Disclosure Statement Approval Order. 10. Additional Information. Any party wishing to view the Plan, Plan Supplement, Disclosure Statement or the Disclosure Statement Approval Order may view such documents at http://www.kccllc.net/Erickson. Any party in interest wishing to obtain information about the solicitation procedures or balloting should contact the Debtors’ Claims and Balloting Agent - Kurtzman Carson Consultants LLC, by (i) toll-free telephone (877) 725-7539 or (424) 236-7247 or (ii) E-mail at EricksonInquiries@kccllc.com. Dated: ____________, 2017 HAYNES AND BOONE, LLP Kenric D. Kattner State Bar No. 11108400 Kourtney Lyda State Bar No. 24013330 1221 McKinney Street, Suite 2100 Houston, TX 77010 Telephone: 713.547.2000 Facsimile: 713.547.2600 Email: kenric.kattner@haynesboone.com Email: kourtney.lyda@haynesboone.com and Ian T. Peck State Bar No. 24013306 David Staab State Bar No. 24093194 2323 Victory Avenue, Suite 700 Dallas, TX 75219 Telephone: 214.651.5000 Facsimile: 214.651.5940 Email: ian.peck@haynesboone.com Email: david.staab@haynesboone.com ATTORNEYS FOR THE DEBTORS

EXHIBIT 4 TO THE DISCLOSURE STATEMENT RIGHTS OFFERING PROCEDURES

1 RIGHTS OFFERING PROCEDURES I. Introduction The Debtors are pursuing a proposed plan of reorganization (the “Plan”) under section 1121 of the Bankruptcy Code for the resolution of outstanding Claims against, and Interests in, the Debtors.23 The Debtors filed for Chapter 11 protection in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) on November 8, 2016 (the “Petition Date”). The Chapter 11 Cases are being jointly administered under the caption In re Erickson Incorporated, et. al, Case No. 16-34393-hdh. The Bankruptcy Court has entered an order (the “Approval Order”) approving these procedures (the “Rights Offering Procedures”). In connection with the Plan and pursuant to these Rights Offering Procedures, the Company will offer rights (each, a “Right”) to each holder of an Allowed Existing Second Lien Claim that is an Eligible Offeree to participate in an up to $30.0 million (the “Rights Offering Amount”) rights offering (the “Rights Offering”), in an amount not to exceed its pro rata share of such Rights Offering Amount based upon a fraction (expressed as a percentage) the numerator of which is the principal amount of its Allowed Existing Second Lien Claims and the denominator of which is the principal amount of all Allowed Existing Second Lien Claims, to purchase (i) in respect of the first $20.0 million of the Rights Offering, shares of New Common Stock (the “Rights Offering Common Stock”), at a per share purchase price (the “Purchase Price”) at an implied 10% discount to the Plan Equity Value and (ii) in respect of any amount in excess of $20.0 million, up to $30.0 million, a mix (as determined by the Requisite Investors and the Debtors, as described below) of New Common Stock, at the same discount to the Plan Equity Value, and term loans (the “New Second Lien Loans”) issued under the New Second Lien Credit Facility (the “Rights Offering New Second Lien Loans”), at par, on the terms and conditions set forth in the Plan and the Backstop Agreement. These Rights Offering Procedures govern the ability of Eligible Offerees to participate in the Rights Offering. An “Eligible Offeree” is any holder or transferee of an Allowed Existing Second Lien Claim that is either (A) a “qualified institutional buyer” (a “QIB”), as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (B) an institutional “accredited investor” (an “IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity investors are IAIs (which, in the case of (A) and (B), for the avoidance of doubt, may not include any natural person). All questions relating to these Rights Offering Procedures, other documents associated with the Rights Offering, or the requirements to participate in the Rights Offering should be directed to Kurtzman Carson Consultants LLC, the subscription agent (the “Subscription Agent”) to be retained by the Debtors at: 23 Capitalized terms used but not otherwise defined in these Rights Offering Procedures shall have the meaning ascribed to them in the Glossary of Defined Terms, which is attached to the Plan as Exhibit A or the Backstop Agreement, as applicable.

2 Kurtzman Carson Consultants LLC 1290 Avenue of the Americas, 9th Floor New York, NY 10104 Attention: Erickson Incorporated Tel: (877) 833-4150 A DISCLOSURE STATEMENT IS BEING DISTRIBUTED IN CONNECTION WITH THE DEBTORS’ SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN (THE “DISCLOSURE STATEMENT”) AND THAT DOCUMENT SETS FORTH IMPORTANT INFORMATION THAT SHOULD BE CAREFULLY READ AND CONSIDERED BY EACH ELIGIBLE OFFEREE PRIOR TO MAKING A DECISION TO PARTICIPATE IN THE RIGHTS OFFERING. ADDITIONAL COPIES OF THE DISCLOSURE STATEMENT ARE AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT AND AT THE DEBTORS’ RESTRUCTURING WEBSITE: WWW.KCCLLC.NET/ERICKSON. These Rights Offering Procedures have been approved by the Bankruptcy Court pursuant to the Approval Order. The Rights Offering, the distribution of each Right and the issuance of the Rights Offering Common Stock and the Rights Offering New Second Lien Loans are being conducted in accordance with the Plan, these Rights Offering Procedures and the Backstop Agreement. These Rights Offering Procedures, the Offering Form and the accompanying Instructions should be read carefully before exercise of the Rights, as strict compliance with their terms is required. Holders of the Rights may wish to seek legal advice concerning the Rights Offering. II. Rights Offering To exercise its Rights in the Rights Offering, an Eligible Offeree, other than the Investors, must directly or through its Subscription Nominee (as defined below) (i) complete the offering form, which will accompany the Ballot distributed in connection with the solicitation of acceptances of the Plan, entitling such Eligible Offeree to exercise its Rights, in whole or in part (the “Offering Form”), and (ii) pay the applicable purchase price for each Right exercised by such Eligible Offeree (which will purchase its Pro Rata share of the Rights that will be adjusted to reflect the purchase of Rights Offering Common Stock and Rights Offering New Second Lien Loans (if any)) (the “Rights Offering Funds”), such Pro Rata share to be calculated as the fraction (expressed as a percentage) the numerator of which is the principal amount of an Eligible Offeree’s Allowed Existing Second Lien Claims and the denominator of which is the principal amount of all Allowed Existing Second Lien Claims, (the “Eligible Investor’s Percentage”) as of February 15, 2017 (the “Rights Offering Record Date”). In addition, in order to exercise its Rights, an Eligible Offeree must (i) affirmatively vote all of its Existing Second Lien Claims it holds or has the authority to vote in respect of the Debtors in favor of the Plan and shall not (a) object to or vote to reject or impede the Plan or any matter related to the Rights Offering, (b) support directly or indirectly such objection or impediment or (c) otherwise take any actions or commence any proceedings to oppose or seek any modification of the Plan and (ii) deliver a duly executed signature page to the New Second Lien Credit Facility (the

3 “Credit Facility Signature Page”), which Credit Facility Signature Page shall be destroyed if no New Second Lien Loans are funded in connection with the Rights Offering. Each Eligible Offeree may exercise all, some, or none of its Pro Rata Share of the Rights, and the Rights Offering Funds for such Eligible Offeree will be adjusted accordingly. No fractional shares of Rights Offering Common Stock will be issued in the Rights Offering. All share allocations will be calculated and rounded down to the nearest whole share. In addition, all principal amounts of Rights Offering New Second Lien Loans issuable to a participating Eligible Holder shall be rounded down to the nearest $1.00. Prior to the Effective Date, the Requisite Investors and the Debtors will determine the Rights Offering Amount, the extent to which Eligible Offerees receive New Common Stock and/or New Second Lien Loans for any amounts in excess of $20.0 million, the Purchase Price and number of shares of New Common Stock to be received therefor in the Rights Offering. The Debtors will publicly announce by press release and filing with the Bankruptcy Court such terms. The Requisite Investors and the Debtors may modify these terms before the Effective Date to the extent necessary in connection with the anticipated financing needs of the Debtors at the Effective Date, in which case, the Debtors will publicly announce by press release and filing with the Bankruptcy Court such modified terms. The Rights shall not be transferable, assignable, or detachable other than in connection with the transfer of the corresponding Existing Second Lien Claims and other than in accordance with these Rights Offering Procedures. See Section V.D. below for more information related to transfers and the related procedures. III. The Backstop The Rights Offering will be backstopped by the Investors. Each of Investors, severally and not jointly, has agreed, pursuant to the Backstop Agreement, to purchase all Rights Offering Common Stock that is not purchased by other Eligible Offerees pursuant to the Rights Offering (such remaining shares of Rights Offering Stock, in the aggregate, the “Unsubscribed Shares”) and all Rights Offering Second Lien Loans not funded by other Eligible Offerees pursuant to the Rights Offering (such remaining Rights Offering Second Lien Loans, in the aggregate, the “Unsubscribed Loans”), in an amount of shares and principal amount of loans equal to the percentages set forth in Schedule I to the Backstop Agreement. To compensate the Investors for the risk of their undertakings in the Backstop Agreement and as consideration for their backstop commitments, the Debtors will pay to such Investors the Put Option Premium pursuant to the terms and conditions in the Backstop Agreement. There will be no over-subscription privilege in the Rights Offering. The Unsubscribed Shares and Unsubscribed Loans, if any, will not be offered to other Eligible Offerees but will instead be purchased by the Investors in accordance with the Backstop Agreement. Notwithstanding anything herein to the contrary, the rights and obligations of the Investors in the Rights Offering shall be governed by the Backstop Agreement, which require that the Investors fully exercise the Rights issued to them in their capacity as beneficial holders of the Existing Second Lien Claims.

4 IV. Commencement/Expiration of the Rights Offering The Rights Offering shall commence on the day upon which the Offering Forms are distributed in connection with the solicitation of acceptances of the Plan (the “Rights Commencement Date”). The Rights Offering shall expire and the Rights shall have no value if they are not exercised by 4:00 p.m., prevailing Central Time, on March 13, 2017 (the “Rights Expiration Time”) or such other date as the Debtors may agree, with the consent of the holders of at least 66-2/3% of the Backstop Commitments (the “Requisite Investors”), provided that the Backstop Commitments held by a Defaulting Investor shall be excluded for purposes of determining Requisite Investors. The Debtors shall promptly notify, or cause to be notified, Eligible Holders of any extension of the Rights Expiration Time. The Debtors will furnish, or cause to be furnished, Offering Forms to the applicable brokers, dealers, commercial banks, trust companies, or other agents or nominees of the holders of the Existing Second Lien Notes (the “Subscription Nominees”). Each Subscription Nominee will be entitled to receive sufficient copies of the Offering Form for distribution to the beneficial owners of the Existing Second Lien Notes for whom such Subscription Nominee holds such Existing Second Lien Notes. V. Exercise of Rights Each Eligible Offeree that elects to participate in the Rights Offering must affirmatively make a binding, irrevocable election to exercise its Rights (the “Binding Rights Election”) before the Rights Expiration Time. The Binding Rights Election, upon receipt by the Subscription Agent, cannot be withdrawn. Each Eligible Offeree is entitled to participate in the Rights Offering solely to the extent provided in these Rights Offering Procedures, except in the case of Eligible Offerees who are Investors, who have agreed to participate in the Rights Offering to the extent also provided in the Backstop Agreement. Each participating Eligible Offeree who submits a Binding Rights Election shall be notified of its receipt and acceptance. A. Exercise by Eligible Offerees.24 To exercise the Rights, each Eligible Offeree must: (i) return a duly completed Offering Form and duly executed Credit Facility Signature Page to the Subscription Agent so that the duly completed Offering Form and Credit Facility Signature Page are actually received by the Subscription Agent on or before the Rights Expiration Time; 24 For the avoidance of doubt, the Investors (in their capacities as Eligible Offerees) shall not be required to submit an Offering Form.

5 (ii) pay to the Rights Offering Escrow Account (as defined below), by wire transfer of immediately available funds, its Rights Offering Funds, so that payment of the Rights Offering Funds is actually deposited into the Rights Offering Escrow Account on or before the Rights Expiration Time; provided, that the Investors (in their capacities as Eligible Offerees) shall be required to pay their respective purchase price for the Rights Offering Shares, any Unsubscribed Shares, any Rights Offering New Second Lien Loans, and any Unsubscribed New Second Lien Loans in accordance with the terms of the Backstop Agreement; and (iii) (a) submit a Ballot to vote, on behalf of its Existing Second Lien Claims, to accept the Plan and (b) not object to (x) confirmation of the Plan or (y) approval of any matter related to the Rights Offering. To exercise its Rights, any Eligible Offeree who holds through a Subscription Nominee must: (i) return a duly completed Offering Form and duly executed Credit Facility Signature Page to its Subscription Nominee or otherwise instruct its Subscription Nominee as to its instructions for the Rights (in each case in sufficient time to allow such Subscription Nominee to deliver the Offering Form and Credit Facility Signature Page, along with any other required documentation, to the Subscription Agent, prior to the Rights Expiration Time); (ii) pay to its Subscription Nominee, by wire transfer of immediately available funds (or such other method as required by a Subscription Nominee), its Rights Offering Funds along with instructions to its Subscription Nominee to pay such Rights Offering Funds to the Rights Offering Escrow Account on such Eligible Offeree’s behalf, in each case, in accordance with procedures established by its Subscription Nominee, which, in turn, must comply with clauses (i) and (ii) of the immediately preceding paragraph; and (iii) also (a) submit a Ballot to vote, on behalf of its Existing Second Lien Claims, to accept the Plan and (b) not object to (x) confirmation of the Plan or (y) approval of any matter related to the Rights Offering, each of which shall be verified by the Subscription Agent. For purposes of this Rights Offering, Wilmington Trust, National Association, in its capacity as the Indenture Trustee under the Existing Second Lien Indenture shall not constitute a Subscription Nominee and shall not have any responsibility with respect to sending any Rights Offering information or collecting any Offering Forms. B. Deemed Representations and Acknowledgements. Any Eligible Offeree that participates in the Rights Offering is deemed to have made the following agreements, representations and acknowledgements: Such Eligible Offeree:

6 (i) recognizes and understands that the Rights are not transferable except in accordance with the procedures set forth in Section V.D below, and that the benefits of the Rights are not separable from the claim or securities with respect to which the Rights have been granted; (ii) represents and warrants that it will not accept a distribution of Rights Offering Common Stock or Rights Offering New Second Lien Loans if at such time, it does not hold an Allowed Existing Second Lien Claim and, by accepting a distribution of Rights Offering Common Stock and Rights Offering New Second Lien Loans, if any, such Eligible Offeree will be deemed to represent and warrant that it is the holder thereof; (iii) represents and warrants that it is an Eligible Offeree; (iv) agrees and acknowledges that, by subscribing to purchase the Rights Offering Common Stock and fund the Rights Offering New Second Lien Loans, it has voted, or will vote simultaneously with the exercise of its Rights, all of its Existing Second Lien Claims it holds or has the authority to vote in respect of the Debtors in favor of the Plan and has not and will not (a) object to or vote to reject or impede the Plan or any matter related to the Rights Offering, (b) support directly or indirectly such objection or impediment or (c) otherwise take any actions or commence any proceedings to oppose or seek any modification of the Plan; (v) agrees to promptly provide any administrative information requested by the agent under the New Second Lien Term Loan Facility on a timely basis to register such Eligible Offeree as a lender of New Second Lien Loans, if any; (vi) acknowledges and agrees that the Rights and the Rights Offering Common Stock have not been registered under the Securities Act nor qualified under any state, local or foreign securities laws; are being offered and sold pursuant to an exemption from such registration and qualification based in part on such Person being an Eligible Offeree; and may not be transferred or sold except pursuant to an available exemption from registration under the Securities Act; (vii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment with respect to the Rights, the Rights Offering Common Stock and the Rights Offering New Second Lien Loans, and it is able to bear the economic risk of an investment in Reorganized Erickson; (viii) has sufficient financial resources available to support the loss of all or a portion of its investment in Reorganized Erickson, and has no need for liquidity in its investment in Reorganized Erickson; (ix) is not relying upon any information, representation or warranty by (i) the Debtors other than as set forth in the Rights Offering Procedures, the Offering Form, the Transfer Notice (as defined below), the Plan or the Disclosure Statement, or (ii) the Investors or any member of the ad hoc group of holders of Existing Second Lien Notes;

7 (x) has consulted, to the extent deemed appropriate, with its own advisors as to the financial, tax, legal and related matters concerning an investment in the Rights Offering Common Stock and on that basis believes that an investment in the Rights Offering Common Stock is suitable and appropriate for itself; and (xi) is not a party to any contract with any person that would give rise to a valid claim against the Reorganized Debtors or any of their subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the investment. C. Failure to Exercise Rights & Payment for Rights. Unexercised Rights will be relinquished on the Rights Expiration Time. If, on or prior to the Rights Expiration Time, (i) the Subscription Agent for any reason does not receive from an Eligible Offeree or its Subscription Nominee on behalf of an Eligible Offeree a duly completed Offering Form and (ii) immediately available funds by wire transfer in an amount equal to the total purchase price for such Eligible Offeree’s Rights have not been deposited by an Eligible Offeree or its Subscription Nominee on its behalf in the Rights Offering Escrow Account, such Eligible Offeree shall be deemed to have irrevocably relinquished and waived its Rights, subject to Section V.D below; provided, that the Investors (in their capacities as Eligible Offerees) shall not be required to deliver an Offering Form or submit funds in respect of the Rights prior to twenty-four (24) hours before the proposed Effective Date. If an Eligible Offeree fails to vote its Claims to accept the Plan, does not vote, or objects to confirmation of the Plan or approval of any matter related to the Rights Offering, such Eligible Offeree shall be deemed to have irrevocably relinquished and waived its Rights, subject to Section V.D below. Any attempt to exercise Rights after the Rights Expiration Time shall be null and void and the Debtors shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Rights Expiration Time regardless of when the documents relating thereto were sent. D. Transfer Restriction and Revocation. Only holders of the Rights as of the Rights Offering Record Date shall have the ability to exercise such Rights. (i) Transferability Restrictions Prior to Exercise of Rights. From the period commencing on the Rights Offering Record Date and unless and until a Right is exercised, any transfer or assignment of the corresponding Existing Second Lien Claim shall void the Right. (ii) Transferability Restrictions Following Exercise of Rights. The Rights are not detachable from the Existing Second Lien Claims.

8 The Rights shall not be transferable or assignable unless such holder transfers its corresponding Existing Second Lien Claim in respect of which such Rights were exercised. After a Right has been exercised in accordance with these Rights Offering Procedures, the holder of the corresponding Existing Second Lien Claim shall not transfer or assign such Existing Second Lien Claim unless such holder transfers or assigns with such Claim(s) the right to receive the proceeds of the exercise of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities, as evidenced by the delivery of a Transfer Notice to the Subscription Agent or other procedures acceptable to the Debtors and the Subscription Agent. Both (i) the Rights (after they have been exercised) and (ii) the right to receive the proceeds of any Rights transferred pursuant to these Rights Offering Procedures, shall not be transferrable other than to an IAI or a QIB. A “Transfer Notice” is a notice delivered to the Subscription Agent notifying the Subscription Agent of the transfer of a Claim by the holder of the corresponding Rights through the Subscription Deadline, which indicates (i) the name of the transferor, the name of the transferee, the type of Claim being transferred and the principal amount of such Claims; and (ii) certifies that such transferee is an IAI or a QIB. (iii) Revocation Once an Eligible Offeree has properly exercised its Rights, such exercise will not be permitted to be revoked, unless the Effective Date has not occurred by the 45th day after the Bankruptcy Court’s entry of the Confirmation Order (unless such date is extended in accordance with the terms of the Backstop Agreement). Thereafter, an Eligible Offeree shall be permitted to revoke such exercise so long as the Effective Date has not occurred. An Eligible Offeree electing to revoke the exercise of its Rights must deliver written notice to the Subscription Agent (i) stating that the Eligible Offeree revokes its Rights; (ii) stating the type and number of Rights being revoked, and (iii) certifying that the Rights are being revoked are the only Rights exercised by the Eligible Offeree (the “Revocation Notice”). Upon receipt of a properly completed and timely returned Revocation Notice by an Eligible Offeree, the Subscription Agent shall use reasonable efforts to coordinate with the escrow agent to cause the return as promptly as practicable of the Rights Offering Funds held in the Rights Offering Escrow Account (as defined below) to such Eligible Offeree. Any revocation of Rights shall not constitute a revocation of a vote to accept the Plan. For the avoidance of doubt, there shall be no revocation right other than as set forth in this Section V.D.iii, including based on any changes in the terms of the transaction by the Requisite Investors and Debtors as described above in Section II. E. Funds. Since the terms of the Rights Offering are not expected to be determined until after the Rights Commencement Date, Eligible Offerees that elect to exercise their rights shall pay the Rights Offering Funds based on a Rights Offering Amount of $30.0 million.

9 In the event the Rights Offering Amount is determined to be less than $30.0 million, and as a result each of the Eligible Offerees funded an amount into the Rights Offering Escrow Account in excess of their portion of the Rights Offering (such excess, “Excess Rights Offering Funds”), the Subscription Agent shall use reasonable efforts to coordinate with the escrow agent to cause the return as soon as reasonably practicable of all Excess Rights Offering Funds held in the Rights Offering Escrow Account to each respective Eligible Offeree, without any interest. The Rights Offering Funds shall be deposited by Eligible Offerees into an escrow account (the “Rights Offering Escrow Account”) for the purpose of holding the money for administration of the Rights Offering until the Effective Date. The Rights Offering Funds may not be used for any purpose other than to release the funds as directed by the Debtors on the Effective Date or as otherwise set forth in these Rights Offering Procedures or in the Plan, and, until released in accordance with the foregoing, the Rights Offering Funds will not be deemed part of the Debtors’ bankruptcy estate. The Rights Offering Funds shall not be encumbered by any lien, encumbrance, or cash collateral obligation. No interest will be paid to participating Eligible Offerees on account of any amounts paid in connection with their exercise of Rights under any circumstances. Notwithstanding anything to the contrary herein, pursuant to the terms of the Backstop Agreement, each Investor shall not be obligated to make payments in connection with the Rights Offering into the Rights Offering Escrow Account prior to twenty-four (24) hours before the proposed Effective Date. VI. Miscellaneous A. Method of Delivery. The method of delivery of the Offering Form, the purchase price and any other required documents is at each Eligible Offeree’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery prior to the Rights Expiration Time. The risk of non-delivery of the Offering Form, the purchase price into the Rights Offering Escrow Account and any other required documents sent to the Subscription Agent in connection with the exercise of the Rights lies solely with the Eligible Offerees, and none of the Debtors, the Reorganized Debtors, the Investors or any of their respective officers, directors, employees, agents or advisers, including the Subscription Agent, assumes the risk of non- delivery under any circumstance whatsoever. B. Issuance. The Rights Offering Common Stock to be issued pursuant to the Rights Offering is expected to be delivered to Eligible Offerees that have properly exercised their Rights on or as soon as practicable following the Effective Date. See Section VII.

10 The Rights Offering Common Stock issuable to Eligible Offerees will be issued in registered form on the books and records of Reorganized Erickson, Reorganized Erickson’s transfer agent or other designee acceptable to the Requisite Inventors, such registration to be in a manner acceptable to the Requisite Investors. C. Securities Law and Related Matters. The Rights and the Rights Offering Common Stock shall be exempt from registration under the Securities Act through a private placement pursuant to section 4(a)(2) of the Securities Act and/or the safe harbor of Regulation D promulgated thereunder, or such other exemption as may be available from any applicable registration requirements. None of the Rights distributed in connection with these Rights Offering Procedures or the shares of Rights Offering Common Stock have been or will be registered under the Securities Act, nor any state, local or foreign law requiring registration for offer or sale of a security and no such securities may be resold or otherwise transferred, assigned, pledged, hypothecated, participated, donated or otherwise encumbered or disposed of, directly or indirectly (including through derivatives, options, swaps, forward sales or other transactions in which any person receives the right to own or acquire any current or future interest in the Rights, the Rights Offering Common Stock or the New Common Stock) except in accordance with the provisions related to transfer set forth in these Rights Offering Procedures and applicable law. Therefore, to the extent a certificate is issued in conjunction with the issuance of the Rights Offering Common Stock, such certificate shall contain (or each book entry position shall be deemed to contain) a restricted securities legend in form and substance substantially similar to the following: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. The Rights Offering Common Stock will also be subject to restrictions on transfer set forth in the Reorganized Debtors’ New Organizational Documents. There is not and there may not be a public market for the Rights Offering Common Stock, and the Debtors do not intend to seek any listing of the Rights Offering Common Stock on any national securities exchange or other trading market of any type whatsoever. Accordingly, there can be no assurance that an active trading market for the Rights Offering Common Stock will ever develop or, if such a market does develop, that it will be maintained. Please refer to the Disclosure Statement for more detailed information regarding risks associated with the Rights Offering. The Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or a newly organized successor to the debtor under the plan, is not liable, on account of participation, for

11 violation of any applicable law, rule, or regulation governing the offer, issuance, sale or purchase of securities. D. Disputes, Waivers, and Extensions. Any and all disputes concerning the timeliness, viability, form, and eligibility of any exercise of Rights shall be addressed in good faith by the Debtors, in consultation with the Requisite Investors, the determinations of which shall be final and binding. The Debtors, in consultation with the Requisite Investors, may (i) waive any defect or irregularity, or permit a defect or irregularity to be corrected, within such times as it may determine in good faith to be appropriate or (ii) reject the purported exercise of any Rights for which an Offering Form and/or payment includes defects or irregularities. Offering Forms shall be deemed not to have been properly completed until all irregularities have been waived or cured. The Debtors reserve the right to give notice to any Eligible Offeree regarding any defect or irregularity in connection with any purported exercise of Rights, or the completion or delivery of any Offering Form, and the Debtors, in consultation with the Requisite Investors, may permit such defect or irregularity to be cured; it being understood, that none of the Debtors, the Subscription Agent or the Investors (or any of their respective officers, directors, employees, agents or advisors) shall incur any liability for failure to give such notification. Notwithstanding anything contained herein, in the Disclosure Statement or in the Plan to the contrary, the Debtors, pursuant to the terms and conditions of the Approval Order, and the further approval of the Bankruptcy Court, if applicable, and the consent of the Requisite Investors may (i) extend the Rights Offering Expiration Time or adopt additional detailed procedures to more efficiently administer the distribution and exercise of the Rights more efficiently or to comply with applicable law; and (ii) make such other changes to the Rights Offering, including changes that affect which parties constitute Eligible Offerees. VIII. Rights Offering Conditioned Upon Effectiveness of the Plan; Reservation of Rights; Return of Rights Offering Funds All exercises of Rights are subject to and conditioned upon the effectiveness of the Plan. The Debtors will accept a Binding Rights Election only upon the confirmation and effectiveness of the Plan. In the event that (i) the Rights Offering is terminated, (ii) the Debtors revoke or withdraw the Plan or (iii) the Effective Date has not occurred by the 45th day after the Bankruptcy Court’s entry of the Confirmation Order (unless such date is extended in accordance with the terms of the Backstop Agreement) or the conditions precedent to the occurrence of the Effective Date shall not have been satisfied or waived in accordance with the Plan, the Subscription Agent shall use reasonable efforts to coordinate with the escrow agent to cause the return as soon as reasonably practicable of all Rights Offering Funds held in the Rights Offering Escrow Account to each respective Eligible Offeree, without any interest, and, in the case of clauses (ii) and (iii) above, the Rights Offering shall automatically be terminated, and the Rights Offering Funds held in the Rights Offering Escrow Account will be refunded, without interest, to each respective Eligible Offeree as soon as reasonably practicable.

1 EXHIBIT 5 TO THE DISCLOSURE STATEMENT LIQUIDATION ANALYSIS

2 1. Introduction Section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to confirmation of the Plan,25 that each holder of a Claim or Interest in each Impaired Class: (i) has accepted the Plan; or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such Person would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. In order to make these findings, the Bankruptcy Court must: (1) estimate the cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee (the “Trustee”) would generate if each Debtor’s chapter 11 case were converted to a chapter 7 case on the Effective Date and the Assets of such Debtor’s estate were liquidated; (2) determine the distribution (the “Liquidation Distribution”) that each holder of a Claim or Interest would receive from the Liquidation Proceeds under the priority scheme dictated in chapter 7; and (3) compare each holder’s Liquidation Distribution to the distribution under the Plan that such holder would receive if the Plan were confirmed and consummated. This analysis is often referred to as the “best interest of creditors test.” Asset values discussed herein may be different than amounts referred to in the Plan. The analysis (the “Liquidation Analysis”) is based upon certain assumptions discussed herein and in the Disclosure Statement. THE DEBTORS MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE ESTIMATES AND ASSUMPTIONS CONTAINED HEREIN, OR A TRUSTEE’S ABILITY TO ACHIEVE FORECASTED RESULTS. IN THE EVENT THAT THESE CHAPTER 11 CASES ARE CONVERTED TO A CHAPTER 7 LIQUIDATION, ACTUAL RESULTS COULD VARY MATERIALLY FROM THE ESTIMATES AND PROJECTIONS SET FORTH IN THIS LIQUIDATION ANALYSIS. 2. Basis of Presentation The Liquidation Analysis has been prepared assuming that the Debtors’ chapter 7 liquidation would commence on or about March 31, 2017 (the “Liquidation Date”). The Liquidation Analysis represents an estimate of recovery values and percentages based upon a hypothetical liquidation if a Trustee were appointed by the Bankruptcy Court to convert Assets into cash. The determination of the hypothetical proceeds from the liquidation of Assets is a highly uncertain process involving the extensive use of estimates and assumptions which, although considered reasonable by management and their advisors, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis should be read in conjunction with the assumptions and qualifications discussed herein and in the Disclosure Statement. The Liquidation Analysis assumes operations would cease on the Liquidation Date and that a liquidation would start immediately thereafter. All owned Assets including equipment, inventory and aircraft would be sold over a 90-day period. This Liquidation Analysis was prepared utilizing the Debtors’ most recent financials and weekly cash flow projections. 25 Except as otherwise provided in this Liquidation Analysis, capitalized terms herein have the meaning ascribed to them in the Plan and the Disclosure Statement.

3 The cessation of business in a liquidation is likely to trigger certain Claims that otherwise would not exist under a chapter 11 reorganization plan. The Liquidation Analysis also does not include estimates for the tax consequences that may be triggered upon the liquidation and sale events of Assets in the manner described above. An administrative expense forecast was created to estimate the cost of executing the liquidation. See section 6 below “Specific Notes to the Liquidation Analysis.” The analysis is consistent with the presentation of the Schedules of Assets and Liabilities, where only Erickson and Erickson Helicopters, Inc. are assumed to have ownership of relevant assets and related obligations or Claims. 3. Liquidation Process For purposes of this analysis, the Debtors’ hypothetical liquidation would be conducted in a chapter 7 environment with the Trustee managing the bankruptcy estate of each Debtor to maximize recovery. The Trustee’s initial step would be to develop a liquidation plan to generate proceeds from the sale of entity specific Assets for distribution to creditors. The major components of the liquidation are as follows:  generation of cash proceeds from Asset sales;  satisfying costs related to the liquidation process, such as personnel retention costs, liquidation costs and Trustee, professional and other administrative fees;  satisfying employee obligations of the Debtors; and  distributing net proceeds generated from Asset sales to the holders of Claims and Interests in accordance with the priority scheme under chapter 7 of the Bankruptcy Code. 4. Distribution of Net Proceeds to Claimants Any available net proceeds would be allocated to the applicable holders of Claims and Interests in strict priority in accordance with section 726 of the Bankruptcy Code:  Secured Claims: Claims that are paid with the proceeds of collateral to the extent secured by Estate Property, including Claims arising under the Debtors’ secured credit facilities;  Chapter 11 Administrative & Priority Claims: includes Claims for post-petition accounts payable, accrued expenses, accrued and unpaid professional fees, Claims arising under section 503(b)(9) of the Bankruptcy Code, and certain Unsecured Claims entitled to priority under section 507 of the Bankruptcy Code;  Unsecured Claims: includes non-secured, non-priority debt, including trade payables, and various other unsecured liabilities; and

4  Equity: to the extent any available net proceeds remain available for distribution after satisfaction in full of the foregoing classes of Claims, any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all common stock or units, preferred stock or units or other instruments evidencing an ownership interest in any of the Debtors. 5. Conclusion The Debtors have determined, as summarized in the following analysis, upon the Effective Date, the Plan will provide all holders of Claims and Interests with a recovery (if any) that is not less than what they would otherwise receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code, and as such believe that the Plan satisfies the requirement of 1129(a)(7) of the Bankruptcy Code. 6. Specific Notes to the Liquidation Analysis Proceeds Available to Creditors  The Liquidation Analysis does not assume any available Cash amounts after satisfying accrued unpaid professional fees at the Liquidation Date (excluding any incentive fees) and the Post-Trigger Carve-Out and Accrued Employee Benefit Amounts (as defined in the DIP Financing Order). Note, any cash at foreign subsidiaries at the Liquidation Date is assumed not to be a source of recovery as such funds are assumed to be applied to foreign related obligations (employee, vendor, etc.).  Accounts Receivable assumes collection of 25% of the gross amount of outstanding receivables. Any proceeds from foreign receivables are assumed to be applied to foreign related obligations (employee, vendor, etc.). Most collections would occur in the first few weeks of liquidation and would be limited as Erickson would stop providing services to customers at the commencement of the liquidation process, which would likely result in significant penalties that would be offset against outstanding receivables.  Aircraft: Owned aircraft are assumed to be sold using a liquidator, which the Debtors estimate would result in recovery of approximately $98 million, prior to any cost of liquidation. Liquidation Values for owned aircraft and inventory are based on an appraisal performed by Morten Beyer & Agnew (“MBA”). MBA is a recognized provider of aircraft and aviation-related asset appraisals and inspections. MBA and its principals have been providing appraisal services to the aviation industry for over 20 years. MBA’s certified appraisers perform over 4,000 asset appraisals each year, including appraisals on a wide variety of helicopter classes, engines, and spare parts. MBA has provided an independent analysis with respect to the liquidation value of the Debtors’ aircraft and parts inventory. Capstone Equities Manager, LLC

5 appeared at the Disclosure Statement hearing and took the position that the value used for the Debtors’ aircraft in the Liquidation Analysis was too low.  Inventory: Inventory and spare components are assumed to be sold using a liquidator, which the Debtors estimate would result in recovery of approximately $65 million, prior to any cost of liquidation.  Equipment and Other: Shop equipment, tooling, and field vehicles are assumed to be sold using a liquidator, which the Debtors estimate would result in recovery of approximately $8 million, prior to any cost of liquidation.  Preference Recoveries: The Debtors with the assistance of their Professionals, have conducted a preliminary review and analysis of $35,526,000 of payments to non- insiders made during the Preference Period to determine the likelihood of potential recoveries on the Preference Actions pursuant to sections 547 and 550 of the Bankruptcy Code. As part of this analysis, the Debtors excluded recoveries (the “Exclusions”) for certain categories of Disbursements as discussed more fully in Article IX, Section A of the Disclosure Statement. After taking into account the Exclusions from the Disbursements and applying the contemporaneous exchange for new value defense under section 547(c)(1) of the Bankruptcy Code, the Debtors estimate that potential recoveries from Preference Causes of Action could total between $550,000 to $2,000,000, which does not include the cost of pursuing the Preference Causes of Action. Additionally, additional defenses may be available, which could reduce the recoveries. Wind Down Costs  “Wind Down Costs” describe all operating costs of the Debtors and professional or trustee fees from the Liquidation Date forward.  Payroll and Benefits costs are assumed at 25% of the Debtor’s normalized run rate to ensure an orderly liquidation and safeguard of the Assets.  WARN Act related obligations are not included in payroll but are instead reflected in the Employee section of Administrative Claims.  Lease expense for the Debtor’s headquarters and Medford MRO facilities is contemplated through the completion of the liquidation process.  Physical Goods expense are assumed to total approximately 10% of the normalized run rate in order to repair and maintain the aircraft held for sale.  Insurance costs assume policies are continued throughout the Wind Down.  Freight and Fuel costs includes 85% of the normalized run rate during the Wind Down for the estimated demobilization of overseas aircraft back to the U.S.  Other Operating Expenses are expected to be approximately 20% of the normal run rate during the Wind Down.  Professional Fees during the Wind Down period include reserves for the Trustee (3% of Liquidation Proceeds), Trustee’s counsel, a financial advisor or an accountant, and a liquidator.

6 Secured Claims  The First Lien Loans assumes a fully drawn facility inclusive of Letters of Credit and includes the Refinancing Accommodation Fee pursuant to the Existing First Lien Credit Documents.  The DIP Term Facility assumes a full draw of $77.7 million, which includes DIP fees (including the Exit Premium) and interest.  The Existing Second Lien Notes include $355 million of principal plus approximately $15.2 million of accrued and unpaid interest as of the petition date. Priority / Administrative Claims  503(b)(9) claims illustrated in the Liquidation Analysis include those priority liabilities not paid pursuant to the DIP Budget.  Post-Petition Administrative claims include post-petition projected trade accounts payable at the Liquidation Date.  Employee claims include WARN Act related claims offset by the Post-Trigger Carve- Out and Accrued Employee Benefit reserve; paid time off (“PTO”) and other benefits payable to all Debtor employees within the statutory Priority cap are also included. There are certain defenses to WARN Act obligations in a chapter 7 context, including the “liquidating fiduciary exception,” but such defenses have not been taken into account. Unsecured Claims  Accounts payable includes estimated amounts of liabilities subject to compromise.  Other miscellaneous claims represents estimated undetermined liabilities.  Aircraft lease rejection claims are based on estimated remaining lease payments plus other damage claims related to breach of the lease agreements, including return conditions.  Facilities lease rejections claims are calculated based on the statutory 502(b)(6) formula.  Legal and environmental claims are estimates for pending litigation against the Debtors. Other Claims  The Liquidation Analysis does not include estimates for the tax consequences that may be triggered upon the liquidation and sale events of Assets.  For this analysis intercompany claims have been excluded and are assumed to be subordinated to General Unsecured Claims.

7

1 EXHIBIT 6 TO THE DISCLOSURE STATEMENT FINANCIAL PROJECTIONS

2 The prospective financial information included in this Disclosure Statement has been prepared by, and is the responsibility of, the Debtors’ management team (“Management”). No independent auditors have examined, compiled or performed any procedures with respect to the accompanying prospective financial information. The Debtors do not, as a matter of course, publish their business plans, budgets or strategies or disclose projections or forecasts of their anticipated financial positions, results of operations or cash flows. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans, budgets, strategies, projections or forecasts of their anticipated financial positions, results of operations or cash flows to holders of Claims or Interests prior to the Effective Date or to include such information in documents required to be filed with the SEC or otherwise make such information publicly available. The assumptions, projections and other financial information contained in this section contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Debtors believe that the Plan meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the planning and development of a plan of reorganization and for the purposes of determining whether such plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. Management, with the assistance of their advisors, has prepared financial projections (the “Financial Projections”) for the fiscal years 2017 through 2019 (the “Projection Period”). The Financial Projections are based on a number of assumptions made by Management and their advisors with respect to the potential future performance of the Reorganized Debtors’ operations assuming the consummation of the Plan. The Financial Projections are presented on a consolidated basis, including estimates of operating results for Debtor entities and Foreign Affiliates combined. The Financial Projections will assist each holder of a Claim or Interest in the Debtors to determine whether to vote to accept or to reject the Plan. In general, as illustrated by the Financial Projections, the reduction of debt on the Debtors’ balance sheet will substantially reduce future interest expense and in combination with aircraft lease savings, will improve future cash flows. Based on the Financial Projections, the Debtors should have sufficient cash flow to pay and service their post-restructuring debt obligations, including the New First Lien Credit Facility and the New Second Lien Credit Facility, and to operate their business. The Debtors believe that the Confirmation Date and Effective Date are not likely to be followed by either the liquidation or the further reorganization of the Reorganized Debtors. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirements of section 1129(a)(11) of the Bankruptcy Code. THESE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC OR GUIDELINES

3 ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION. THE PROJECTED BALANCE SHEETS DO NOT REFLECT THE IMPACT OF FRESH START ACCOUNTING, WHICH COULD RESULT IN A MATERIAL CHANGE TO ANY OF THE PROJECTED VALUES. ALTHOUGH MANAGEMENT HAS PREPARED THE FINANCIAL PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, IT IS IMPORTANT TO NOTE THAT THE DEBTORS AND THE REORGANIZED DEBTORS CAN PROVIDE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN SECTION X OF THE DISCLOSURE STATEMENT, A VARIETY OF RISK FACTORS COULD AFFECT THE REORGANIZED DEBTORS’ FINANCIAL RESULTS AND MUST BE CONSIDERED. ACCORDINGLY, THE FINANCIAL PROJECTIONS SHOULD BE REVIEWED IN CONJUNCTION WITH A REVIEW OF THE RISK FACTORS SET FORTH IN SECTION XIV OF THE DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES, AND ANY RESULTING CHANGES TO THE FINANCIAL PROJECTIONS COULD BE MATERIAL. 1. General Assumptions Presentation: The Financial Projections are presented on a consolidated basis, including estimates of operating results for Debtor entities and Foreign Affiliates, combined. Accounting Policies: The Financial Projections may not reflect all of the adjustments necessary to implement fresh-start accounting pursuant to Accounting Standards Certification 852-10, as issued by the Financial Accounting Standards Board. Methodology: Key personnel from all of the Debtors’ various business functions provided input in the development of the Financial Projections. The Financial Projections were developed on a segment-by-segment basis and are based on a review of the current contracted status of the Debtors’ fleet, as well as recent contract wins and assessments by the Debtors of the potential for future contract wins from a pipeline of known opportunities worldwide. Fleet composition projections were developed based on projected revenue activity levels as well as the status of negotiations with lessors and contemplated aircraft acquisitions. The MRO activity level was evaluated based on the known fleet type and age of existing customers as well as the potential for market share gains. Gross margins were estimated based on historical trends for contracts with existing customers and targeted contribution margins for new contracts. In addition capital expenditures were projected based on maintenance capital expenditure requirements by aircraft as well as growth capital expenditures required to service new contract wins. Plan Consummation: The Financial Projections assume that the Plan will be confirmed or consummated on or about March 31, 2017.

4 2. Assumptions With Respect to the Projected Income Statement Revenues: Revenues in the Financial Projections are generated on a per aircraft basis based on aircraft servicing existing contracts, recent contract wins expect to commence during fiscal 2017, and future contract opportunities. In addition, the Debtors generate revenue through their MRO activities. In fiscal year 2017, the Debtors anticipate completing the sale of an aircrane to an international buyer. Cost of revenues: Cost of revenues are projected based on historical operating costs (adjusted for cost reduction efforts). These costs include maintenance, fuel, venue, pilots, mechanics, mobilization and costs related to the build of an Aircrane. General and administrative: General and administrative costs (“G&A”) are primarily comprised of labor costs and other expenses associated with the Debtors’ corporate overhead. The amount of G&A is based on historical G&A costs, adjusted for cost reduction efforts. These costs include segment support costs and global support costs. Research and development: Research and development costs (“R&D”) are primarily comprised of wages, benefits and travel costs associated with the Debtors’ engineering employees and fees paid to contractors, consultants and materials needed to support research and development efforts. Projected amounts are based on historic R&D costs, adjusted for cost reduction efforts. Selling and Marketing: Selling and marketing costs (“S&M”) consist of expenses for sales and marketing employees, as well as expenses for trade shows, customers demonstrations and public relations. Projected amounts are based on historic S&M costs, adjusted for cost reduction efforts. Depreciation and amortization: Depreciation and amortization reflects the anticipated depreciation and amortization of the Debtors’ fleet and aircraft components, based on current net book values. Interest expense: Interest expense is forecasted based on the capital structure at emergence. Income tax expense: Income tax expense is projected based on the jurisdictional mix of the Debtors’ projected revenue. 3. Assumptions with Respect to the Projected Balance Sheet and Projected Statement of Cash Flows Pro forma adjustments related to emergence: The December 31, 2017 balance sheet reflects certain adjustments related to the Debtors’ emergence from chapter 11 in accordance with the terms of the Plan. These adjustments primarily relate to (i) the repayment of the Existing First Lien Credit Facility and the DIP Revolving Facility, (ii) a partial equitization of the DIP Term Loan Facility, (iii) an exchange of the remaining DIP Term Loan Facility for the New Second Lien Credit Facility, (iv) a full equitization of the Debtors’ Existing Second Lien Secured Notes, (v) the extinguishment of the Seller Notes and the Promissory Note, and (vi) the Rights Offering.

5 The New First Lien Credit Facility, the New Second Lien Credit Facility and the Rights Offering, as contemplated in the Plan, are reflected on the balance sheet. In addition, the Financial Projections reflect assumptions with respect to the terms of the New First Lien Credit Facility, as the terms of those facilities have not been finalized, and remain subject to ongoing discussion and negotiation among the parties. Changes in net working capital: Working Capital assumptions are based on the estimated days sales outstanding and historical days payable as well as on the historical levels of prepaid and other current assets and current liabilities. Other cash and noncash items, net: Consists of foreign taxes paid in cash as well as interest on the New Second Lien Credit Facility that is paid in kind. Purchases of aircraft, property, plant and equipment: Projections for purchase of aircraft, property, plant and equipment consist of maintenance capital expenditure requirements by aircraft as well as growth capital expenditures required to service new contract wins. New first lien credit facility borrowings (payments): Reflects the repayment of the Existing First Lien Credit Facility and the DIP Revolving Facility at emergence net of subsequent borrowings under the New First Lien Credit Facility to fund the emergence and to maintain $2 million of cash to satisfy daily operating requirements.

6 CONSOLIDATED STATEMENTS OF OPERATIONS ($ in millions) Fiscal Year Ending December 31, 2017P 2018P 2019P Revenue 250$ 236$ 261$ Costs of revenues 209 199 220 Gross profit 41 37 41 Operating expenses: General and administrative 19 20 20 Research and development 3 3 3 Selling and marketing 6 6 7 Total operating expenses 28 29 30 Operating income 13 7 11 Interest expense 13 15 16 Other income 1 0 0 Net loss before income taxes 0 (7) (5) Income tax expense 0 0 0 Net Loss 0 (7) (5) Reconciliation of Net Income to EBITDA: Net loss 0$ (7)$ (5)$ Interest expense 13 15 16 Income tax expense 0 0 0 Bankruptcy costs (1) 0 0 Depreciation and amortization 34 35 39 EBITDA 47$ 43$ 50$ Projections include both Debtor entities and Foreign Affiliates.

7 CONSOLIDATED BALANCE SHEETS ($ in millions) As Of December 31, 2017P 2018P 2019P ASSETS Current assets: Cash and cash equivalents 2$ 2$ 2$ Accounts receivable, net 40 40 41 Prepaid expenses and other current assets 6 7 7 Total current assets 48 49 50 Aircraft support parts, net 160 157 155 Aircraft, net 156 151 144 Property plant and equipment, net 33 33 32 Goodwill 174 174 174 Other long-term assets 11 11 11 Total assets 582$ 574$ 567$ LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: Accounts payable 9$ 8$ 9$ Accrued and other current liabilities 3 4 5 Total current liabilities 12 13 15 New first lien credit facility 75 68 56 New second lien credit facility 51 61 72 Capital leases 7 6 5 Total liabilities 145 147 147 Shareholders' equity: Total shareholders' equity 437 427 420 Total liabilities & shareholders' equity 582$ 574$ 567$ Projections include both Debtor entities and Foreign Affiliates.

8 CONSOLIDATED STATEMENTS OF CASH FLOWS ($ in millions) Fiscal Year Ending December 31, 2017P 2018P 2019P Cash flows from operating activities: Net loss 0$ (7)$ (5)$ Depreciation and amortization 34 35 39 Other cash and noncash items, net 4 7 8 Changes in net working capital 3 (0) 0 Net cash used in operating activities 41 35 43 Cash flow from investing activities: Purchases of aircraft, property plant and equipment (36) (29) (32) (Increase) decrease in aircraft parts 10 3 3 Net cash provided used in investing activities (26) (27) (30) Cash flow from financing activities: New first lien credit facility borrowings (payments) (14) (7) (12) Capital lease payments (1) (1) (1) Net cash provided by financing activities (15) (8) (13) Change in cash 0$ 0$ 0$ Projections include both Debtor entities and Foreign Affiliates.

1 EXHIBIT 7 TO THE DISCLOSURE STATEMENT VALUATION ANALYSIS

2 VALUATION ANALYSIS The Debtors have been advised by Imperial Capital, LLC ("Imperial"), their investment banker, with respect to the reorganization value of reorganized Erickson Incorporated on a going concern basis. Solely for purposes of the Plan, the estimated range of a reorganization value of the Reorganized Debtors was assumed to be approximately $180 million to $230 million (with a midpoint estimate of approximately $205 million) as of an assumed Effective Date of March 31, 2017. Imperial's estimate of a range of reorganization values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan. Pursuant to the terms of the Backstop Agreement, the Backstop Parties will backstop the Rights Offering at a reorganization value within the range of $190 million to $200 million, excluding proceeds of the Rights Offering, which is within the range of reorganization values estimated by Imperial THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF MARCH 31, 2017, REFLECTS WORK PERFORMED BY IMPERIAL ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF THE DEBTORS AVAILABLE TO IMPERIAL AS OF JANUARY 10, 2017. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT IMPERIAL'S CONCLUSIONS, IMPERIAL DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE. In providing the foregoing estimate of the reorganization value of the Reorganized Debtors, Imperial based their estimate on a number of assumptions, including a successful reorganization of the Debtors’ business and finances in a timely manner, the implementation of the Reorganized the Debtors’ business plan, the achievement of the forecasts reflected in the business plan, access to adequate exit financing, the leadership of the management team, market conditions as of January 10, 2017 continuing through the assumed Effective Date of March 31, 2017, no material adverse change to the economy, civil and governmental aviation industry demand rates, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein. With respect to the business plan financial projections prepared by the management of the Debtors and included as EXHIBIT 6 to the Disclosure Statement, Imperial assumed that such projections have been reasonably prepared in good faith and on a basis reflecting the best, currently available estimates and judgments of the Debtors as to the future operating and financial performance of the Reorganized Debtors. Imperial's estimate of a range of reorganization values assumes that operating results projected by the Debtors will be achieved by the Reorganized Debtors in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of the Debtors are materially better than the recent historical results of operations of the Debtors. As a result, to the extent that the estimate of enterprise values is dependent upon the Reorganized Debtors performing at the levels set forth in the projections, such analysis must be considered

3 speculative. If the business performs at levels below those set forth in the projections, such performance may have a material impact on the projections and on the estimated range of values derived therefrom. The business plan and the valuation are subject to certain risks including global economic growth and its effect on the global aviation market, civil and governmental aviation industry demand rates, operational challenges, tax risks and other risks as discussed in the general assumptions describing the business plan. IN ESTIMATING THE RANGE OF THE REORGANIZATION VALUE AND EQUITY VALUE OF THE REORGANIZED DEBTORS, IMPERIAL (I) REVIEWED CERTAIN HISTORICAL FINANCIAL INFORMATION OF THE DEBTORS; (II) REVIEWED CERTAIN INTERNAL FINANCIAL AND OPERATING DATA OF THE DEBTORS, INCLUDING THE PROJECTED FINANCIAL INFORMATION, WHICH WAS PREPARED AND PROVIDED TO IMPERIAL BY THE DEBTORS' MANAGEMENT AND WHICH RELATE TO THE DEBTORS' BUSINESS AND ITS PROSPECTS; (III) MET WITH CERTAIN MEMBERS OF SENIOR MANAGEMENT OF THE DEBTORS TO DISCUSS DEBTORS' OPERATIONS AND FUTURE PROSPECTS ; (IV) REVIEWED PUBLICLY AVAILABLE FINANCIAL DATA AND CONSIDERED THE MARKET VALUE OF PUBLIC COMPANIES THAT IMPERIAL DEEMED GENERALLY COMPARABLE TO THE OPERATING BUSINESS OF THE DEBTORS; (V) CONSIDERED CERTAIN ECONOMIC AND INDUSTRY INFORMATION RELEVANT TO THE OPERATING BUSINESS; AND (VI) CONDUCTED SUCH OTHER STUDIES, ANALYSIS, INQUIRIES, AND INVESTIGATIONS AS IT DEEMED APPROPRIATE. ALTHOUGH IMPERIAL CONDUCTED A REVIEW AND ANALYSIS OF THE DEBTORS' BUSINESS, OPERATING ASSETS AND LIABILITIES AND THE DEBTORS' BUSINESS PLAN, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY THE DEBTORS, AS WELL AS PUBLICLY AVAILABLE INFORMATION. IN ADDITION, IMPERIAL DID NOT INDEPENDENTLY VERIFY MANAGEMENT'S PROJECTIONS IN THE BUSINESS PLAN IN CONNECTION WITH IMPERIAL'S ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF DEBTORS WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH. ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE. IN THE CASE OF THE REORGANIZED DEBTORS, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY IMPERIAL REPRESENT THE HYPOTHETICAL REORGANIZATION VALUE OF THE REORGANIZED DEBTORS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION VALUE OF THE REORGANIZED DEBTORS THROUGH THE APPLICATION OF VARIOUS VALUATION

4 TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN. THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF THE REORGANIZED DEBTORS SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER THE DEBTORS, IMPERIAL, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG- TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES. Valuation Methodology: Imperial performed a variety of analyses and considered a variety of factors in preparing the valuations of the Reorganized Debtors. While several generally accepted valuation techniques for estimating the Debtors’ enterprise values were used, Imperial primarily relied on two methodologies: comparable public company analysis and discounted cash flow analysis. Imperial also considered precedent transactions; however, it was determined that there were not enough transactions involving companies comparable to Erickson within a reasonable time period to make this valuation approach relevant to an estimate of the Debtor’s enterprise value. In addition, there are challenges in the application of precedent transactions analysis due to the absence of a useful and reliable last twelve months (“LTM”) and projected performance. As such, precedent transactions were not relied upon. Imperial's valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analysis as a whole, could create a misleading or incomplete conclusion as to the Debtors’ enterprise values. In preparing its valuation estimate, Imperial performed a variety of analyses and considered a variety of factors, some of which are described herein. The following summary does not purport to be a complete description of the analyses and factors undertaken to support Imperial's conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the

5 application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized. Comparable Public Company Analysis: A comparable public company analysis estimates value based on a comparison of the target company's financial statistics with the financial statistics of public companies that are similar to the target company. It establishes a benchmark for valuation by deriving the value of "comparable" businesses, standardized using various measures of financial and operating statistics. Based on this analysis, financial multiples and ratios are calculated to gauge each company's relative performance and valuation, most commonly EBITDA and EBITDAR. A factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies generally include, among other relevant characteristics, similar lines of businesses, business risks, target market segments, growth prospects, maturity of businesses, market presence, size and scale of operations. The selection of truly comparable companies is often difficult and subject to interpretation; however, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value. In performing the Comparable Public Company Analysis, the following publicly traded companies deemed generally comparable to the Debtors in certain of the factors described above, were selected: HNZ Group Inc., CHC Group Ltd., Air Methods Corporation, Abu Dhabi Aviation, Era Group Inc., Bristow Group Inc., PHI, Inc., Cobham plc, Spirit AeroSystems Holdings Inc., MTU Aero Engines AG, HEICO Corporation, KLX Inc., Kaman Corporation, Hong Kong Aircraft Engineering Company Limited, AAR Corp., Magellan Aerospace Corporation, Jamco Corp., CPI Aerostructures, Inc., and TAT Technologies, Ltd. Discounted Cash Flow Analysis: The discounted cash flow ("DCF") valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to the Debtors. The expected future cash flows have two components: the present value of the projected unlevered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections). Imperial's discounted cash flow valuation is based on the business plan's projections. Imperial discounted the projected cash flows and terminal value using an estimated weighted average cost of capital. Imperial calculated the terminal value of using both the comparable company analysis and the perpetuity growth method.

6 THE ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DETERMINED BY IMPERIAL REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED HOLDINGS ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST- REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR THE REORGANIZED DEBTORS ASSOCIATED WITH IMPERIAL'S VALUATION ANALYSIS.

1 EXHIBIT 8 TO THE DISCLOSURE STATEMENT RECOVERY ANALYSIS

2 Recovery Analysis DIP Revolving Facility Claims, DIP Term Facility Claims, and Existing First Lien Credit Facility Claims: Pursuant to the terms of the DIP Revolving Facility and the DIP Term Facility, the Debtors are required to repay in full at emergence amounts outstanding under the Existing First Lien Credit Agreement, the DIP Revolving Facility and the DIP Term Facility, which are collectively estimated to total approximately $185 million at emergence (including approximately $5 million in letters of credit). In addition, the Debtors estimate that approximately $12 million to $13 million of additional costs and cash requirements will need to be funded to emerge from bankruptcy.26 The $197 million to $198 million needed to satisfy the DIP Revolving Facility Claims, the DIP Term Facility Claims, and the Existing First Lien Credit Facility Claims will be provided through (i) the New First Lien Credit Facility, (ii) the New Second Lien Credit Facility and the DIP Equity Distribution; and (iii) the Rights Offering.  New First Lien Credit Facility: the Debtors are currently soliciting proposals for a New First Lien Credit Facility in a maximum amount of $150 million. At emergence, the Debtors expect to borrow approximately $100 million (including $5 million in letters of credit) under the New First Lien Credit Facility.  New Second Lien Credit Facility and DIP Equity Distribution: The DIP Term Facility Lenders have agreed to accept a combination of (i) the New Second Lien Credit Facility and (ii) New Common Stock in Reorganized Erickson in full satisfaction of the approximately $70 million outstanding balance under the DIP Term Facility.  Rights Offering: The Debtors have proposed to offer Rights to each holder of an Allowed Existing Second Lien Claim that is an Eligible Offeree to participate in $20.0 million to $30.0 million Rights Offering. Existing Second Lien Secured Claims: On the Effective Date, except to the extent that a holder of an Allowed Class 5 Existing Second Lien Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Existing Second Lien Secured Claim, each holder of an Allowed Class 5 Claim shall receive its Pro Rata share of the Second Lien Equity Distribution; provided, that if Class 5 votes to reject the Plan, the entire 26 The actual amount of the Debtors’ Cash needs at emergence will vary between the date hereof and Effective Date based on the amount of the Debtors’ Cash available at emergence, the size of the New First Lien Credit Facility, and the amount of the Rights Offering.

3 amount of Allowed Existing Second Lien Claims shall be deemed to be Allowed Existing Second Lien Deficiency Claims and treated as Claims in Class 6.27 The value of the Second Lien Equity Distribution is dependent, in part, on the form of the Rights Offering and the DIP Equity Distribution. Through the Rights Offering, Eligible Offerees shall be allocated Rights to acquire their Pro Rata share of (1) $20 million of shares of New Common Stock (at a ten percent (10%) discount to Plan Equity Value) and, (2) up to $10 million of a mix of shares of New Common Stock (at the same discount to Plan Equity Value) and New Second Lien Loans issued under the Second Lien Credit Facility as determined by the Requisite Investors under the Backstop Agreement and the Debtors. Accordingly, the amount of the Rights Offering will range from $20 million to $30 million. The Backstop Parties have agreed to backstop the Rights Offering at a total enterprise value range of $190 million to $200 million, which value excludes proceeds from the Rights Offering. In lieu of repayment in full with cash, the Required Initial Lenders (as defined in the DIP Term Facility Credit Agreement) have agreed to receive their Pro Rata share of (1) a portion of the New Second Lien Credit Facility, and (2) the DIP Equity Distribution. The amount of Allowed DIP Term Facility Claims that is converted into the New Second Lien Credit Facility can range from $40 million up to the full amount of Allowed DIP Term Facility Claims (approximately $70 million). Accordingly, the amount of DIP Equity Distribution received will be adjusted such that when combined with the amount of New Second Lien Credit Facility distributed to holders of Allowed DIP Term Facility Claims, such Allowed DIP Term Facility Claims will be paid in full. Due to the range of potential outcomes, including the size of the Rights Offering, the amount of the New Second Lien Credit Facility, the DIP Equity Distribution and other factors described above, the Debtors have estimated potential “low” and “high” recoveries for holders of Allowed Existing Second Lien Secured Claims based on high and low recovery scenarios. The low recovery scenario is based on a $30 million Rights Offering (all in New Common Stock) and $40 million of the Allowed DIP Term Facility Claims converted into the New Second Lien Credit Facility with the balance of the Allowed DIP Term Facility Claims paid pursuant to the DIP Equity Distribution. In this case, the estimated value of the Second Lien Equity Distribution is $4,885,262 million representing a 1.32% recovery based on $370.2 million in Allowed Class 5 Existing Second Lien Secured Claims. The high recovery scenario is based on a $20 million Rights Offering and all of the Allowed DIP Term Facility Claims (approximately $70 million) converted into the New Second Lien Credit Facility. In this case, the estimated value of the Second Lien Equity is $23,267,307 representing a 6.28% recovery based on $370.2 million in Allowed Class 5 Existing Second Lien Secured Claims. 27 This recovery analysis assumes that Class 5 votes to accept the Plan. To the extent that Class 5 votes to reject the Plan, and accordingly, Existing Second Lien Claims are treated as Existing Second Lien Deficiency Claims in their entirety, holders of Class 5 Existing Second Lien Secured Claims will receive a lower recovery than reflected herein.

4 The following table illustrates these recovery scenarios: Low Case High Case Pre-Money Total Enterprise Value [A] $190,000,000 $200,000,000 Rights Offering Amount [B] $30,000,000 $20,000,000 Amount of New Second Lien Credit Facility [C] $40,000,000 $69,779,036 Amount of New First Lien Credit Facility and Capital Leases [D] $101,919,538 Reorganized Equity Value [E] = ([A]+[B]-[C]-[D]) $78,080,462 $48,301,426 Total Allowed Existing Second Lien Secured Claims [F] $370,213,229 Value Attributable to Second Lien Equity Distribution [G] $4,885,262 $23,267,307 Recovery to Existing Second Lien Secured Claims [H] = ([G] / [F]) 1.32% 6.28% Existing Second Lien Deficiency Claim [I] = ([F] - [G]) $365,327,967 $346,945,922 The following table illustrates the range of estimated allocations of New Common Stock based on the low andand high cases described above. Under the Plan, the Debtors will file an updated Equity Dilution Table as a Plan Supplement document based on a final determination of the size of the Rights Offering and the amount of the DIP Term Facility Claims that convert into the New Second Lien Credit Facility.

5 Allocation of Reorganized Equity Ownership Low Case High Case Equity Rights Offering (including Put Premium) 43.5% 46.8% DIP Term Loan (attributable to portion repaid with Common Stock) 45.3% - % Existing Second Lien Secured Claims 6.3% 48.2% Management Incentive Plan 5.0% 5.0% Total 100.0% 100.0% For comparative purposes, the table below illustrates the estimated value of the Second Lien Equity Distribution and the recovery to Existing Second Lien Secured Claims based on Imperial’s total enterprise value range of $180 million to $230 million. Values and recoveries are shown under both the low and high cases described above. General Unsecured Claims: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each General Unsecured Claim, each holder of an Allowed Class 6 Claim shall receive its Pro Rata share of the Litigation Trust Interests. The Litigation Trust Assets consist of (a) the Litigation Trust Causes of Action, (b) the Litigation Trust Funding Amount, and (c) Preference Causes of Action. The only portion of the Litigation Trust Assets for which Class 5 Equity Distribution Value Range Implied by Imperial Total Enterprise Value Range Imperial Total Enterprise Value Range $180 million $230 million High Case: $20mm Rights Offering & $70mm New Second Lien Credit Facility Equity Distribution Value Range $13,633,096 $37,718,624 Recovery Range 3.68% 10.19% Low Case: $30mm Rights Offering & $40mm New Second Lien Credit Facility Equity Distribution Value Range $4,259,592 $7,387,943 Recovery Range 1.15% 2.00%

6 the Debtors can provide a preliminary estimate of value is the Preference Causes of Action. The value of the remaining Litigation Trust Causes of Action are not yet determined. Section IX.A of the Disclosure Statement provides an estimate of the value of the Preference Causes of Action within a range of $550,000 to $2,000,000 (gross, before costs of prosecution). With the assistance of their Professionals, the Debtors have undertaken a preliminary estimate of potential Class 6 General Unsecured Claims. The Debtors estimate that the amount of Class 6 General Unsecured Claims other than Existing Second Lien Deficiency Claims will total between $105 million to $155 million. This amount includes unpaid trade payables, rejection damage Claims under aircraft and other leases, litigation Claims, unsecured notes, and various other Unsecured Claims. This estimate is preliminary because the Bar Date has not yet occurred, and there has not been a significant number of Proofs of Claim on file as of the date hereof. The Debtors’ estimate of Class 6 General Unsecured Claims is substantially greater than the $33.5 million in scheduled General Unsecured Claims, as shown in Article V.B. of the Disclosure Statement, because the scheduled amount of General Unsecured Claims does not include lease rejection damages, prepetition invoices received after the Schedules of Assets and Liabilities were filed, estimates of prepetition invoices that the Debtors expect to receive, or estimates of Claims related to unresolved litigation. In addition, the Second Lien Deficiency Claim will fluctuate based on recoveries on account of the Class 5 Existing Second Lien Secured Claim. Therefore this estimate is provided for illustrative purposes only to indicate how recoveries to Class 6 General Unsecured Claims are calculated. The Existing Second Lien Deficiency Claim has been estimated in a range based on the high and low recovery cases above. As shown in the tables below, the Debtors have estimated the recoveries for Allowed Class 6 Claims based on two scenarios: (i) Class 5 accepting the Plan, and (ii) Class 5 rejecting the Plan. To the extent that Class 5 votes to reject the Plan, Existing Second Lien Claims are treated as Existing Second Lien Deficiency Claims in their entirety. If Class 5 votes to accept the Plan, then the estimated recovery on Allowed Class 6 Claims is .11% in the low case, and .44% in the high case. If Class 5 votes to reject the Plan, then the estimated recovery on Allowed Class 6 Claims is .10% in the low case, and .42% in the high case.

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